As filed with the Securities and Exchange Commission on July 25, 2008

File No. 333-148631

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GRAIL INVESTMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	33-1195088
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

767 Third Avenue, 21st Floor

New York, New York 10017

(212) 676-5525

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Siciliano

President and Chief Executive Officer

767 Third Avenue, 21st Floor

New York, New York 10017

(212) 676-5525

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas J. Friedmann, Esq. William J. Tuttle, Esq. Dechert LLP 1775 I Street, N.W. Washington, D.C. 20006 (202) 261-3300 (202) 261-3333—Facsimile	Deanna L. Kirkpatrick, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000 (212) 450-3800—Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security being Registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(4)
Units, each consisting of one Warrant and one Subunit(2)	23,000,000 Units	$10.00	$230,000,000	$9,039.00
Subunits, each consisting of one share of Common Stock, $0.0001 par value, and one Contingent Value Right	23,000,000 Subunits	—	—	—	(3)
Warrants included as part of the Units	23,000,000 Warrants	—	—	—	(3)
Shares of Common Stock included as part of the Subunits	23,000,000 Shares	—	—	—	(3)
Contingent Value Rights included as part of the Subunits	23,000,000 Contingent Value Rights	—	—	—	(3)
Maximum number of shares of Common Stock issuable upon exchange of the Contingent Value Rights	2,225,807	—	—	—	(5)
Total			$230,000,000	$9,039.00

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,000,000 Units, 3,000,000 Subunits and 3,000,000 Warrants underlying such Units and 3,000,000 shares of Common Stock and 3,000,000 CVRs underlying such Subunits which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g).
(4)	The registration fee was paid previously.
(5)	No additional consideration will be received for the common stock issuable upon settlement of the CVRs and therefore no registration fee is required pursuant to Rule 457(i).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION,                     , 2008

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

$200,000,000

Grail Investment Corp.

20,000,000 Units

Grail Investment Corp. is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar transaction, including a joint venture or obtaining a majority interest through contractual arrangements, with an existing business in the financial services industry (excluding depository institutions). We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration, and we have not, nor has anyone on our behalf, contacted, or been contacted by, any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. We are offering 20,000,000 units. Each unit that we are offering has a price of $10.00 and consists of one warrant and one subunit. Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our completion of a business combination and                     , 2009 [one year from the date of this prospectus], and will expire on                     , 2012 [four years from the date of this prospectus], or earlier upon redemption. Each subunit consists of one share of our common stock and one contingent value right, or CVR, which entitles the holder to receive shares of our common stock or, at our election, cash in either case if the arithmetic average of the daily volume weighted average price of our common stock for the twenty days following the one year anniversary of the consummation of our initial business combination is less than $11.00 per share, as described more fully in this prospectus. The share of common stock and the CVR comprising each subunit will not be separable, and will trade only as a subunit, until the open of trading on the fourth trading day after we consummate our initial business combination. If we consummate our initial business combination, each subunit will automatically separate into one share of common stock and one CVR and the subunits will cease trading at the open of trading on the fourth trading day after we consummate our initial business combination. Consequently, at that time each unit will consist of one share of common stock, one warrant and one CVR, each of which may be traded separately.

We have granted Lazard Capital Markets LLC, the representative of the underwriters, a 45-day option to purchase up to 3,000,000 units (over and above the 20,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution.

Grail Chalice SPAC Holdings LLC, or Grail Chalice SPAC Holdings, a Delaware limited liability company formed for the purposes of investing in our company and an affiliate of Grail Partners LLC, or Grail Partners, and The Chalice Fund, L.P., or Chalice, has committed to purchase from us an aggregate of 6,000,000 warrants at $1.00 per warrant (for a total purchase price of $6,000,000) using its own funds. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the private placement of these warrants, which we refer to as insider warrants, will be placed in the trust account described below. The insider warrants to be purchased by Grail Chalice SPAC Holdings will be identical to the warrants underlying the units being offered by this prospectus except that, so long as they are still held by Grail Chalice SPAC Holdings or its permitted transferees, the insider warrants (i) may be exercised on a cashless basis and (ii) will not be redeemable by us. Grail Chalice SPAC Holdings has agreed that the insider warrants will not be sold or transferred by it (except in certain cases) until the later of                     , 2009 [one year from the date of this prospectus] and 90 days after the consummation of our business combination.

There is presently no public market for our units, subunits, common stock, warrants or CVRs. We have applied to have the units listed on the American Stock Exchange under the symbol GPL.U on or promptly after the date of this prospectus. The warrants and subunits comprising the units will begin trading on the 90th day following the date of this prospectus unless Lazard Capital Markets LLC determines that an earlier date is acceptable as described herein. Assuming that the units are listed on the American Stock Exchange, once the securities comprising the units begin separate trading, the warrants and subunits will be listed on the American Stock Exchange under the symbols GPL.WS and GPL.U.S, respectively. Upon separation of the subunits, our shares of common stock and CVRs are expected to trade on the American Stock Exchange under the symbols GPL and GPL.    , respectively. We cannot assure you that our securities will be listed and, if listed, that our securities will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 24 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us
Per unit	$10.00	$0.70	$9.30
Total	$200,000,000	$14,000,000	$186,000,000

(1)	Includes $0.30 per unit, or $6,000,000 in the aggregate (or $6,900,000 if the over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Such funds will be released to the underwriters only upon completion of an initial business combination as described in this prospectus.

Of the proceeds of this offering and the sale of the insider warrants, $197,295,000, including $6,000,000 in deferred underwriting discounts and commissions, or approximately $9.86 per unit sold to the public in this offering (or $226,095,000, or approximately $9.83 per unit, if the over-allotment option is exercised in full), will be placed in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. These funds will not be released to us until the earlier of the completion of a business combination and our liquidation, as described in this prospectus.

We are offering the units for sale on a firm-commitment basis. Lazard Capital Markets LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about , 2008.

LAZARD CAPITAL MARKETS

                    , 2008

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of the securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless the context otherwise requires:

•	references to “we,” “us” or “our company” refer to Grail Investment Corp.;

•	“Chalice” refers to The Chalice Fund, L.P., a fund sponsored by, and affiliated with, Grail Partners;

•

“founding stockholders” refers to all of our stockholders prior to this offering, who consist of Grail Chalice SPAC Holdings, Peter L. Clark, Michael E. Fisher, Steven M. Gluckstern and William J. Raver;

•

“Grail Chalice SPAC Holdings” refers to Grail Chalice SPAC Holdings LLC, a Delaware limited liability company owned 49% by each of Grail Partners and Chalice and 2% by Mr. J. Clarke Gray, our Chief Financial Officer, and formed for the purposes of investing in our company;

•	“Grail Partners” refers to Grail Partners LLC, a Delaware limited liability company;

•

“initial shares” refers to the 5,750,000 shares of common stock that Grail Chalice SPAC Holdings originally purchased from us for $25,000 on December 28, 2007 less the 1,691,176 shares forfeited to us by Grail Chalice SPAC Holdings on May 23, 2008;

•	“insider warrants” refers to the 6,000,000 warrants we are selling privately to Grail Chalice SPAC Holdings simultaneously with consummation of this offering;

•

the term “public stockholders” means the holders of the subunits that are being sold as part of the units in this public offering (whether they are purchased in the public offering or in the aftermarket), including any of our founding stockholders to the extent that they purchase such subunits; and

•

unless otherwise noted, the information in this prospectus assumes that the representative of the underwriters will not exercise the over-allotment option and that our founding stockholders do not forfeit any initial shares upon settlement of the CVRs.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We intend to apply to have our securities listed on the American Stock Exchange, thereby providing a state blue sky exemption in every state. However, we are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We are a blank check company organized under the laws of the State of Delaware on December 13, 2007. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar transaction, including a joint venture or obtaining a majority interest through contractual arrangements, with an existing business, which we refer to as our initial business combination, in the financial services industry (excluding depository institutions). To date, our efforts have been limited to organizational activities and activities related to this offering. Our efforts in identifying prospective target businesses will not be limited by geography.

We will seek to capitalize on the significant financial services industry experience of our officers and directors, Donald H. Putnam, John C. Siciliano, Darlene T. DeRemer and William M. Parent. These individuals have spent their careers operating, advising and investing in financial services companies. Messrs. Putnam and Siciliano are currently Managing Partners of Grail Partners, a merchant bank focused on providing advisory services to, and investing in, companies in the financial services industry and an affiliate of Grail Chalice SPAC Holdings. Prior to his involvement with Grail Partners, Mr. Putnam co-founded Putnam Lovell NBF Securities Inc. in 1987, where he served as Chief Executive Officer, Vice Chairman and Managing Director in the firm’s investment banking group. Over the past 35 years, Mr. Putnam has participated in numerous transactions, including the sale of PIMCO Advisors LP to the Allianz Group, the sale of RS Investments to Guardian Insurance, and the sale of FrontPoint Partners LLC to Morgan Stanley. Mr. Siciliano previously has served as the Chairman and Chief Executive Officer of publicly-owned BKF Capital Group, Inc. and as head of the global institutional business for Dimensional Fund Advisors, prior to which he was President of the Payden & Rygel Investment Group and co-head of the North American Corporate Finance Division of Dresdner Kleinwort Benson. Ms. DeRemer co-founded Grail Partners in 2005, prior to which she was an investment banker at Putnam Lovell NBF Securities Inc. She has spent the past 29 years as an advisor to the mutual fund industry. Ms. DeRemer advised on Deutsche Bank AG’s sale of its U.S. private client business to Legg Mason, Inc., Scudder Investments Service Co.’s sale of its retirement business to Automatic Data Processing, Inc. and on Legg Mason, Inc.’s integration of its purchase of Citigroup Inc.’s asset management business. Mr. Parent has served as a partner at DLB Capital, LLC, a financial services-focused private equity firm, and as Managing Director and Co-Head of BankBoston Capital Inc., a $380 million middle market buyout group within Bank of America Corporation. During his tenure at BankBoston Capital, Inc., Mr. Parent led a team of seven investment professionals, acted as a lead investor for 16 private equity investments, served on the board of 10 portfolio companies and served as a member of the firm’s investment committee.

Under a letter agreement with Grail Partners, we will have access to the resources of Grail Partners to help us in identifying and consummating an initial business combination. Grail Partners is a merchant bank focused on providing advisory services to, and investing in, companies in the financial services industry. Grail Partners serves as General Partner of Chalice, a crossover private equity fund focused on making equity investments in financial services companies. As of May 31, 2008, Chalice had 11 portfolio companies in various subsectors of the financial services industry, including asset management, financial technology, specialty finance and business services. Investments as of May 31, 2008 consisted of Creighton Capital Management LLC, Education Finance Partners, Inc., United Capital Financial Partners LLC, XShares Group LLC, Munder Capital Management, Hillcrest Asset Management LLC, Offit Capital Advisors LLC, Lumen Advisors, LLC, Merlin Securities, LLC, Integrated Trade Processing Corp. and Financial Crossing, Inc. As of May 31, 2008, Grail Partners had seven partners and employed 10 full-time investment professionals who have over 200 years of collective experience in various roles in the financial services industry, including investing, managing divisions of large companies and entrepreneurial ventures, structuring products, mergers and acquisitions, consulting to large organizations and sales and marketing.

Grail Partners has an extensive network of industry relationships, including with former and current senior executives, portfolio managers at leading asset managers and hedge funds, industry entrepreneurs, consultants and advisors. We believe Grail Partners’ network will provide us access to numerous potential target businesses and could result in us receiving notice of opportunities when such opportunities first become available. We expect that many of these target businesses will fit our investment criteria and that a limited number of parties will have access to such opportunities.

We have identified the following general attributes that we believe are important in evaluating prospective target businesses: exceptional executive management team, defensive oriented business model, competitive edge, clearly articulated culture of merit and established companies with proven track records. We may decide, however, to enter into a business combination with a target business or businesses that does not, or target businesses that do not, possess any or all of these attributes if our officers and directors are presented with an attractive target business and determine it is in the best interests of our company and stockholders to pursue such opportunity.

We do not have any specific business combination under consideration. Our officers and directors have neither individually identified or considered a target business nor have they had any discussions regarding possible target businesses amongst themselves or with our underwriters or other advisors. We have not (nor has anyone acting on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We will have until                     , 2010 [24 months from the date of this prospectus] (or up to 30 months after the date of this prospectus if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months) to consummate an initial business combination. If we are unable to consummate an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $6,000,000, or $6,900,000 if the over-allotment option is exercised in full) at the time of such acquisition, as adjusted to include any amounts previously paid to public stockholders in connection with the exercise of their conversion rights in connection with a vote, if any, to approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months, although this may entail simultaneous acquisitions of several existing businesses. The fair market value of each target business will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow, book value or a combination of these criteria). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, with respect to the satisfaction of such criteria.

We anticipate structuring our initial business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure our initial business combination to acquire less than 100% of such interests or assets of the target business, but we will not acquire less than a controlling interest (which would be at least 50.1% of the voting securities of the target business). If we do not acquire 100% of the equity interests of assets of the target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $6,000,000, or $6,900,000 if the over-allotment option is exercised in full) at the time of such acquisition, as adjusted to include any amounts previously paid to public stockholders in connection with the exercise of their conversion rights in connection with a vote, if any, to extend our corporate existence.

If we decide to acquire several businesses simultaneously and such businesses are owned by different sellers, each of the sellers must agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions. This condition may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple acquisitions, we could also face additional risks, including burdens and costs with respect to multiple negotiations and due diligence investigations (if there are multiple sellers) and the risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single business.

In order to consummate an initial business combination, we may issue a significant amount of debt or equity securities to the sellers of such business or seek to raise additional funds through an offering of debt or equity securities or borrowings under a credit facility. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination except that our amended and restated certificate of incorporation prohibits us from incurring debt for borrowed money from the date hereof until consummation of an initial business combination unless such debt does not require the payment of interest or repayment of principal prior to an initial business combination. If we issue equity securities in order to consummate an initial business combination, our public stockholders could end up owning a minority of the combined company as there is no requirement that our public stockholders own a certain percentage of our company after our initial business combination. Since we have no specific business combination under consideration, we have not entered into any arrangement to incur debt or issue securities at this time (other than those sold pursuant to this offering), and we have no current intention of doing so.

Our executive offices are located at 767 Third Avenue, 21st Floor, New York, New York 10017, and our telephone number is (212) 676-5525.

THE OFFERING

Securities offered	20,000,000 units, at $10.00 per unit, each unit consisting of:

•	one warrant; and

•	one subunit.

Each subunit consists of:

•	one share of common stock; and

•	one contingent value right, or CVR.

The share of common stock and the CVR comprising each subunit will not be separable, and will trade only as a subunit, until the open of trading on the fourth trading day after we consummate our initial business combination. If we consummate our initial business combination, each subunit will automatically separate into one share of common stock and one CVR and the subunits will cease trading at the open of trading on the fourth trading day after we consummate our initial business combination. Consequently, at that time each unit will consist of one share of common stock, one warrant and one CVR, each of which may be traded separately.

Trading commencement and separation of units and subunits(1)	The units will begin trading on or promptly after the date of this prospectus. Each of the warrants and subunits is expected to trade separately on the 90th day after the date of this prospectus unless Lazard Capital Markets determines that an earlier date is acceptable, subject to our having filed the Current Report on Form 8-K and having issued a press release announcing when such separate trading will begin as described below. In no event will Lazard Capital Markets allow separate trading of the warrants and subunits until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issue a press release announcing when such trading will begin.

The units will continue to trade along with the warrants and subunits after the units are separable. Holders will need to have their brokers contact our transfer agent in order to separate the units into warrants and subunits.

Shares currently held by insiders	On December 28, 2007, we issued 5,750,000 shares of our common stock to Grail Chalice SPAC Holdings for an aggregate price of $25,000 in cash, or a purchase price of approximately $0.004 per

(1)	We have applied to have our units, subunits, common stock, warrants and CVRs listed on the American Stock Exchange. Although we cannot assure you that these securities will be listed, and, if listed, that these securities will continue to be listed on the American Stock Exchange, the information in this prospectus assumes that they will be so listed.

share. On January 9, 2008, Grail Chalice SPAC Holdings sold an aggregate of 100,000 shares of common stock to Peter L. Clark, and Michael E. Fisher at the same purchase price it paid for such shares. On February 11, 2008, Grail Chalice SPAC Holdings sold an aggregate of 100,000 shares of common stock to Steven M. Gluckstern and William J. Raver at the same purchase price it paid for such shares. On May 23, 2008, Grail Chalice SPAC Holdings forfeited to us 1,691,176 shares, reducing the number of outstanding initial shares to 4,058,824. The initial shares are identical to the shares underlying the units sold in this offering, except that (i) up to an aggregate of 529,412 initial shares are subject to forfeiture to the extent the over-allotment option is not exercised by the underwriters, (ii) up to an aggregate of 1,935,484 shares are subject to forfeiture upon settlement of the CVRs and (iii) the initial shares are subject to the transfer restrictions and registration rights described in this prospectus. Holders of our initial shares have waived their rights to participate in any liquidation with respect to their initial shares.

Insider warrants	Grail Chalice SPAC Holdings has agreed to purchase 6,000,000 warrants at a price of $1.00 per warrant using its own funds simultaneously with the closing of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that, so long as they are still held by Grail Chalice SPAC Holdings or its permitted transferees, the insider warrants (i) may be exercised on a cashless basis and (ii) will not be redeemable by us. Grail Chalice SPAC Holdings has agreed, pursuant to a written agreement, that the insider warrants will not be sold or transferred by it (except to employees or other affiliates of Grail Partners or to our directors, special advisors or officers at the same cost per warrant originally paid by Grail Chalice SPAC Holdings and provided such transferee agrees to be bound by the same restrictions) until the later of , 2009 [one year from the date of this prospectus] and 90 days after the consummation of our initial business combination. In the event of a liquidation prior to our initial business combination, the insider warrants will expire worthless.

Common stock:

Number outstanding before this offering	4,058,824 shares(2)

Number to be outstanding after this offering	23,529,412 shares(3)

(2)	This number includes an aggregate of up to 529,412 shares of common stock that are subject to forfeiture in whole or in part by our founding stockholders if the over-allotment option is not exercised by the underwriters. Also includes an aggregate of 1,935,484 shares subject to forfeiture upon settlement of the CVRs.

(3)	Assumes the over-allotment option has not been exercised and our founding stockholders have forfeited an aggregate of 529,412 shares of common stock as a result. Assumes no forfeiture of initial shares upon settlement of the CVRs.

Warrants:

Number outstanding before this offering	None

Number to be sold to insiders	6,000,000 warrants

Number to be outstanding after this offering and sale to insiders	26,000,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$7.50

Exercise period	The warrants will become exercisable on the later of:

•	the completion of an initial business combination with a target business, and

•	, 2009 [one year from the date of this prospectus].

However, the warrants held by public stockholders will only be exercisable if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. We have agreed to use our best efforts to have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to such common stock until the warrants expire or are redeemed. The warrants will expire at 5:00 p.m., New York City time, on , 2012 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	At any time while the warrants are exercisable, we may redeem the outstanding warrants (excluding any insider warrants held by Grail Chalice SPAC Holdings or its permitted transferees):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided that we have an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act, covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $14.25 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

Contingent Value Rights:

Number outstanding before this offering	None

Number to be outstanding after this offering	20,000,000

CVR Expiration Date	One year after the consummation of our initial business combination

CVR Consideration	The CVR Consideration will be equal to the product of (a) the lesser of:

•

the amount, if any, by which $11.00 exceeds the arithmetic average of the daily volume weighted average price of our common stock for the 20 trading days following the CVR Expiration Date (the “Stock Price at Expiration”); and

•	$1.25,

and (b) the number of shares of common stock sold in this offering (including any shares issued pursuant to the over-allotment option) multiplied by 0.60, divided by the number of shares of common stock held by public stockholders remaining after our shareholders exercise their conversion rights in connection with the stockholder vote on an extension or consummation of an initial business combination (the “Proration Factor”). Such calculation shall be made to the nearest ten-millionth.

For example, the Proration Factor will be as follows, depending on the number of our public shareholders exercising their conversion rights:

Number of Shareholders Exercising Conversion Rights	% Exercising Conversion Rights	Proration Factor
0	0%	0.6000000
2,000,000	10%	0.6666667
4,000,000	20%	0.7500000
6,000,000	30%	0.8571429
7,999,999	40% less one share	1.0000000

The CVR Consideration shall be zero if the closing price of our common stock equals or exceeds $13.00 per share for any 20 trading days within a 30 trading day period during the first year following consummation of our initial business combination.

Settlement of the CVRs	The CVRs will be exchanged automatically for shares of our common stock or, at our election, cash, promptly following the determination of the CVR Consideration. If we settle the CVRs in shares of our common stock, delivery of the shares upon settlement will be exempt from registration under the Securities Act pursuant to Section 3(a)(9) of such Act. No action on the part of our public stockholders is required to receive the CVR Consideration.

The number of shares issued per CVR upon settlement shall be calculated as the CVR Consideration divided by the greater of (1) the Stock Price at Expiration and (2) $7.75. If we elect to pay cash in lieu of delivering shares, we will pay the CVR Consideration for each CVR.

For example, the number of shares issued per CVR and in aggregate upon settlement will be calculated as follows:

	40% Less One Share Exercise Conversion Rights		0% Exercise Conversion Rights
Stock Price at Expiration	Number of Shares Issued Per CVR	Aggregate Number of Shares Issued	Number of Shares Issued Per CVR	Aggregate Number of Shares Issued
$11.00 or higher	0	0	0	0
$10.00	0.1000000	1,200,000	0.0600000	1,200,000
$9.00	0.1388889	1,666,667	0.0833333	1,666,667
$8.00	0.1562500	1,875,000	0.0937500	1,875,000
$7.75 or lower	0.1612903	1,935,484	0.0967742	1,935,484

Forfeiture of Initial Shares following Settlement of the CVRs	Grail Chalice SPAC Holdings has agreed to forfeit to us a number of initial shares equal to the number of shares issuable upon settlement of the CVRs in shares, regardless of whether we settle the CVRs in shares or cash. As a result, if we settle the CVRs in shares, there will be no net increase in our outstanding capitalization as a result of the CVR settlement. If we elect to settle the CVRs in cash, there will be a net decrease in our outstanding capitalization as a result of such settlement.

For example, upon settlement of the CVRs, our founding stockholders, in the aggregate, will hold the following number of initial shares:

Stock Price at Expiration	Number of Initial Shares Remaining	% of Shares Outstanding Immediately After Completion of this Offering
$11.00 or higher	3,529,412	15.0
$10.00	2,329,412	10.4
$9.00	1,862,745	8.5
$8.00	1,654,412	7.6
$7.75 or lower	1,593,928	7.4

Voting agreements	All of our founding stockholders have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders in connection with the vote required for our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months. Our founding stockholders have also agreed to vote shares underlying subunits that they purchase in the secondary market prior to the shareholder vote to approve our initial business combination in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment, if any, to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months.

Proposed American Stock Exchange symbols for our:

Units	GPL.U

Subunits	GPL.U.S

Common stock	GPL

Warrants	GPL.WS

CVRs	GPL.

Offering proceeds to be held in trust	Of the proceeds of this offering and the sale of the insider warrants, $197,295,000, including $6,000,000 in deferred underwriting discounts and commissions, or approximately $9.86 per unit sold to the public in this offering (or $226,095,000, including $6,900,000 in deferred underwriting discounts and commissions, or approximately $9.83 per unit, if the over-allotment option is exercised in full), will be placed in a trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. The underwriters have agreed that such amount will not be paid unless and until we consummate an initial business combination. Upon the consummation of our initial business combination, the deferred underwriting discounts and commissions will be released to the underwriters out of the gross proceeds of this offering held in the trust account. Except as set forth below, these proceeds will not be released until the earlier of the completion of an initial business combination and our liquidation. Therefore, except as set forth below, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

However, we may have released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $2,800,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. With these exceptions, expenses incurred by us prior to an initial business combination may be paid only from the net proceeds of this offering not held in the trust account (initially $100,000) or from another source, provided that our amended and restated certificate of incorporation prohibits us from incurring debt for borrowed money from the date hereof until consummation of an initial business combination unless such debt does not require the payment of interest or repayment of principal prior to an initial business combination. The amount of proceeds not held in trust will remain constant at $100,000 even if the over-allotment option is exercised. If the underwriters determine the size of this offering should be increased, however, it could result in a proportionate increase in the amount of interest we may withdraw from the trust account.

Limited payments to insiders	There will be no fees or other cash payments paid to our founding stockholders, officers, directors or our or their affiliates prior to, or for any services they render in order to effect, the consummation of an initial business combination (regardless of the type of transaction that it is) other than:

•	repayment of a $200,000 non-interest bearing loan made by Grail Chalice SPAC Holdings to us prior to this offering;

•

payment of $10,000 per month to Grail Partners for certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in New York, New York; and

•	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible targets and business combinations.

Our audit committee will review and approve all payments made to our founding stockholders, officers, directors and our affiliates, including Grail Partners and its employees, prior to the consummation of our initial business combination, other than the repayment of the advances of $200,000 and the $10,000 per month payment described above. Any payments made to members of our audit committee will be reviewed and approved by our board of directors with any interested director abstaining from such review and approval.

Release of amounts held in trust account at close of initial business combination

At the time we complete an initial business combination, following the distribution of (i) amounts due to any public stockholders who both vote against the initial business combination and exercise their conversion rights (as described below) and (ii) deferred underwriting discounts and commissions, the balance of the funds in the trust account will be released to us and we may use such amount to pay all or a portion of the purchase price of our initial business combination. To the extent that our capital stock or borrowed funds are used in whole or in part as consideration to effect an initial business combination, the proceeds held in the trust account that are not used to consummate an initial business combination will be disbursed to the combined company.

Amended and restated certificate of incorporation	There are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to the consummation of our initial business combination, including our requirements to seek stockholder approval of such an initial business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such initial business combination. We view these provisions, which are contained in Article Seven of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions except that we may extend our corporate existence by up to an additional six months as described below.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until                     , 2010 [24 months from the date of this prospectus] and that such provision may only be amended in connection with the consummation of our initial business combination or in connection with an extension of our corporate existence to up to 30 months from the date of this prospectus (in the event that, prior to the termination of the 24-month period we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24-month period). If we have not completed an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed initial business combination we submit to our stockholders for approval, we also will submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We view this

provision terminating our corporate life by                     , 2010 [24 months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination or to extend our corporate existence by up to an additional six months, as described above.

Stockholders must approve business combination	Under our amended and restated certificate of incorporation, we will seek stockholder approval before we effect an initial business combination, even if the nature of the business combination would not ordinarily require stockholder approval under Delaware law. In connection with the vote required for our initial business combination or an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. We view this requirement to seek stockholder approval of an initial business combination as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. We will consummate our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and an amendment to provide for our perpetual existence (which includes votes relating to shares included in units purchased in this offering or purchased following this offering in the open market by any of our founding stockholders), (ii) a majority of outstanding shares vote in favor of an amendment to provide for our perpetual existence and (iii) public stockholders owning less than 40% of the shares underlying the units sold in this offering exercise their conversion rights on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, to approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months. Accordingly, it is our understanding and intention in every case to structure and finance an initial business combination in which public stockholders owning up to 40% of the shares of common stock underlying the units sold in this offering less one share may exercise their conversion rights on a cumulative basis and the initial business combination may still be consummated.

Possible extension of time to consummate an initial business combination to up to 30 months

Unlike many other blank check companies, if we have entered into a definitive agreement with respect to an initial business combination within 24 months following the consummation of this offering and if we anticipate that we may not be able to consummate such initial business combination within such 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months. The amendment will be effective only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning less than 40% of the shares underlying the units sold in this offering exercise their conversion rights.

Any public stockholders voting against the amendment will be eligible to convert their shares into a pro rata share of the trust account if we effect the amendment. If the amendment fails and we cannot complete our initial business combination within the original 24-month period to be set forth in our amended and restated certificate of incorporation, we will liquidate.

If we effect the amendment, we will still be required to seek stockholder approval before completing our initial business combination if it was not obtained earlier, even if the business combination would not ordinarily require stockholder approval under applicable law.

Stockholders who vote against the amendment to extend our corporate existence and exercise their conversion rights may vote on the initial business combination if such stockholders continue to own shares of common stock.

Conversion rights for stockholders voting to reject a business combination or an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months

Under our amended and restated certificate of incorporation, public stockholders (i) voting against our initial business combination or (ii) an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months will be entitled to convert their shares into a pro rata share of the aggregate amount then on deposit in the trust account (initially approximately $9.86 per share, or approximately $9.83 per share if the over-allotment option is exercised), plus any interest earned on their portion of the trust account but less any interest that has been released to us as described above to fund our working capital requirements and pay any of our tax obligations, only if the initial business combination is approved and completed or the amendment is effected, as applicable. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Because the subunits are not separable until after consummation of our initial business combination, public stockholders will be required to forfeit the CVRs attached to any shares for which they exercise conversion rights. Public stockholders who convert their stock into their respective shares of the trust account will continue to have the right to exercise any warrants they may hold.

Notwithstanding the foregoing, a public stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares underlying the units sold in this offering. Such a stockholder, however, would be entitled to vote against a proposed business combination or amendment to extend our corporate existence by up to an additional six months with respect to all shares owned by him, her or it and his, her or its affiliates. By eliminating any public stockholder’s ability to convert more than 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to attempt to block a transaction or amendment to extend our corporate existence by up to an additional six months that is favored by a majority of public stockholders voting.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the stockholder vote, but the request will not be granted unless (i) the stockholder voted against the initial business combination or amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months, and (ii) the initial business combination is approved and completed or the amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months is approved. Additionally, we may require public stockholders, whether they are record holders or hold their shares in “street name,” to tender their certificates to our transfer agent, if they hold physical certificates evidencing their shares, or to deliver their shares electronically using the Deposit/Withdrawal At Custodian, or DWAC, System of the Depository Trust Company, or DTC, if they hold shares electronically. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. In addition to the nominal cost of delivering shares through the DWAC System, the transfer agent will typically charge the tendering broker $35 for its services, and it would be up to the broker whether or not to pass this cost on to the converting holder.

The proxy solicitation materials that we intend to furnish to stockholders in connection with the vote for any proposed business combination or amendment to extend our corporate existence by up to an additional six months will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements, which we would require to be completed the business day immediately preceding the vote. These procedures are necessary to ensure that a converting stockholder’s election to convert is irrevocable once the initial business combination or amendment is approved and to allow us to know in advance of the vote the amount of cash from the trust account that we will have available to consummate our initial business combination. We therefore will not permit investors attending a stockholders’ meeting in person to tender their shares in person. These procedures, however, are not intended in any way to limit the ability of public stockholders to convert their shares of common stock. Accordingly, a stockholder would have from the time we send out our proxy statement until the stockholder vote to decide whether to exercise conversion rights. The length of this time period will vary depending on the specific facts of each transaction but will not be less than 20 days in accordance with the American Stock Exchange’s proxy notification recommendations. The delivery process can be accomplished by a stockholder who holds his, her or its shares electronically, whether or not he, she or it is a record holder or his, her or its shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his, her or its broker and requesting delivery of his, her or its shares through the DWAC System. Although we expect few stockholders to hold their shares physically, stockholders holding physical stock certificates can tender their certificates by sending them via courier or overnight delivery. We believe that the average investor would have sufficient time under either of the above methods to tender their shares if we require them to do so, but we cannot assure you that will be the case.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his, her or its certificate for conversion and subsequently decided prior to the meeting not to elect conversion, the stockholder may simply request that the transfer agent return the certificate (physically or electronically).

If a vote on the initial business combination is held and the business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months from the date of this prospectus (or up to 30 months after the date of this prospectus if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months). If we have required public stockholders to deliver their certificates prior to a vote, we will promptly return such certificates to each tendering public stockholder.

If a vote on the amendment to extend our corporate existence by up to an additional six months is not approved, we may continue to try to consummate an initial business combination within the original 24-month period.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid the conversion price on the closing date of our initial business combination or promptly after an amendment to extend our corporate existence by up to an additional six months is effected, as the case may be. Since the initial per share conversion price is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of the public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters. This could have the effect of reducing the amount distributed to us from the trust account by up to approximately $2.4 million (assuming conversion of the maximum 7,999,999 shares of common stock) plus accrued interest.

In connection with a vote on our initial business combination or an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months, public stockholders may elect to vote a portion of their shares against the initial business combination or such amendment. If the initial business combination action is approved and consummated or the amendment is approved, public stockholders who elected to convert the portion of their shares that were voted against such action will receive the conversion price with respect to those shares and may retain any other shares they own. Because the subunits are not separable until after consummation of our initial business combination, public stockholders will be required to forfeit the CVRs attached to any shares for which they exercise conversion rights.

Liquidation if no business combination	As described above, if we have not consummated an initial business combination by , 2010 [24 months from the date of this prospectus], (or up to 30 months after the date of this prospectus if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months) our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law and we will distribute as promptly as practicable only to our public stockholders the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets.

We cannot assure you that the per share distribution from the trust account, if we liquidate, will not be less than $9.86, plus interest then held in the trust account, for the following reasons:

•	Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of

(i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as to provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

•

While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Grail Partners has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that Grail Partners will be able to satisfy those obligations, if it is required to do so. Furthermore, Grail Partners will not have any liability as to (i) any claimed amounts owed to a third party who executed a waiver (including a prospective target business) and (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

We anticipate that the distribution of the funds in the trust account to our public stockholders will occur within 10 business days from the date our corporate existence ceases, subject to our obligations under Delaware law to provide for claims of creditors. Our founding stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Grail Partners has agreed to advance us the funds necessary to complete such liquidation (currently anticipated not to exceed approximately $50,000) and has agreed not to seek repayment for such expenses.

Transfer restrictions on founding stockholders’ shares

Subject to certain limited exceptions (such as transfers (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) with respect to up to one-third of such shares held by them, by private sales made at or prior to the consummation of an initial business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to be bound by the same transfer restrictions), our founding stockholders have agreed not to sell or transfer their initial shares until one year after the consummation of our initial business combination or earlier if, following an initial business combination, the last sales price of our common stock equals or exceeds $18.00 per share for any 20 trading days within any 30-trading day period. There are no restrictions, however, on the ability of holders of interests in Grail Chalice SPAC Holdings to transfer such interests, provided that any such transfer is in compliance with the requirements of the Securities Act.

Rights of first review	We have entered into letter agreements with each of Mr. Putnam, Mr. Siciliano, Ms. DeRemer and Mr. Parent providing that, from the date of this prospectus until the earlier of our completion of an initial business combination or our liquidation, we will have a right of first review with respect to all potential target businesses with a fair market value in excess of $150 million that come to their attention, subject to any pre-existing fiduciary obligation he or she might have. In addition, we have entered into a letter agreement with Grail Partners providing that, from the date of this prospectus until the earlier of our completion of an initial business combination or our liquidation, we will have a right of first review with respect to all potential target businesses with a fair market value in excess of $150 million that come to its attention, subject to its fiduciary obligations to clients of its advisory business. We will not, however, use any non-public information obtained by Grail Partners, its investment professionals or their affiliates through an unsolicited inquiry occurring prior to the completion of this offering. We believe that the $150 million threshold is appropriate for the transaction because it is likely that we will consummate an initial business combination with a target business having a fair market value in excess of $150 million, using the proceeds from this offering combined with proceeds from the incurrence of debt or the issuance of debt or equity securities.

Conflicts of Interest

Grail Partners undertakes a wide range of financial advisory activities for a variety of clients, including institutions, companies and individuals. Accordingly, there may be situations in which Grail Partners has an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Grail Partners. Clients of Grail Partners’ advisory business may compete with us for investment opportunities meeting our investment objectives. If Grail Partners is engaged to act for any such clients, we may be precluded from pursuing such opportunities and such opportunities would not be subject to the right of first review. Grail Partners’ advisory business also may be engaged to advise the seller of a company, business or assets that would qualify as a target business for us. In such cases, we may be precluded from participating in the sale process or from purchasing the company, business or assets and such opportunities would not be subject to the right of first review. If we are presented with such opportunities and are not otherwise precluded from pursuing them, Grail Partners’ interests or its obligations to the seller will diverge from our interests. The right of first review granted to us by Grail Partners, as described above, is subject to these and any other obligations of Grail Partners to clients of its advisory business.

Audit committee to monitor compliance	Our audit committee’s responsibilities will include monitoring compliance on a quarterly basis with the terms of this offering until we consummate our initial business combination. If any noncompliance is identified, Mr. John C. Siciliano, our Chief Executive Officer, has agreed to assume immediate responsibility to take reasonable action necessary to rectify noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount	In determining the size of this offering, our management concluded, based on their collective experience in financing, structuring and otherwise capitalizing target businesses, that an offering of this size, together with the proceeds of the private placement warrants, would provide us with sufficient equity capital to execute our business plan. In making such determination, our management also considered what size offering they believed would be received successfully given market conditions, our management and the size of initial public offerings of other similarly structured blank check companies. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting a target business and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of the initial business combination as adjusted to include any amounts previously paid to public stockholders in connection with the exercise of their conversion rights in connection with a vote, if any, to extend our corporate existence.

RISKS

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making a decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company. Also, you should bear in mind that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Consequently, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison to Offerings of Blank Check Companies.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page • of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included elsewhere in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	May 31, 2008
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(449,775)	$191,418,243
Total assets	605,243	197,417,793
Total liabilities	582,000	6,000,000
Value of common stock which may be converted to cash(2)	—	78,879,990
Stockholders’ equity	23,243	112,537,803

(1)	Includes the $6,000,000 we expect to receive from the sale of the insider warrants. Assumes payment of the $6,000,000 deferred underwriters’ discounts and commissions to the underwriters.
(2)	Assumes no exercise of the over-allotment option. Assuming that the over-allotment option is exercised in full, the value of the common stock that may be converted to cash is approximately $90,435,990.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated costs of the offering, including the repayment of the accrued and other liabilities required to be repaid.

The “as adjusted” working capital and total assets amounts include the $197,295,000 to be held in the trust account, which will be available to us only upon the consummation of an initial business combination within the time period described in this prospectus. The total amount to be placed in trust also includes $6,000,000 (or $0.30 per unit sold in this offering) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate an initial business combination. If an initial business combination is not so consummated, the trust account totaling $197,295,000 of net proceeds from the offering, including $6,000,000 of proceeds from the private placement of the insider warrants, and all accrued interest earned thereon less (i) up to $2,800,000 that may be released to us to fund our expenses and other working capital requirements and (ii) any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not consummate an initial business combination if public stockholders owning 40% or more of the shares sold in this offering vote against the initial business combination and exercise their conversion rights on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, to approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months. Because the subunits are not separable until after consummation of our initial business combination, public stockholders will be required to forfeit the CVRs attached to any shares for which they exercise conversion rights. Accordingly, we may effect an initial business combination if public stockholders owning up to 40% of the shares sold in this offering, less one share, exercise their conversion rights on a cumulative basis. If this occurred, we would be required to convert to cash up to 40% less one share of the 20,000,000 shares sold in this offering, or 7,999,999 shares of common stock, at an initial per share conversion price of approximately $9.86 (or up to 9,199,999 shares at approximately $9.83 per share if the over-allotment option is exercised in full), without taking into account interest earned on the trust account. The actual per share conversion price will be equal to:

•

the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination or as of the date the amendment to extend our corporate existence by up to an additional six months is approved,

•	divided by the number of shares of common stock sold in the offering.

Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, our non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters. This could have the effect of reducing the amount distributed to us from the trust account by up to approximately $2.4 million (assuming conversion of the maximum 7,999,999 shares of common stock) plus accrued interest.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a development stage company with no operating history and no revenues and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date, and we will not commence operations until we obtain funding through this offering. Therefore, our ability to commence operations and execute our business plans depends upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an existing business in the financial services industry (excluding depository institutions). We have not conducted any discussions, and we have no plans, arrangements or understandings, with any prospective acquisition candidates. With the exception of interest earned as a result of the deposit of the offering proceeds in the trust account, we will not generate any operating revenues until, at the earliest, after the consummation of a business combination. To fund our working capital, we may expend up to $100,000 in proceeds from this offering, which will not be held in the trust account, and interest income of up to $2,800,000 earned on the balance of the trust account. If we fail to complete an initial business combination, however, we may never generate any operating revenues.

We may not be able to consummate an initial business combination within the required time frame, in which case, we would be forced to dissolve and liquidate our assets.

We must complete our initial business combination with one or more target businesses that have an aggregate fair market value of at least 80% of the balance of the trust account at the time of the business combination or combinations (excluding deferred underwriting discounts and commissions of $6,000,000 or $6,900,000 if the over-allotment option is exercised in full) within 24 months after the consummation of this offering. If we have entered into a definitive agreement with respect to an initial business combination within 24 months of the date of this prospectus and we anticipate that we may not be able to complete the initial business combination within 24 months, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us a total of up to 30 months after the date of this prospectus to consummate our initial business combination). The amendment will be effective only if (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders are voted in favor of such amendment and (iii) public stockholders owning less than 40% of the shares underlying the units sold in this offering vote the underlying shares against such amendment and exercise their conversion rights. If we fail to consummate an initial business combination within the required time frame, our corporate existence will cease, and we will liquidate our assets. This requirement is set forth in our amended and restated certificate of incorporation and may not be altered until the consummation of an initial business combination. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding an initial business combination, nor taken any direct or indirect actions to locate or search for a target business.

Unlike other blank check companies, we will be permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete an initial business combination to up to 30 months. As a result, your funds may be held in the trust account for at least 30 months.

Unlike other blank check companies, if we have entered into a definitive agreement within 24 months following the consummation of this offering, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months. Without this ability to amend our amended and restated certificate of incorporation, if we enter into such agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to secure the approval of our stockholders and satisfy customary closing conditions. If such an amendment is approved by our stockholders as described in this prospectus, we will have up to an additional six months beyond the 24-month period with which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for up to 30 months after the date of this prospectus and thus delay the receipt by you of your funds from the trust account on liquidation.

Because we will not respond to any unsolicited inquiries received by Grail Partners prior to the completion of this offering, we may not seek to complete certain target businesses appropriate for us, which could increase the difficulty of consummating an initial business combination.

Because of the nature of Grail Partners’ business, executives associated with Grail Partners, including Messrs. Putnam, Siciliano and Parent as well as Ms. DeRemer, occasionally receive unsolicited inquiries that identify companies that are potentially for sale. Management has not and will not respond to any such inquiries, nor will it pursue any potential target businesses that such unsolicited inquiries have identified prior to the completion of this offering. We will not use any non-public information obtained by Grail Partners, its investment professionals or their affiliates through an unsolicited inquiry occurring prior to the completion of this offering. In assessing whether to investigate or pursue a target business that one of Grail Partners’ investment professionals or other affiliates brings to our attention after consummation of our offering, we will ascertain whether the target business was the subject of an unsolicited inquiry made prior to this offering, and, if so, we will exclude such opportunity from our potential acquisition targets. Consequently, we may be presented with certain target businesses that would be appropriate for us that we will not pursue, which could increase the difficulty of our consummating an initial business combination.

If we are forced to liquidate before completion of an initial business combination and distribute the trust account, our public stockholders may receive less than $9.86 per share and our warrants and CVRs will expire worthless.

If we are unable to complete an initial business combination within the prescribed time frame and are forced to liquidate our assets, the per share liquidation distribution may be less than $9.86 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, our outstanding warrants and CVRs are not entitled to participate in a liquidation distribution, and the warrants and CVRs will therefore expire worthless if such a liquidation occurs. In addition, if the underwriters exercise their over-allotment option in full, the amount per share held in the trust account would be reduced from $9.86 to $9.83. This effect would be exacerbated if the size of the offering is increased because the amount of interest we would be entitled to withdraw from the trust account would be increased proportionately. Thus, assuming a 20% increase in the size of this offering, the per share conversion or liquidation price could decrease by an additional $0.03. Consequently, purchasers of our units may receive less money in a liquidation than the price that they paid for their units. For a more complete discussion of the effects on our stockholders if we are unable to complete an initial business combination, please see “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”

If we are unable to consummate an initial business combination, our public stockholders will be forced to wait at least 24 months from the date of this prospectus before receiving liquidation distributions.

We have 24 months in which to complete an initial business combination (or up to 30 months after the date of this prospectus if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months). If we do not consummate our initial business combination during such time period, our corporate existence will automatically cease without the need of a stockholder vote, and we will liquidate in accordance with our amended and restated certificate of incorporation. We have no obligation, and do not intend, to return funds to investors prior to such date unless we consummate our initial business combination and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period and the completion of our liquidation proceedings will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

We may proceed with an initial business combination even if public stockholders owning up to 7,999,999 shares sold in this offering exercise their conversion rights.

We may proceed with an initial business combination as long as public stockholders owning less than 40% of the shares sold in this offering both vote against the initial business combination and exercise their conversion rights on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, to approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months, provided that a public stockholder, together with any affiliate of him, her or it or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, public stockholders holding up to 7,999,999 shares of our common stock may both vote against the initial business combination (or any amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months) and exercise their conversion rights and we could still consummate a proposed initial business combination.

We have set the conversion percentage at 40% and limited the percentage of shares that a public stockholder, together with any of his, her or its affiliates or other persons with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, can convert in order to reduce the likelihood that a small group of investors holding a significant percentage of our stock will be able to stop us from completing an initial business combination that is otherwise approved by a large majority of our public stockholders. While there are several other offerings similar to ours that include conversion provisions greater than 20%, the 20% threshold has generally been common for offerings similar to ours. Because we permit a larger number of public stockholders to exercise their conversion rights and have limited the percentage of shares that they, together with any of their affiliates or other persons with whom they are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, can convert, it will make it easier for us to complete an initial business combination and our public stockholders will have less ability to block a proposed initial business combination.

The ability of our stockholders to exercise their conversion rights may not allow us to effect the most desirable business combination or optimize our capital structure.

Our initial business combination may require us to use substantially all of our cash to pay the purchase price and related closing costs. In such a case, because we will not know how many stockholders will exercise their conversion rights, we may need to arrange third-party financing to help fund our initial business combination if a larger percentage of stockholders exercise their conversion rights than we expect. In addition, even if our initial business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to execute our business plans following an initial business combination and may need to arrange third-party financing. We have not taken any steps to secure third-party financing for either situation. We cannot assure you that we will be able to obtain such third-party financing on terms favorable to us or at all. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business. This may limit our ability to consummate the most attractive initial business combination available to us.

You will not be entitled to protections normally afforded to investors in Rule 419 blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $6,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of certain blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete an initial business combination within 18 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not a blank check company that is subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw up to $2,800,000 of interest earned on the funds held in the trust account prior to the completion of an initial business combination, and we will have a longer period of time to complete such a business combination than we would if we were subject to such rules. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months (or up to 30 months after the date of this prospectus if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months), we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the $100,000 in funds available to us outside of the trust account, plus the $2,800,000 of interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months (or up to 30 months after the date of this prospectus if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months), assuming that an initial business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay commitment fees for financing or fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” for transactions on terms more favorable to such target businesses than those offered by us) with respect to a particular proposed business combination. If we enter into a letter of intent requiring a down payment or our payment for the exclusive right to negotiate with a target business and subsequently forfeited such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or to conduct due diligence with respect to, a target business.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete an initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $100,000 initially will be available to us outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital necessary to identify one or more target businesses and complete our initial business combination. A substantial decline in interest rates will decrease the amount of interest earned on the trust account and therefore the amounts that may be released to us, which could result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our founding stockholders to operate or may be forced to liquidate. Our founding stockholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us or enter into a bankruptcy proceeding, the proceeds held in trust could be reduced and the per share liquidation price received by stockholders may be less than approximately $9.86 per share (or approximately $9.83 per share if the over-allotment option is exercised in full).

Our placing of funds in trust may not protect those funds from third party claims against us. We intend to have all vendors and service providers we engage, and prospective target businesses with whom we negotiate, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. We cannot, however, guarantee that they will execute such agreements. Furthermore, we cannot guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. In addition, a court may refuse to uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of an initial business combination and distribute the proceeds held in trust to our public stockholders, Grail Partners has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Based on representations made to us by Grail Partners, including representations as to its financial worth, we believe it will be able to satisfy any indemnification obligations that may arise. However, we have not asked Grail Partners to reserve any funds for such an eventuality. Furthermore, our belief is based on our expectation that its indemnification obligations will be minimal. Accordingly, if that belief is incorrect, we cannot assure you that Grail Partners will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, Grail Partners will not have any liability as to (i) any claimed amounts owed to a third party who executed a waiver (including a prospective target business) and (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

Additionally, if we are forced to file for bankruptcy or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in our bankruptcy estate and, as a result, be subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.86 per share.

If our revenues for claims and liabilities to third parties are insufficient, our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them until any judgments, orders or decrees related thereto are executed fully.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus (or up to 30 months after the date of this prospectus if stockholders approve an amendment to extend our corporate existence by up to an additional six months). If we have not completed an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we comply with certain procedures set forth in Sections 280 and 281 of the Delaware General Corporation Law intended to ensure that we make reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the 24-month period (or up to 30 months after the date of this prospectus if stockholders approve an amendment to extend our corporate existence by up to an additional six months) and, therefore, we do not intend to comply with those procedures. As a result, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of:

•	all existing claims;

•	all pending claims; and

•	all claims that may be potentially brought against us within the subsequent 10 years.

Accordingly, we would be required to set aside funds to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) until any judgments, orders or decrees related thereto are executed fully, and any liability of our stockholders therefore may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file for bankruptcy or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after our corporate existence ceases, this may be viewed or interpreted as giving preference to our public stockholders over potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Public stockholders, together with any of their affiliates or any other person with whom they are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares underlying the units sold in this offering.

When we seek stockholder approval of our initial business combination or an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months, we will offer each public stockholder (but not our founding stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the initial business combination or amendment and the initial business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares underlying the units sold in this offering. Accordingly, if you purchase more than 10% of the shares underlying the units sold in this offering and a proposed business combination or amendment is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per share conversion price.

An effective registration statement must be in place in order for a warrant holder to be able to exercise his, her or its warrants, otherwise the warrants may expire worthless.

No warrants held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock upon the exercise of warrants by their respective holders unless, at the time, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants purchased in this offering and a current prospectus relating to them is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and, if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants, and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, the market for such warrants may be limited and such warrants may expire worthless.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue the underlying shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable (following the later of our completion of an initial business combination or one year from the date of this prospectus), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as the prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

If adjustments are made to the warrants, you may be deemed to receive a taxable distribution without the receipt of any cash.

U.S. holders of units or warrants may, in certain circumstances, be deemed to have received distributions includible in income if adjustments are made to the warrants, even though holders would have not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to you. In addition, non-U.S. holders of units or warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Material United States Federal Income Tax Considerations” for more detailed information.

For federal income tax purposes, the straddle rules may adversely affect your holding period for, and your ability to recognize loss on the sale of, a CVR or a share of our common stock.

If and when a CVR is treated for federal income tax purposes as property that is separate from the share of common stock with respect to which it was issued, a share of our common stock and a CVR likely will be treated as offsetting positions constituting a straddle for federal income tax purposes in the hands of someone who holds both. Under special rules that apply to straddles, recognition of any loss incurred upon the disposition of any position that is part of a straddle generally will be deferred, except to the extent such loss exceeds any unrecognized gain in the offsetting position as of the close of the taxable year in which such loss is realized, or, in the case of an identified straddle, disallowed. Deferred loss may be recognized in succeeding taxable years as such unrecognized gain is recognized or otherwise reduced. In addition, the holding period of any position that is part of a straddle is eliminated and does not begin until the first day on which the position is not part of a straddle, unless the position was held for more than one year before first becoming part of the straddle. For a more detailed discussion, please see “Material United States Federal Income Tax Considerations—U.S. Holders—CVRs—Tax Characterization of Positions in Common Stock and CVRs as Straddles.” You should consult your tax advisor as to whether and how the straddle rules may apply to your particular circumstances.

Under certain circumstances, the CVRs will expire worthless.

If (i) we fail to consummate an initial business combination, (ii) the closing price of our common stock equals or exceeds $13.00 per share for any 20 trading days within a 30 trading day period during the first year following the consummation of our initial business combination or (iii) the daily volume weighted average price of our shares of common stock is the closing price of our common stock equals or exceeds $11.00 per share for the 20 trading days following the CVR Expiration Date, the CVR Consideration will be zero. If any of the foregoing occur, the CVRs will expire worthless, public stockholders will not receive additional shares of our common stock or cash in exchange for the CVRs and our founding shareholders will not be required to forfeit any of their initial shares (although such shares will be worthless if we fail to consummate an initial business combination).

Public stockholders will be required to forfeit the CVRs attached to any shares for which they exercise conversion rights.

Because the subunits are not separable until after consummation of our initial business combination, public stockholders will be required to forfeit the CVRs attached to any shares for which they exercise conversion rights. As a result, you will not be entitled to receive the CVR Consideration except to the extent that you continue to hold subunits following our consummation of an initial business combination or acquire CVRs in the secondary market.

The financial services industry is highly competitive, and we may face significant competition following completion of a business combination.

We intend to consummate our initial business combination with an existing business in the financial services industry. To the extent we acquire such a business, we will compete in all aspects of our business with a large number of financial services firms, including investment management firms, private equity fund sponsors and hedge fund sponsors, many of which may have significantly more resources than we will. In addition, many of these competitors may have greater sector expertise than we do, and they may attempt to acquire additional businesses in the financial services industry, which could make it more difficult for us to gain market share or grow our business. These and other factors could have a material adverse effect on our ability to operate a target business successfully following completion of our initial business combination.

We may use resources in researching acquisitions that are not consummated, which could materially and adversely affect subsequent attempts to locate and acquire or merge with another business.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination or our shareholders reject our proposal for an initial business combination, the costs incurred for the proposed transaction would likely not be recoverable. Furthermore, even if we reach an agreement relating to a specific target business, we may fail to consummate the initial business combination for any number of reasons, including those beyond our control, such as public stockholders owning 40% or more of the shares sold in this offering properly exercise their conversion rights, even if a majority of the shares of common stock voted by public stockholders are voted in favor of the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect subsequent attempts to locate and acquire or merge with another business.

Upon completion of our initial business combination we may compete with one or more businesses in which Chalice, its affiliates or our management have an interest, which could result in a conflict of interest that may adversely affect us.

Chalice invests in companies in the financial services industry. Upon completion of our initial business combination we may compete with one or more of these businesses in which Chalice or its affiliates have an investment or other pecuniary interest, which may cause possible conflicts of interest. Conflicts of interest may also arise where our directors or other members of our management have affiliations with our competitors. In the case of any such conflict, your interests may differ from those of the entity or individual that has the conflict, as such entity or individual may have a greater economic interest in our competitor than in us or may believe that our competitor has better prospects than us. In such event, that entity or individual may devote more resources, including time and attention, to our competitor than to us, which may adversely affect our operations and financial condition and, ultimately, the value of your investment in us.

Because we expect to rely upon our access to Grail Partners’ investment professionals in completing an initial business combination, the departure of a significant number of these professionals or the failure by them to devote time to our affairs could have a material adverse effect on our ability to complete an initial business combination.

We expect that to identify and complete our initial business combination we will depend, to a significant extent, on our access to the investment professionals of Grail Partners and the information and deal flow generated by them in the course of their investment and portfolio management activities. None of Grail Partners’ investment professionals, other than those serving as our officers or directors, will owe us any fiduciary duty, and none of them, including those serving as our officers or directors, is required to commit their full time to our affairs or to actively source and structure our initial business combination. In addition, we cannot assure you that they will commit any minimum amount of time to our affairs. Consequently, the departure of a significant number of these professionals or the failure by them to devote time to our affairs could have a material adverse effect on our ability to consummate an initial business combination.

No member of Grail Partners is obligated to provide assistance or other resources to us following our initial business combination, which may diminish our expected future operating results.

We may target businesses for our initial business combination that we believe Grail Partners’ resources and experience, including its professionals’ experience participating on boards of directors and overseeing management and day-to-day operations of its portfolio companies, could greatly benefit their respective operational results. No member of Grail Partners, however, is under any obligation to provide assistance to us after our initial business combination. Consequently, if Grail Partners and its professionals determine not to provide us with any assistance or other resources after our initial business combination, we may not achieve the same operating success that we would expect to achieve with such assistance.

Our founding stockholders’, officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate our initial business combination, our founding stockholders, officers and directors and Grail Partners and its employees will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the $100,000 of proceeds from this offering not deposited in the trust account and the $2,800,000 of interest earned on the funds held in the trust account that we will be entitled to withdraw as working capital. These amounts are based on management’s estimates of the funds needed to finance our operations for the next 24 months (or up to 30 months after the date of this prospectus if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months) and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant amount in pursuit of an initial business combination that is not consummated. Our founding stockholders, officers and directors and Grail Partners may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our founding stockholders, officers, directors or Grail Partners or its affiliates could influence our officers’ and directors’ motivation in selecting a target business, and, therefore, they may have a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Our board of directors may not accurately determine the fair market value of a target company, and, as a result, we may pay more than what the target business is actually worth.

The fair market value of the target company will be determined in the reasonable discretion of our board of directors. Our board of directors may, but is not required to, obtain an opinion from an investment banking firm or other valuation expert to confirm its determination of fair market value unless it is affiliated with any of our officers, directors, special advisors or founding stockholders. If our board of directors is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA with respect to the satisfaction of such criteria. If our board of directors, or any investment banking firm or other expert upon whose opinion our board may rely, overestimates the fair market value of a company that we acquire, then the value of our securities could be adversely affected.

If we do not conduct an adequate due diligence investigation of a target business that we acquire, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the U.S. federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the revenues and/or profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses prior to the consummation of a business combination. Intensive due diligence is time consuming and expensive, primarily due to the costs associated with the operations, accounting, finance and legal professionals who must be involved in the due diligence process. We may have limited time to conduct any due diligence investigation due to the requirement that we complete our initial business combination within 24 months after the date of this prospectus (or up to 30 months after the date of this prospectus if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months). In addition, time restraints become even more severe as we approach the deadline for winding up if we have not consummated an initial business combination. Furthermore, if we seek to complete our initial business combination with one or more privately held companies for which very limited public information exists, we may not have access to enough information to conduct a fully adequate due diligence investigation. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will uncover all material issues relating to a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our due diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in our reporting losses. Charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

We may issue shares of our capital stock, convertible debt securities or debt securities to complete an initial business combination, which could reduce the percentage ownership interest of investors in this offering, cause a change in control or result in significant restrictions on the operation of our business.

Our amended and restated certificate of incorporation authorizes the issuance of up to 60,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the over-allotment option), there will be 10,470,158 authorized but unissued shares of our common stock available for issuance and all of the 1,000,000 shares of preferred stock available for issuance. We may elect to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, including through convertible debt securities, to complete an initial business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce your equity interest in us;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•

may cause a change in control if a substantial number of our shares of common stock are issued, which may limit our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, this could result in:

•	significant restrictions on the operations of our business and the ability to pay dividends;

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay indebtedness, even if we make all principal and interest payments when due, if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	our immediate payment of all principal and accrued interest, if any, if any debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding; and

•	other disadvantages compared to our competitors who have less debt.

Our founding stockholders may purchase additional shares of our common stock, which makes it possible that we can complete an acquisition of a business, even over the objections of unaffiliated stockholders.

All of our founding stockholders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Our founding stockholders also have agreed to vote shares underlying subunits that they purchase in the secondary market prior to the shareholder vote to approve our initial business combination in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months. Our founding stockholders may purchase additional subunits at any time, including prior to a special meeting at which stockholders will be asked to vote on a proposed initial business combination. In making these purchases, our founding stockholders may be purchasing subunits from stockholders who otherwise may have voted against the initial business combination proposal or extension, and they will have a conflict of interest because they cannot receive compensation from us until after consummation of an initial business combination. Some of these stockholders otherwise may have had enough shares to defeat an initial business combination or extension by exercising conversion rights granted to stockholders who vote against an initial business combination or extension. Accordingly, such purchases may make it more likely—but not assured—that: (i) a majority of the shares of common stock voted by public stockholders will be voted in favor of the proposed initial business combination or extension and (ii) that no single stockholder or block of stockholders will accumulate the 40% of shares needed in order to defeat an initial business combination or amendment to extend our corporate existence by up to an additional six months by voting to reject the business combination or amendment and electing to exercise their conversion rights.

Our ability to complete an initial business combination successfully and to operate successfully thereafter will be wholly dependent upon the efforts of our key personnel, some of whom may join us following an initial business combination.

Our ability to effect an initial business combination successfully is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained, and it is likely that some or all of the management of the target business will remain in place. While we intend to scrutinize closely any individuals we engage after an initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements and demands of operating a public company, which could require us to expend time and resources helping them to become familiar with such requirements. This process could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following an initial business combination and, as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company following the consummation of an initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. We believe, however, that the ability of such individuals to remain with the company after the consummation of an initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate an initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when they allocate their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of an initial business combination. All of our executive officers are engaged in other business endeavors (none of which is a blank check company) and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote substantially more time to such affairs, this could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate an initial business combination. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us, and we may lose a potential transaction.

Our officers, directors and their affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Mr. Putnam, Mr. Siciliano, Ms. DeRemer and Mr. Parent have executed letter agreements providing us with a right of first review with respect to all potential target businesses with a fair market value in excess of $150 million that come to their attention, subject to any pre-existing fiduciary obligation he or she might have, and Grail Partners has executed a similar letter agreement, subject to its fiduciary obligations to its advisory clients. Each of these individuals and entities may, however, have conflicts of interest in determining to which entity a particular business opportunity should be presented. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may have affiliations with potential target businesses, thereby causing conflicts of interest as to our knowledge of or ability to pursue potential targets. This conflict of interest could have a negative impact on our ability to consummate an initial business combination.

Our officers and directors may have pre-existing duties or obligations to potential target businesses. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by the obligations of our directors and officers to, or interests in, these potential target businesses. Accordingly, a potential target business may not be presented to us or may not be available for our acquisition and we may not successfully complete an initial business combination.

If we seek to effect an initial business combination with an entity that is directly or indirectly affiliated with our officers and directors, conflicts of interest could arise.

Our officers and directors either currently, or may in the future, have affiliations with companies that we may seek to acquire. The various policies, controls and procedures we have implemented to address or limit actual or perceived conflicts may not eliminate all potential conflicts of interest. As a result, the terms of an initial business combination may not be as advantageous to our stockholders as they would have been absent any conflicts of interest.

Grail Partners may represent either a client in competition with us to acquire potential target businesses or potential target businesses, thereby causing conflicts of interest as to our knowledge of or ability to pursue potential targets. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Grail Partners undertakes a wide range of financial advisory activities for a variety of clients, including institutions, companies and individuals. Accordingly, there may be situations in which Grail Partners has an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Grail Partners. In addition, clients of Grail Partners’ advisory business may compete with us for investment opportunities meeting our investment objectives. If Grail Partners is engaged to act for any such clients, we may be precluded from pursuing such opportunities and such opportunities would not be subject to the right of first review. Grail Partners’ advisory business also may be engaged to advise the seller of a company, business or assets that would qualify as a target business for us. In such cases, we may be precluded from participating in the sale process or from purchasing the company, business or assets and such opportunities would not be subject to the right of first review. If we are presented with such opportunities and are not otherwise precluded from pursuing them, Grail Partners’ interests or its obligations to the seller will diverge from our interests. The right of first review granted to us by Grail Partners is subject to these and any other obligations of Grail Partners to clients of its advisory business.

Most of our officers and directors own shares of our common stock issued prior to the offering. These shares will not participate in liquidation distributions if we do not consummate an initial business combination and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for an initial business combination.

Most of our directors and officers beneficially own shares of our common stock that were issued prior to this offering. Such individuals have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate an initial business combination. Accordingly, the shares acquired prior to this offering as well as any warrants and CVRs underlying the subunits purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing an initial business combination. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interests.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange prior to the completion of an initial business combination. Additionally, in connection with our initial business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to the relatively more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•

a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain financing in the future.

In addition, we would no longer be subject to American Stock Exchange’s rules, include rules requiring us to have a certain number of independent directors and to abide by other corporate governance standards.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our initial business combination must be with a business or businesses having a fair market value of at least 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $6,000,000 or $6,900,000 if the over-allotment option is exercised in full), at the time of such acquisition, as adjusted to include any amounts previously paid to public stockholders in connection with the exercise of their conversion rights in connection with a stockholder vote, if any, to approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months, although this may entail the simultaneous acquisitions of several target businesses at the same time. If we consummate an initial business combination with only a single target business, our lack of diversification may subject us to numerous economic, competitive and regulatory risks. We would also be unable to diversify our operations or spread risks or offset losses across varied operations, unlike other entities with the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon us.

We may seek to acquire several target businesses simultaneously with the proceeds of this offering, which may make our initial business combination more difficult to consummate.

If we seek to acquire several target businesses simultaneously and such businesses are owned by different sellers, each of the sellers must agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations. This condition may make it more difficult for us and delay our ability to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers), coordinating proxy statement disclosure and closings and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single business. Furthermore, we may not be able to acquire more than one target business due to various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of the balance of our trust account (excluding deferred underwriting discounts and commissions of $6,000,000 or $6,900,000 if the over-allotment option is exercised in full). If we are unable to address these risks adequately, it could negatively impact our profitability and results of operations.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights.

We may require public stockholders who wish to convert their shares to tender their certificates to our transfer agent prior to the stockholder meeting, if they hold physical certificates representing their shares, or to deliver their shares to the transfer agent electronically using DTC’s DWAC System, if they hold their shares electronically. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Stockholders tendering physical stock certificates will need to do so through the mail, courier or overnight delivery service, any one of which could be delayed or through which the stock certificates could be lost. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus be unable to convert their shares.

Because of our limited resources, certain restrictions in our amended and restated certificate of incorporation and the significant competition for business combination opportunities, we may not be able to consummate an attractive initial business combination, or any initial business combination at all.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience in identifying and concluding business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. As a result, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating an initial business combination. Because only            of the            blank check companies that went public in the United States from August 2003 to December 2007 have either consummated a business combination or entered into a definitive agreement for an initial business combination, it may indicate that fewer attractive target businesses are available to entities similar to our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate an initial business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing required to complete an initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular initial business combination.

Because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering not held in trust and funds available to us from interest earned on the trust account balance prove to be insufficient, either because of the size of the initial business combination or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. Recent turmoil in the credit markets has greatly reduced the availability of debt financing. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account (including amounts we borrowed, if any) to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event that we were ultimately required to forfeit such funds, and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, we could be left with insufficient funds to continue searching for, or to conduct due diligence with respect to, other potential target businesses.

Even if we do not require additional financing to consummate an initial business combination, if we consummate an initial business combination, we may require additional financing to fund the operations or growth of the target business. Any failure to secure additional financing would have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after an initial business combination.

There is currently no market for our securities, and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more unsuccessful proposed business combinations, the filing of periodic reports containing unfavorable disclosure with the SEC and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Our founding stockholders, including all of our independent directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon completion of this offering, our founding stockholders (including all of our independent directors) will collectively own 15% of our issued and outstanding shares of common stock (assuming that they do not purchase any additional units in this offering). These shares are subject to transfer restrictions until consummation of an initial business combination, and our founding stockholders, because of this ownership position, will have considerable influence regarding the outcome of the election of directors and certain other matters submitted for stockholder approval. As a result, our founding stockholders will continue to exert control at least until the consummation of a business combination.

Our founding stockholders paid an aggregate of $25,000, or approximately $0.006 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our founding stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur immediate and substantial dilution of approximately 27.6% or $2.76 per share (the difference between the pro forma net tangible book value per share of $7.24 and the initial offering price of $10.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect an initial business combination.

We will be issuing warrants to purchase 20,000,000 shares of common stock as part of the units offered by this prospectus and the insider warrants to purchase 6,000,000 shares of common stock. To the extent that we issue shares of common stock to effect an initial business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our outstanding warrants may make it more difficult to effect a business combination or increase the cost of acquiring the target business. Additionally, the exercise, or even the possibility of exercise, of the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If these warrants are exercised, your common stock would experience additional dilution.

If our founding stockholders or the purchaser of the insider warrants exercise their registration rights with respect to their initial shares or insider warrants and underlying securities, it may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to effect an initial business combination.

Our founding stockholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares will cease to be subject to the transfer restrictions. Additionally, Grail Chalice SPAC Holdings is entitled to demand that we register the resale of their insider warrants and underlying shares of common stock at any time after we consummate an initial business combination. If our founding stockholders and Grail Chalice SPAC Holdings exercise their registration rights with respect to all of their securities, then there will be an additional 4,058,824 shares (or 3,529,412 shares if the over-allotment option is not exercised) of common stock and 6,000,000 warrants (as well as 6,000,000 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect an initial business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain adequate internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target business with which we seek to complete an initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of their internal controls. The development of the internal controls of any such entity to comply with the Sarbanes-Oxley Act may increase the time and expense necessary to complete or integrate any such business combination. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding this possibility, we do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may be invested by the trustee only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds that meet certain conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest only in government securities. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act.

If we are nevertheless deemed to be an investment company under the Investment Company Act, we may be subject to restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments;

•	restrictions on our use of leverage; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would entail additional expense for which we have not allotted funds.

The financial services industry faces substantial regulatory and litigation risks and conflicts of interest, and, after the consummation of an initial business combination, we may face legal liability and reduced revenues and profitability if our services are not regarded as compliant or for other reasons.

The financial services industry is subject to extensive regulation. Many regulators, including U.S. government agencies and self-regulatory organizations, as well as state securities commissions and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in censures, fines, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business, suspension or termination of licenses or the suspension or expulsion of a broker-dealer or investment adviser. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers, policyholders and other third parties who deal with financial services firms and are not designed to protect our stockholders. Regulations and investigations may result in limitations on our activities, such as the restrictions imposed on several leading securities firms as part of a settlement these firms reached with federal and state securities regulators and self-regulatory organizations in 2003 to resolve investigations into equity research analysts’ alleged conflicts of interest.

The regulatory environment in which we will operate is also subject to modifications and further regulations. New laws or regulations or changes in the enforcement of existing laws or regulations applicable to us also may adversely affect our business, and our ability to function in this environment will depend on our ability to constantly monitor and react to these changes. In recent years, the volume of claims and amount of damages claimed in litigation and regulatory proceedings against financial services firms has been increasing. After our initial business combination, our engagement agreements or arrangements may include provisions designed to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be adhered to in all cases. We may also be subject to claims arising from disputes with employees for alleged discrimination or harassment, among other things. The risk of significant legal liability is often difficult to assess or quantify and its existence and magnitude often remain unknown for substantial periods of time. As a result, we may incur significant legal expenses in defending against litigation. Substantial legal liability or significant regulatory action against us could materially adversely affect our business, financial condition or results of operations or cause significant reputational harm to us, which could harm our business.

Financial services firms are subject to numerous conflicts of interest and perceived conflicts of interest. We will need to adopt various policies, controls and procedures to address or limit actual or perceived conflicts and regularly seek to review and update our policies, controls and procedures. However, these policies, controls and procedures may result in increased costs, additional operational personnel and increased regulatory risk. Failure to adhere to these policies and procedures may result in regulatory sanctions or client litigation. There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. It is not always possible to deter or prevent employee misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases.

The determination of the offering price of our units and insider warrants is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us.

The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the amount held in our trust account (excluding deferred underwriting discounts and commissions of $6,000,000 or $6,900,000 if the over-allotment option is exercised in full).

Under Delaware law, a court could invalidate certain provisions of our amended and restated certificate of incorporation that may not be amended before the completion of our initial business combination, which could reduce or eliminate the protection afforded to our stockholders by those provisions.

Our amended and restated certificate of incorporation sets forth specific requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides that:

•

upon consummation of this offering, $197,295,000 (or $226,095,000 if the over-allotment option is exercised in full), of the proceeds from the offering and the sale of the insider warrants will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with an initial business combination, including the payment of the deferred underwriting discounts and commissions, or thereafter, upon our dissolution and liquidation, or as otherwise permitted in the amended and restated certificate of incorporation;

•	prior to the consummation of our initial business combination, we will submit any business combination to our stockholders for approval;

•

we may consummate our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and an amendment to provide for our perpetual existence, (ii) a majority of outstanding shares vote in favor of the amendment to provide for our perpetual existence and (iii) public stockholders owning less than 40% of the shares underlying the units sold in this offering exercise their conversion rights on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, to approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months;

•

if our initial business combination is approved and consummated, public stockholders who both voted against the initial business combination and exercised their conversion rights will receive their pro rata share of the trust account provided that such public stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares underlying the units sold in this offering;

•

our amended and restated certificate of incorporation prohibits us from incurring debt for borrowed money from the date hereof until consummation of an initial business combination unless such debt does not require the payment of interest or repayment of principal prior to an initial business combination;

•

prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

•

we will not enter into our initial business combination with any entity in which any of our founding stockholders, officers, directors or Grail Partners or its affiliates has a financial interest unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that the initial business combination is fair to our unaffiliated stockholders from a financial point of view;

•

our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and our chief executive officer shall assume immediate responsibility to take reasonable action to rectify noncompliance or otherwise cause compliance with the terms of this offering;

•

our audit committee will review and approve all payments made to our founding stockholders, officers, directors and our affiliates, including Grail Partners and its employees, prior to consummation of our initial business combination, other than the repayment of the advances of $200,000 and the $10,000 per month payment to Grail Partners for certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in New York, New York, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval;

•

if an initial business combination is not consummated within 24 months (or up to 30 months after the date of this prospectus if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months), then we will be dissolved and will distribute to all of our public stockholders their pro rata share of the trust account; and

•

we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more existing businesses whose fair market value, either individually or collectively, is equal to at least 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $6,000,000 or $6,900,000 if the over-allotment option is exercised in full) at the time of such business combination, as adjusted to include any amounts previously paid to public stockholders in connection with the exercise of their conversion rights in connection with a vote, if any, to approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months.

Our amended and restated certificate of incorporation prohibits the amendment of these provisions prior to consummation of an initial business combination, except that, if we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us a total of up to 30 months after the date of this prospectus to consummate our initial business combination). However, the validity of provisions prohibiting amendment of the certificate of incorporation under Delaware law has not been settled. A court could conclude that the prohibition on amendment violates the stockholders’ implicit rights to amend the corporate charter. In that case, these provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. We view the foregoing provisions as obligations to our stockholders, and, except for an amendment, if any, approved by our stockholders to extend our corporate existence by up to an additional six months, we have agreed not take any actions to waive or amend any of these provisions prior to the closing of an initial business combination.

If we effect an initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect an initial business combination with a company located outside of the United States. If we were to do so, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion, exchange rate controls or corporate withholding taxes on dividend payments to individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	reporting and accounting requirements in the home jurisdiction;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency and exchange rate fluctuations;

•	challenges in collecting accounts receivable;

•	cultural and language differences; and

•	employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

Because we must furnish our stockholders with certain target business financial statements prepared in accordance with the requirements of federal securities laws, and the rules promulgated thereunder, and audited in accordance with specified standards, we will not be able to complete an initial business combination with prospective target businesses unless we can prepare their financial statements in accordance with such requirements and standards.

The U.S. federal securities laws require that a business combination meeting certain financial significance tests include historical and pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Our initial business combination must be with a target business that has a fair market value of at least 80% of the balance in the trust account at the time of our initial business combination (excluding deferred underwriting discounts and commissions of $6,000,000 or $6,900,000 if the over-allotment option is exercised in full). We will be required to provide historical and pro forma financial information to our stockholders when seeking approval of an initial business combination with one or more target businesses. These financial statements must be prepared in accordance with the requirements of federal securities laws, and the rules promulgated thereunder, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB. If a proposed target business, including one located outside of the United States, does not have financial statements that can be prepared in accordance with U.S. federal securities laws, and the rules promulgated thereunder, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

If we effect an initial business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements, and we may not be able to enforce our legal rights.

If we effect an initial business combination with a company located outside of the United States, the laws of the country in which such company operates likely will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in such other jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States, and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties against our directors and officers under U.S. federal securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•

officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete a business combination;

•	pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	our public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option		Over-Allotment Option Exercised in Full
Gross proceeds
From offering	$200,000,000		$230,000,000
From private placement	6,000,000		6,000,000

Total gross proceeds	$206,000,000		$236,000,000

Offering expenses(1)
Underwriting discount (7% of gross proceeds from offering, 4% of which is payable at closing and 3% of which is payable upon consummation of a business combination)	$8,000,000	(2)	$9,200,000	(2)
Legal fees and expenses	350,000		350,000
Printing and engraving expenses	65,000		65,000
Accounting fees and expenses	60,000		60,000
SEC registration fee	15,818		15,818
FINRA filing fee	40,750		40,750
American Stock Exchange filing and listing fee	70,000		70,000
Miscellaneous expenses	3,432		3,432

Total offering expenses	$8,605,000		$9,805,000

Net proceeds before payment of deferred underwriting fees
Held in trust	$197,295,000		$226,095,000
Not held in trust	100,000		100,000

Total net proceeds(3)	$197,395,000		$226,195,000

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)(4)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$1,930,000		$1,930,000
Legal and accounting fees relating to SEC reporting obligations	200,000		200,000
Payment of administrative fees to Grail Partners ($10,000 per month for 24 months)(5)	240,000		240,000
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	530,000		530,000

Total	$2,800,000		$2,800,000

(1)	$200,000 of the offering expenses have been paid from the funds we received from Grail Chalice SPAC Holdings described below. We expect to repay these funds out of the proceeds of this offering available to us. These expenses are estimates only. Our actual expenditures for some of these items may differ from the estimates set forth herein.
(2)	For purposes of presentation, the underwriting discounts are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $6,000,000, or $6,900,000 if the over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of the offering, is payable to the underwriters only if and when we consummate an initial business combination.
(3)

Immediately following completion of this offering, we expect that 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions) will be $153,036,000, or $175,356,000 if the over-allotment option is exercised in full, which represents the minimum fair market value (as adjusted for net interest earned but not released to us) of our initial business combination.
(4)	The amount of proceeds not held in trust will remain constant at $100,000 even if the over-allotment option is exercised. In addition, $2,800,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. If the underwriters determine the size of this offering should be increased, however, it could result in a proportionate increase in the amount of interest we may withdraw from the trust account. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(5)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.
(6)	Assumes our stockholders have not approved an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months. If our stockholders approve such an amendment, we could incur up to $300,000 ($10,000 per month for 30 months) for the administrative fee payable to Grail Partners.

In addition to the offering of units by this prospectus, Grail Chalice SPAC Holdings has committed to purchase the insider warrants (for an aggregate purchase price of $6,000,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from this purchase will be placed in the trust account described below.

Of the proceeds of this offering and the sale of the insider warrants, $197,295,000, including $6,000,000 in deferred underwriting discounts and commissions, or approximately $9.86 per unit sold to the public in this offering (or $220,095,000, or approximately $9.83 per unit, if the over-allotment option is exercised in full), will be placed in a trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The funds held in trust will be invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less, or in money market funds that meet certain conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest only in government securities, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us of (i) up to $2,800,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of an initial business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete an initial business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

We have agreed to pay Grail Partners a monthly fee of $10,000 for certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in New York, New York, as we may require from time to time. The arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders.

Other than the $10,000 monthly fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our officers, directors, founding stockholders or any of our or their affiliates, prior to, or for any services they render in order to effect, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as searching for and identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices or similar locations of prospective target businesses to examine their operations or meet with their representatives or owners. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of an initial business combination” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Since the role of present management after an initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our search for an initial business combination will be $100,000. In addition, interest earned on the funds held in the trust account, up to $2,800,000, may be released to us to fund our working capital requirements. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We intend to use the excess working capital (approximately $530,000) for director and officer liability insurance premiums (approximately $180,000), with the balance of $350,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our founding stockholders in connection with activities on our behalf as described below. We believe these funds will be sufficient to cover these expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we enter into a letter of intent where we pay for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific initial business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. In addition, our amended and restated certificate of incorporation prohibits us from incurring debt for borrowed money from the date hereof until consummation of an initial business combination unless such debt does not require the payment of interest or repayment of principal prior to an initial business combination.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. Immediately following completion of this offering, we expect that 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions) will be $153,036,000, or $175,356,000 if the over-allotment option is exercised in full, which represents the minimum fair market value (as adjusted for net interest earned but not released to us) of our initial business combination. While we are not obligated to engage any of the underwriters to assist us with locating a target business following this offering, we are not restricted from doing so. If we were to do so, we may pay a fee to them for their services for assisting us in locating a target business. To the extent that our capital stock or borrowed funds are used in whole or in part as consideration to effect an initial business combination, the proceeds held in the trust account that are not used to consummate an initial business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business or additional acquisition opportunities and for general corporate purposes. Such working capital funds could be used in a variety of ways, including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees that we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate an initial business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Grail Partners has agreed to advance us the funds necessary to complete such liquidation (currently anticipated not to exceed approximately $50,000) and has agreed not to seek repayment of such expenses.

Grail Chalice SPAC Holdings has advanced $200,000 to us, which was used to pay our SEC registration fee, our FINRA filing fee and a portion of our American Stock Exchange listing fee, our legal and audit fees and expenses. This loan is repayable without interest on the consummation of this offering and will be repaid out of the proceeds of this offering not being placed in the trust account.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months (or up to 30 months if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months), assuming that an initial business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with an initial business combination or an extension of our corporate existence by up to an additional six months which the public stockholder voted against and which we consummate or effectuate, as applicable. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of our initial business combination, the underwriters will be entitled to receive the deferred portion of their discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account, the underwriters have agreed (i) on our liquidation to forfeit any rights or claims to the deferred underwriting discounts and commissions then in the trust account and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions to the public stockholders on a pro rata basis.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

At May 31, 2008, our net tangible book value was $(449,775), or approximately $(0.13) per share of common stock. After giving effect to the sale of 20,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at May 31, 2008 would have been $112,537,803, or $7.25 per share, representing an immediate increase in net tangible book value of $7.38 per share to the founding stockholders and an immediate dilution of $2.75 per share, or 27.5%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $78,879,990 less than it otherwise would have been because if we effect a business combination, the conversion rights of the public stockholders (but not our founding stockholders) may result in the conversion into cash of up to 40% less one share of the aggregate number of the shares underlying the units sold in this offering on a cumulative basis with shares converted as part of the stockholder vote to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months, if applicable, at a per share conversion price equal to the amount in the trust account (a portion of which is made up of $6,000,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares underlying the units sold in this offering.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.13)
Increase attributable to new investors and private sales	$7.38
Pro forma net tangible book value after this offering		$7.25	(1)

Dilution to new investors		$2.75	(1)

The following table sets forth information with respect to our founding stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Founding stockholders	3,529,412	(1)	15.0%	$25,000	0.1%	$0.007
New investors	20,000,000		85.0%	$200,000,000	99.99%	$10.00

	23,529,412		100.0%	$200,025,000	100.0%

(1)	Assumes the over-allotment option has not been exercised and our founding stockholders have forfeited an aggregate of 529,412 shares of common stock as a result. Assumes no forfeiture of initial shares upon settlement of the CVRs.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and the sale of the insider warrants	$(449,775)
Net proceeds from this offering and the sale of the insider warrants	$197,395,000
Offering costs paid: accrued and excluded from net tangible book value before this offering	472,568
Less: Deferred underwriting discounts and commissions payable upon consummation of an initial business combination	$6,000,000
Less: Proceeds held in trust subject to conversion to cash ($197,295,000 × 40% less one share)(1)	$78,879,990

$112,537,803

Denominator:
Shares of common stock outstanding prior to this offering(2)	3,529,412
Shares of common stock included in the units offered	20,000,000
Less: Shares subject to conversion (20,000,000 x 40% less one share)(2)	(7,999,999)

15,529,413

(1)	Includes a pro rata portion of the deferred underwriting discounts and commissions (approximately $0.30 per share) that will be distributed to public stockholders electing to convert their shares.
(2)	Assumes the over-allotment option has not been exercised and our founding stockholders have forfeited an aggregate of 529,412 shares of common stock as a result and assumes no forfeiture of initial shares upon settlement of the CVRs.

CAPITALIZATION

The following table sets forth our capitalization at May 31, 2008 and as adjusted to give effect to the sale of our units and the insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	May 31, 2008
	Actual	As Adjusted
Deferred underwriting discounts and commissions	$—	$6,000,000
Notes payable to related party(1)	200,000	—
Common stock, par value $0.0001 per share, -0- and 7,999,999 shares which are subject to possible conversion, shares at conversion value(2)	—	78,879,990

Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 1,000,000 shares authorized; none issued or outstanding	—	—

Common stock, par value $0.0001 per share, 60,000,000 shares authorized; 4,058,824 shares issued and outstanding, actual; 15,529,413 shares issued and outstanding (excluding 7,999,999 shares subject to possible conversion), as adjusted(3)	406	1,553
Additional paid-in capital(4)	24,594	112,538,457
Deficit accumulated during the development stage	(1,757)	(2,207)

Total stockholders’ equity	23,243	112,537,803

Total capitalization	223,243	197,417,793

(1)	The note payable issued to Grail Chalice SPAC Holdings is non-interest bearing and is payable on the earlier of December 28, 2008 or the consummation of this offering.
(2)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 40% of the aggregate number of shares less one share sold in this offering on a cumulative basis with shares converted as part of the stockholder vote to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us up to 30 months to complete an initial business combination), if applicable, or 7,999,999 shares, at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.86 per share (or approximately $9.83 per share if the over-allotment option is exercised in full)), including the deferred underwriting discounts and commissions and including accrued interest, net of any interest previously released to us, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, our non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.
(3)	Assumes the over-allotment option has not been exercised and our founding stockholders have forfeited an aggregate of 529,412 shares of common stock as a result and assumes no forfeiture of initial shares upon settlement of the CVRs.
(4)	On January 9, 2008 and February 11, 2008, Grail Chalice SPAC Holdings transferred at cost an aggregate of 200,000 shares of common stock to Messrs. Fisher, Clark, Gluckstern and Raver in connection with their agreement to serve as directors. We will determine the fair value of these shares and will record an expense to the extent that the fair market value of the shares exceed their original costs. The resulting charge is not expected to have an impact on the total stockholder’s equity or a material effect on our financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were formed on December 13, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar transaction, including a joint venture or obtaining a majority interest through contractual arrangements, with an existing business in the financial services industry (excluding depository institutions). To date, our efforts have been limited to organizational activities as well as activities related to this offering. Our efforts in identifying prospective target businesses will not be limited by geography. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the percentage ownership interest of investors in this offering;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•

may cause a change in control if a substantial number of our shares of common stock are issued, which may affect our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, this could result in:

•	significant restrictions on the operations of our business and the ability to pay dividends;

•	default and foreclosure on our assets, if our operating revenues after a business combination are insufficient to pay our debt obligations;

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acceleration of our obligations to repay indebtedness even if we have made all principal and interest payments when due in the event that the debt security contains covenants requiring the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	our immediate payment of all principal and accrued interest, if any, if any debt security is payable on demand;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such debt security is outstanding; and

•	other disadvantages compared to our competitors who have less debt.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering, including organizing our company, receiving $25,000 from the sale of an aggregate of 4,058,824 shares of common stock to our founding stockholders and a loan of $200,000 from Grail Chalice SPAC Holdings that is more fully described below, identifying an underwriter and engaging a law firm and accountants in connection with this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company as well as for due diligence expenses in connection with our efforts to consummate an initial business combination.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through the receipt of $25,000 from the sale of an aggregate of 4,058,824 shares of common stock to our founding stockholders and a loan of $200,000 from Grail Chalice SPAC Holdings that is more fully described below. We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $605,000 and underwriting discounts of approximately $14,000,000 (or $16,100,000 if the over-allotment option is exercised in full), together with the $6,000,000 from the sale of the insider warrants will be $191,395,000. However, the underwriters have agreed that $0.30 per unit of the underwriting discounts and commissions will be deferred and will not be payable unless and until we consummate a business combination. Accordingly, $197,295,000 (or $226,095,000 if the over-allotment option is exercised in full) will be held in trust. The remaining $100,000 will not be held in trust.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways, including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees that we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

As of December 28, 2007, Grail Chalice SPAC Holdings had advanced $200,000 to us, which will be used to pay our SEC registration fee, our FINRA filing fee and a portion of our American Stock Exchange listing fee and our legal and audit fees and expenses. This unsecured loan is repayable without interest on the earlier of December 28, 2008 or the consummation of this offering. We expect that this loan will be repaid out of the proceeds of this offering not being placed in the trust account.

We believe that, upon consummation of this offering, the $100,000 of net proceeds not held in the trust account, plus the up to $2,800,000 of interest earned on the trust account balance that may be released to us as well as amounts necessary to pay our tax obligations, will be sufficient to allow us to operate for at least the next 24 months (or up to 30 months if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months), assuming that an initial business combination is not consummated during that time. Over this time period, we will be using these funds to identify and evaluate prospective acquisition candidates, perform business due diligence on prospective target businesses, travel to and from the offices or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, select the target business to acquire and structure, negotiate and consummate the initial business combination. We anticipate that we will incur approximately:

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$1,930,000 of expenses in connection with legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination;

•	$200,000 of expenses in connection with legal and accounting fees relating to our SEC reporting obligations;

•

$240,000 for the administrative fee payable to Grail Partners ($10,000 per month for 24 months) (or if the time period within which we may complete an initial business combination is extended to 30 months, $300,000); and

•	$530,000 for general working capital that will be used to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. To the extent our estimate of costs is less that the actual amount of such costs, we may have insufficient funds available to operate our business prior to our initial business combination. However, we may need to raise additional funds through a private offering of debt or equity securities, although we have not entered into any such arrangement and have no current intention of doing so. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination or an amendment to extend our corporate existence by up to an additional six months, in which case we may issue additional securities or incur debt in connection with such initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

We are obligated, commencing on the date of this prospectus, to pay a monthly fee of $10,000 to Grail Partners for certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in New York, New York, as we may require from time to time.

Grail Chalice SPAC Holdings has committed to purchase an aggregate of 6,000,000 warrants at $1.00 per warrant (for a total purchase price of $6,000,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as described in Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls.

This process may take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting. Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds that meet certain conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest only in government securities. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk, and we do not intend to engage in hedging activities with respect to interest rate exposure.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of May 31, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on December 13, 2007. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar transaction, including a joint venture or obtaining a majority interest through contractual arrangements, with an existing business in the financial services industry (excluding depository institutions), which we refer to as our initial business combination. To date, our efforts have been limited to organizational activities and activities related to this offering. Our efforts in identifying prospective target businesses will not be limited by geography.

We will seek to capitalize on the significant financial services industry experience of our officers and directors, Donald H. Putnam, John C. Siciliano, Darlene T. DeRemer and William M. Parent. These individuals have spent their careers operating, advising and investing in financial services companies. Messrs. Putnam and Siciliano are currently Managing Partners of Grail Partners, a merchant bank focused on providing advisory services to, and investing in, companies in the financial services industry and an affiliate of Grail Chalice SPAC Holdings. Prior to his involvement with Grail Partners, Mr. Putnam co-founded Putnam Lovell NBF Securities Inc. in 1987, where he served as Chief Executive Officer, Vice Chairman and Managing Director in the firm’s investment banking group. Over the past 35 years, Mr. Putnam has participated in numerous transactions, including the sale of PIMCO Advisors LP to the Allianz Group, the sale of RS Investments to Guardian Insurance, and the sale of FrontPoint Partners LLC to Morgan Stanley. Mr. Siciliano previously has served as the Chairman and Chief Executive Officer of publicly owned BKF Capital Group, Inc. and as head of the global institutional business for Dimensional Fund Advisors, prior to which he was President of the Payden & Rygel Investment Group and co-head of the North American Corporate Finance Division of Dresdner Kleinwort Benson. Ms. DeRemer co-founded Grail Partners in 2005, prior to which she was an investment banker at Putnam Lovell NBF Securities Inc. She has spent the past 29 years as an advisor to the mutual fund industry. Ms. DeRemer advised on Deutsche Bank AG’s sale of its U.S. private client business to Legg Mason, Inc., Scudder Investments Service Co.’s sale of its retirement business to Automatic Data Processing, Inc. and on Legg Mason, Inc.’s integration of its purchase of Citigroup Inc.’s asset management business. Mr. Parent has served as a partner at DLB Capital, LLC, a financial services-focused private equity firm, and as Managing Director and Co-Head of BankBoston Capital Inc., a $380 million middle market buyout group within Bank of America Corporation. During his tenure at BankBoston Capital, Inc., Mr. Parent led a team of seven investment professionals, acted as a lead investor for 16 private equity investments, served on the board of 10 portfolio companies and served as a member of the firm’s investment committee.

Under a letter agreement with Grail Partners, we will have access to the resources of Grail Partners to help us in identifying and consummating a business combination. Grail Partners is a merchant bank focused on providing advisory services to, and investing in, companies in the financial services industry. Grail Partners serves as General Partner of Chalice a crossover private equity fund focused on making equity investments, typically in the form of a minority stake in financial services companies. As of May 31, 2008, Chalice had 11 portfolio companies in various subsectors of the financial services industry, including asset management, financial technology, specialty finance and business services. Investments as of May 31, 2008 included Creighton Capital Management LLC, Education Finance Partners, Inc., United Capital Financial Partners LLC, XShares Group LLC, Munder Capital Management, Hillcrest Asset Management LLC, Offit Capital Advisors LLC, Lumen Advisors, LLC, Merlin Securities, LLC, Integrated Trade Processing Corp. and Financial Crossing, Inc. As of May 31, 2008, Grail Partners had seven partners and employed 10 full-time investment professionals who have over 200 years of collective experience in various roles in the financial services industry, including investing, managing divisions of large companies and entrepreneurial ventures, structuring products, mergers and acquisitions, consulting to large organizations and sales and marketing.

Grail Partners has an extensive network of industry relationships, including with former and current senior executives, portfolio managers at leading asset managers and hedge funds, industry entrepreneurs, consultants and advisors. We believe Grail Partners’ network will provide us access to numerous potential target businesses and could result in us receiving notice of opportunities when such opportunities first become available. We expect that many of these target businesses will fit our investment criteria and that a limited number of parties will have access to such opportunities.

Grail Partners, Chalice and our company all are focused on the financial services industry. Under its Third Amended and Restated Limited Liability Company Operating Agreement, Grail Partners’ principal purpose is to engage in various strategic advisory, merchant banking and investment activities. Under its Limited Partnership Agreement, Chalice’s investment objective as a crossover private equity fund is to concentrate on industry sectors in which the principals of Grail Partners have extensive business experience. Our objective, meanwhile, is to acquire control of an existing operating business in the financial services industry (excluding depository institutions). Although our objective is different than that of Grail Partners and Chalice, we believe the expertise of our directors and officers in the financial services industry will well-position us to consummate an initial business combination.

Equity interests in Grail Partners and Chalice are offered only to qualified purchasers, as defined in the Investment Company Act, in reliance on exemptions from the registration requirements of the Securities Act. Thus, unlike the units being sold in this offering, interests in Grail Partners and Chalice are not available to the general public. We believe that we face some of the same material risks related to the financial services industry as Grail Partners and Chalice. Grail Partners and Chalice both face additional risks related to the making of minority investments in financial services companies and risks related to the lack of a permanent source of capital due to potential investor redemptions, while Grail Partners also faces risks related to its advisory business and declines in the demand for services therefrom. Unlike Grail Partners and Chalice, however, we are subject to risks related to our status as a blank check company, potential conflicts of interest, our ability to consummate an initial business combination, risks specific to any target business we may acquire and our status as a public company. See “Risk Factors.”

Our Competitive Advantages

We believe that we have the following competitive strengths, which will help us consummate an attractive business combination opportunity. However, we cannot assure you that we will be able to locate a target business or that we will succeed in consummating a business combination.

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Financial Services Industry Expertise. Our officers and directors and the professionals at Grail Partners have more than 200 years of collective experience in the financial services industry, during which time they have served in a variety of senior positions for a variety of prominent financial services companies, including founder and chief executive officer of Putnam Lovell NBF Securities Inc. and president and chief executive officer of BKF Capital Group, Inc. In addition, they have advised numerous companies in the financial services industry, including acting as special adviser to Legg Mason, Inc. in its acquisition of Citigroup Inc.’s asset management business, which had more than $437 billion in assets under management at the time of the acquisition.

•

Track Record of Successful M&A Transactions. Our officers and directors have successfully completed numerous mergers and acquisitions transactions in the financial services industry either as financial advisers or as operating manager. These transactions include Allianz Group’s acquisition of PIMCO Advisors LP, Caterpillar Investment Management’s sale of its mutual funds to T. Rowe Price, Deutsche Bank AG’s purchase of Zurich Scudder Investments Inc., BankBoston Financial Corp.’s merger with Fleet Financial, Inc. the leveraged buyout of Adelante Investors from Lend Corporation and the acquisition of Barr Rosenberg Group by AXA Investment Managers, a fund management unit of AXA S.A.

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Track Record of Successful Principal Investing. In addition to mergers and acquisitions experience, our officers and directors have an extensive history of successful principal investments, including the management buyout of Munder Capital Management, the formation of Partners First Credit Corp. and investments in China Risk Finance and HomeSide Lending. Mr. Parent co-headed the private equity group Bank Boston Capital, Inc., where he was involved in 16 principal investments. As chief executive officer of Putnam Lovell NBF Securities, Mr. Putnam oversaw the firm’s principal investment activity. In addition, our officers manage the investment activity of Grail Partners, which has invested in nine financial services companies since its founding in 2005.

We believe that our value-added approach will provide us with a significant advantage in competitive situations. There are many investors currently in the market that can provide capital and financial engineering, but we believe that through our relationship with Grail Partners we will be able to supply expertise in product development and distribution, knowledge of industry trends and access to high level industry executives that enhance management and make us an attractive acquirer for target businesses.

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Ability to Identify Strong Management Teams. Our officers and directors have engaged in advising and operating financial services companies and, through Chalice, have invested in such companies. Through these experiences we believe our officers and directors have developed the ability to identify talented executives and management teams and to work with such teams to establish barriers to market entry by new participants.

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Proprietary Deal Flow. Our officers and directors and Grail Partners have an extensive network of personal and professional contacts and referral relationships, including relationships with private equity funds, hedge funds, mutual funds and registered broker-dealers and their executives, through which we expect to source acquisition opportunities. In addition, our directors and officers are involved actively in mergers and acquisitions, sales and divestitures and recapitalizations in the financial services industry, which involvement provides them with investment opportunities on an ongoing basis.

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Assistance of Grail Partners. Grail Partners has agreed to provide us with access to its investment professionals located in its offices in New York, Boston and San Francisco, at no cost to us, to source, evaluate and assist us in the due diligence of target businesses.

Investment Criteria

We have identified the following general attributes that we believe are important in evaluating prospective target businesses. We will use these attributes in evaluating acquisition opportunities. We may decide, however, to enter into a business combination with a target business that does not, or target businesses that do not, possess any or all of these attributes if our officers and directors are presented with an attractive target business and determine it is in the best interests of our stockholders to pursue such opportunity.

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Exceptional Executive Team. We believe that no single factor is a more fundamental determinant of success than the quality of the executive leadership team. Our executive officers have years of experience operating and investing in companies, which we believe gives us an advantage in identifying and evaluating exceptional management teams.

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Defensive Oriented Business Model. However aggressive the strategy, we favor companies with a defensive business model, the hallmarks of which include a focus on positive cash flow derived from sustainable “value-based” pricing, high operating leverage, lean operations, use of outsourcing as appropriate within the organizational structure and performance-based executive compensation. We believe that companies with consistent, sustainable growth often feature these traits in addition to disciplined narrow business models. Thus, we expect that defensive business models, discipline, resilience and staying power will be major factors in our determination to enter into a business combination.

•	Competitive Edge. Leadership companies create a competitive edge and use it to establish powerful barriers to entry by potential competitors as well as to outperform existing competitors. Often, this competitive edge will manifest itself through state-of-the-art technology or process capability or continual investment in niche markets or human resources. We intend to favor target businesses that recognize that long-term success is dependent upon continual investments, modifications and improvements to their competitive edge.

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Clearly Articulated Culture of Merit. In recent years, business entities increasingly have become focused on their corporate culture and values in developing their organizational structures. We believe that successful businesses can feature many types of corporate cultures and a variety of worthy corporate values. Although the underlying organizational designs of these businesses may differ, we believe that most successful businesses have established a culture of merit that requires measurement of goals, communication amongst executives and employees related to such goals and unambiguous accountability, both positive and negative, of executives and employees with respect to attainment of such goals. We will seek target businesses that demonstrate a culture of merit through above average employee equity ownership, low employee turnover, a track record of rewarding high performing employees and managers, a strong industry reputation and a management team focused on recruiting and retaining talented employees.

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Established Companies with Proven Track Records. We generally will seek to acquire established companies with strong historical financial performance and typically will focus on companies with a history of strong operating and financial results. However, we may acquire a company undergoing an operational or financial turnaround that demonstrates strong prospects for future growth.

Effecting a Business Combination

General

We are not engaged in, and we do not intend to engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use the net proceeds of this offering, our capital stock, debt or a combination of these to consummate our initial business combination. Although we intend to apply substantially all of the net proceeds of this offering generally toward consummating an initial business combination as described in this prospectus, we have not otherwise designated the proceeds for any more specific purposes. Accordingly, you will not be provided an opportunity to evaluate the specific merits or risks of any one or more target businesses at the time of your investment. If we engage in an initial business combination with a target business using our capital stock or debt financing in lieu of the use of the funds in the trust account, we intend to use the proceeds from this offering and the sale of the insider warrants to fund the ongoing operations of the target business following the initial business combination and potentially to undertake additional acquisitions. We may engage in an initial business combination with a company that does not require substantial additional capital but which is seeking to establish a public trading market for its securities, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various U.S. federal and state securities laws and the risk that market conditions will not be favorable for an initial public offering at the time the target is ready to commence an offering. Alternatively, we may seek to consummate an initial business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we probably will have the ability, as a result of our limited resources, to effect only a single business combination.

We have not identified a target

To date, we have not selected any target business on which to concentrate our search for an initial business combination. Our officers and directors have neither individually identified nor considered a target business nor have they had any discussions regarding possible target businesses amongst themselves or with our underwriters or other advisors. None of our officers, directors, promoters or other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar transaction, including a joint venture or obtaining a majority interest through contractual arrangements, with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. In addition, we have not, nor has anyone acting on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We also have not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. Moreover, we will not use any non-public information obtained by Grail Partners, its investment professionals or their affiliates through an unsolicited inquiry occurring prior to the completion of this offering. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in an initial business combination with a target business on favorable terms.

Subject to the limitation that a target business have a fair market value of at least 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $6,000,000, or $6,900,000 if the over-allotment option is exercised in full) at the time of the acquisition, as described below in greater detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate in the financial services industry. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete an initial business combination. To the extent we effect an initial business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates that we intend to target. We anticipate that target business candidates will be brought to our attention from various affiliated sources, including our officers, directors, special advisors, and unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. We have entered into letter agreements with each of Mr. Putnam, Mr. Siciliano, Ms. DeRemer and Mr. Parent providing that, from the date of this prospectus until the earlier of our completion of an initial business combination or our liquidation, we will have a right of first review with respect to all potential target businesses with a fair market value in excess of $150 million that come to their attention, subject to any pre-existing fiduciary obligation he or she might have. In addition, we have entered into a letter agreement with Grail Partners providing that, from the date of this prospectus until the earlier of our completion of an initial business combination or our liquidation, we will have a right of first review with respect to all potential target businesses with a fair market value in excess of $150 million that come to its attention, subject to its fiduciary obligations to clients of its advisory business. The parties to the right of first review agreements must present a target business to us within 10 days of learning of the opportunity, and there is no limit on the time we will have to decide to pursue such opportunity. If we decline to pursue a target business, other entities may be presented with the opportunity on terms no better than those on which it was presented to us. We believe that the $150 million threshold is appropriate for the transaction because it is likely that we will consummate an initial business combination with a target business having a fair market value in excess of $150 million, using the proceeds from this offering combined with proceeds from the incurrence of debt or the issuance of debt or equity securities. We will not, however, use any non-public information obtained by Grail Partners, its investment professionals or their affiliates through an unsolicited inquiry occurring prior to the completion of this offering.

Target businesses may be brought to our attention by unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. These sources may also introduce us on an unsolicited basis to target businesses they believe we may be interested in, since many of these sources will have read this prospectus and be familiar with our investment criteria. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction.

Our management has experience in evaluating transactions but will retain advisors as it deems necessary to assist in its due diligence efforts. In no event, however, will any of our officers, directors, founding stockholders or special advisors, or any entity with which they are affiliated, be paid, from us or a target business, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effect, the consummation of a business combination (regardless of the type of transaction that it is), except for (i) repayment of advances of $200,000 made to us by Grail Chalice SPAC Holdings to cover expenses related to this offering, (ii) payment of $10,000 per month to Grail Partners for certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in New York, New York, as we may require from time to time, and (iii) reimbursement for any actual out-of-pocket expenses incurred in connection with activities on our behalf. There is no limit on the amount of these actual out-of-pocket expenses subject to availability of adequate funds, and there will be no review of the reasonableness of the expenses by anyone other than our audit committee or board of directors in certain circumstances. Any payments made to members of our audit committee will be reviewed and approved by our board of directors with any interested director abstaining from such review and approval. If we determine to enter into an initial business combination with a target business that is affiliated with any of our officers, directors, special advisors or founding stockholders or their affiliates, we would do so only if we obtained an opinion from an independent investment banking firm that is a member of FINRA that the initial business combination is fair to our unaffiliated stockholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we would consider as an initial business combination target.

Because of the nature of Grail Partners’ business, executives associated with Grail Partners, including Messrs. Putnam, Siciliano and Parent as well as Ms. DeRemer, occasionally receive unsolicited inquiries that identify companies that are potentially for sale. Management has not and will not respond to any such inquiries, nor will it pursue any potential target businesses that such unsolicited inquiries have identified prior to the completion of this offering.

Selection of a target business and structuring of an initial business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $6,000,000, or $6,900,000 if the over-allotment option is exercised in full) at the time of such acquisition, as adjusted to include any amounts previously paid to public stockholders in connection with the exercise of their conversion rights in connection with a vote, if any, to extend our corporate existence, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We may structure an initial business combination to acquire less than 100% of such interests or assets of the target business, but we will not acquire less than a controlling interest (which would be at least 50.1% of the voting securities of the target business). In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory regime to which the target business is subject; and

•	costs associated with effecting the business combination.

These factors are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting an initial business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information that is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We intend to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, it is unlikely we would continue negotiations with such target business. However, in no event will we enter into a definitive agreement for an initial business combination with a target business unless such entity executes a waiver agreement.

The time and costs required to select and evaluate a target business and to structure and complete the initial business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which an initial business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Additionally, while we are not obligated to engage any of the underwriters to assist us with locating a target business following this offering, we are not restricted from doing so. If we do so, we may pay a fee to them for their services for assisting us in locating a target business.

Fair market value of target business

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $6,000,000, or $6,900,000 if the over-allotment option is exercised in full) at the time of such acquisition, as adjusted to include any amounts previously paid to public stockholders in connection with the exercise of their conversion rights in connection with a vote, if any, to extend our corporate existence, although we may acquire a target business whose fair market value significantly exceeds 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $6,000,000, or $6,900,000 if the over-allotment option is exercised in full).

We anticipate structuring an initial business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure an initial business combination to acquire less than 100% of such interests or assets of the target business, but we will not acquire less than a controlling interest (which would be at least 50.1% of the voting securities of the target business). If we do not acquire 100% of the equity interests or assets of the target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $6,000,000, or $6,900,000 if the over-allotment option is exercised in full).

In contrast to many other blank check companies that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquiring company’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $6,000,000, or $6,900,000 if the over-allotment option is exercised in full). We have used this criterion to provide investors and our officers and directors with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquiring company to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the ongoing nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquiring company’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $6,000,000 or $6,900,000 if the over-allotment option is exercised in full) for the fair market value of the target business or businesses with which we combine so that our officers and directors will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove, a proposed initial business combination with a target business or businesses that such target business or businesses will meet the minimum valuation criterion for our initial business combination.

The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential revenues, earnings and cash flow, book value or a combination of these criteria). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with an initial business combination and that such independent investment banking firm will be a consenting expert. As the opinion will be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows stockholders to rely on their opinion will not be a factor in determining which firm to hire. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion unless it is affiliated with any of our officers, directors, special advisors or founding stockholders.

Lack of business diversification

Our initial business combination must be with a target business that satisfies, or target businesses that collectively satisfy, the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several existing businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities, which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating an initial business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the financial services industry; and

•	result in our dependency upon the performance of a single business or the development or market acceptance of a single or limited number of products, processes or services.

If we decide to acquire several businesses simultaneously and such businesses are owned by different sellers, we will need each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single business.

Limited ability to evaluate the target business’ management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination and assess on an individual basis whether individuals on the target business’ management team should be replaced, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following an initial business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following an initial business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to an initial business combination. Moreover, they would only be able to remain with the company after the consummation of an initial business combination if they are able to negotiate employment or consulting agreements in connection with the initial business combination. Such negotiations would take place simultaneously with the negotiation of the initial business combination and could provide for them to receive compensation in the form of cash payments, our securities or a combination of both for services they would render to the company after the consummation of the initial business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of an initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential initial business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not be able to recruit additional managers, or any such additional managers we do recruit may not have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of initial business combination

Prior to the completion of an initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not require stockholder approval ordinarily under applicable state law. In connection with any such transaction, we also will submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate existence to continue perpetually following the consummation of such initial business combination. Any vote to extend our corporate life to continue perpetually following the consummation of an initial business combination will be taken only if the initial business combination is approved. We will consummate an initial business combination only if stockholders vote both in favor of such initial business combination and our amendment to provide for our perpetual existence.

In connection with seeking stockholder approval of an initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business.

In connection with the vote required for an initial business combination and to amend our amended and restated certificate of incorporation to provide for our perpetual existence or an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us a total of up to 30 months after the date of this prospectus to consummate our initial business combination), all of our founding stockholders have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our founding stockholders have also agreed to vote shares underlying the subunits that they purchase in the secondary market prior to the shareholder vote to approve our initial business combination in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months. We will proceed with the initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and an amendment to provide for our perpetual existence, (ii) a majority of outstanding shares vote in favor of an amendment of our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, to approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months.

Extension of time to complete an initial business combination to up to 30 months

We have a period of 24 months from the consummation of this offering within which to effect our initial business combination. However, unlike other blank check companies, if we have entered into a definitive agreement within such 24-month period, we may, prior to the expiration of the 24-month period, call a meeting of our stockholders for the purpose of soliciting their approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months to avoid being required to liquidate. If the amendment is approved as described below, we would have a total of up to 30 months after the date of this prospectus to complete an initial business combination. In connection with seeking stockholder approval for the amendment, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

The amendment will be effective only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning less than 40% of the shares underlying the subunits sold in this offering vote the shares underlying such subunits against such amendment and exercise their conversion rights as described in this prospectus.

If we fail to sign a definitive agreement within such 24-month period or if we fail to consummate a business combination within such period of 24 months (or up to 30 months after the date of this prospectus if stockholders approve an amendment to our amended and restated certificate of incorporation to provide for such extension), we will liquidate and distribute the proceeds held in the trust account to our public stockholders, as described in this prospectus.

In connection with the vote, if any, to approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months, our founding stockholders have agreed to vote all of their initial shares in accordance with the vote of the majority of public stockholders and have agreed to waive their conversion rights.

If an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months is approved, we will still be required to seek stockholder approval before effecting our initial business combination, even if the initial business combination would not ordinarily require stockholder approval under applicable law. We will proceed with an initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and an amendment to provide for our perpetual existence, (ii) a majority of outstanding shares vote in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning less than 40% of the shares sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the special (or annual) meeting of stockholders called for the purpose of approving the amendment, if applicable, exercise their conversion rights.

If at the end of such additional six month period we have not effected such initial business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital requirements.

Conversion rights

At the time we seek stockholder approval of an initial business combination or an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the initial business combination or amendment and the business combination is approved and completed or the amendment is approved. Because the subunits are not separable until after consummation of our initial business combination, public stockholders will be required to forfeit the CVRs attached to any shares for which they exercise conversion rights. Public stockholders voting (i) against the amendment to extend our corporate existence will only have the right to cause us to convert the shares if the amendment is approved and (ii) against the initial business combination will only have the right to cause us to convert their shares if our initial business combination is approved and completed. Our founding stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket. The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions), inclusive of any interest (calculated as of two business days prior to the consummation of the proposed initial business combination or as of the date the amendment to extend our corporate existence by up to an additional six months is approved), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per share conversion price would be approximately $9.86.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or amendment at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination or amendment and the initial business combination is approved and completed or the amendment is approved, and, in the case of the initial business combination, the stockholder holds its shares through the closing of the initial business combination. The stockholder must also follow the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote on a proposed initial business combination or amendment. Following the approval of an initial business combination by our stockholders and until the completion of such business combination or termination of the definitive agreement related thereto, any transfer of shares owned by a public stockholder who has requested to exercise its conversion rights will be blocked. Moreover, if a public stockholder votes against an initial business combination or amendment but fails to properly exercise its conversion rights, such public stockholder will not have its shares of common stock converted.

We may require public stockholders, whether they are a record holder or hold their shares in “street name,” to tender their certificates to our transfer agent, if they hold physical certificates evidencing their shares, or to deliver their shares electronically using the DWAC System, if they hold shares electronically. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination or amendment and a Current Report of Form 8-K will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements, which we would require to be completed the business day immediately preceding the vote. These procedures are necessary to ensure that a converting stockholder’s election to convert is irrevocable once the initial business combination or amendment is approved and to allow us to know in advance of the vote the amount of cash from the trust account that we will have available to consummate our initial business combination. We therefore will not permit investors attending a stockholders’ meeting in person to tender their shares in person. These procedures, however, are not intended in any way to limit the ability of public stockholders to convert their shares of common stock. Accordingly, a stockholder would have from the time we send out our proxy statement until the vote on the initial business combination or amendment to decide to seek to exercise conversion rights. This time period varies depending on the specific facts of each transaction, but it will not be less than 20 days to be in accordance with the American Stock Exchange’s proxy notification recommendations. The delivery process can be accomplished by a stockholder who holds his, her or its shares electronically, whether or not he, she or it is a record holder or his, her or its shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his, her or its broker and requesting delivery of his, her or its shares through the DWAC System. Although we expect few stockholders to hold their shares physically, stockholders holding physical stock certificates can tender their certificates by sending via courier or overnight delivery. We believe that the average investor would have sufficient time under either of the above methods to tender their shares if we require them to do so, but we cannot assure you that will be the case. Because we do not have any control over this process, however, it may take significantly longer than we anticipated. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the initial business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, the investor could sell shares in the open market before actually delivering shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered the share certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination or amendment is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. In addition to the nominal cost of delivery shares though the DWAC System, the transfer agent typically will charge the tendering broker $35 for its services, and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting—the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination or amendment. Furthermore, if a stockholder delivered his, her or its certificate for conversion and subsequently decided prior to the meeting not to elect conversion, the stockholder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed on the closing date of our initial business combination or promptly after an amendment to extend our corporate existence by up to an additional six months is effected, as the case may be. Because the subunits are not separable until after consummation of our initial business combination, public stockholders will be required to forfeit the CVRs attached to any shares for which they exercise conversion rights. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they may hold.

In connection with a vote on our initial business combination or amendment, public stockholders may elect to vote a portion of their shares against the initial business combination or amendment. If the initial business combination is approved and consummated or the amendment is approved, public stockholders who elected to convert the portion of their shares that were voted against the initial business combination or amendment will receive the conversion price with respect to those shares and may retain any other shares they own.

If a vote on our initial business combination is held and the initial business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months from the date of this prospectus (or up to 30 months after the date of this prospectus if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months). If a vote on the amendment to extend our corporate existence by up to an additional six months is not approved, we may continue to try to consummate an initial business combination within the original 24-month period. If the initial business combination is not approved or completed for any reason or the amendment is not approved, then public stockholders voting against our initial business combination or amendment who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to each tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed or the amendment is approved, or in connection with our liquidation.

We will not effect an amendment to our amended and restated certificate of incorporate to extend our corporate existence to up to 30 months after the date of this prospectus if public stockholders owning 40% or more of the shares underlying the units sold in this offering both exercise their conversion rights and vote against the amendment. We will not complete any initial business combination if public stockholders owning 40% or more of the shares sold in this offering both exercise their conversion rights on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, to approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months, and vote against the initial business combination. Accordingly, it is our understanding and intention in every case to structure and consummate an initial business combination in which public stockholders owning up to 40% of the shares sold in this offering, less one share, may exercise their conversion rights on a cumulative basis and the business combination will still go forward. We have set the conversion percentage at 40% of the shares sold in this offering in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing an initial business combination or amendment to extend our corporate existence by up to an additional six months that is otherwise approved by a large majority of our public stockholders.

Notwithstanding the foregoing, a public stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares underlying the units sold in this offering. Such a stockholder, however, would be entitled to vote against a proposed initial business combination or amendment to extend our corporate existence with respect to all shares owned by him, her or it and his, her or its affiliates. We intend to determine whether one or more stockholders are subject to this 10% limitation based on a review of public filings of stockholders made pursuant to Section 13 of the Exchange Act as well as the records of our transfer agent. We believe this restriction will deter public stockholders from accumulating large blocks of stock before the vote is held to approve our initial business combination or amendment. Absent this provision, a public stockholder who owns more than 10% of the shares underlying the units sold in this offering could threaten to vote against a proposed business combination or amendment and seek conversion, regardless of the merits of the transaction, if, for example, his, her or its shares were not purchased by us, our management or our founding stockholders at a premium to the then current market price, or if the founding stockholders refused to transfer to him, her or it some of their initial shares. By eliminating any public stockholder’s ability to convert more than 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to attempt to block a transaction or amendment to extend our corporate existence that is favored by a majority of our public stockholders voting.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid the conversion price on the closing date of our initial business combination or promptly after an amendment to extend our corporate existence by up to an additional six months is effected, as the case may be, and will continue to have the right to exercise any warrants they own. The initial per share conversion price is expect to be $9.86 per share (or approximately $9.83 per share if the over-allotment option is exercised in full). Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of the public stockholders to exercise their conversion rights.

Ability of Founding Stockholders to buy subunits

Although they have not committed to do so, our Founding Stockholders (or their affiliates) may purchase shares privately or in the open market at any time, including prior to a special meeting at which stockholders will be asked to vote on an initial business combination, at any negotiated price, including at a premium to the then current trading price of our shares. In making these purchases, our Founding Stockholders (or their affiliates) may be purchasing common stock from stockholders who otherwise may have voted against the business combination proposal, and they will have a conflict of interest because they cannot receive compensation from us until after consummation of an initial business combination. Because our Founding Stockholders have agreed to vote any shares underlying subunits that they purchase in the secondary market prior to the shareholder vote to approve our initial business combination in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment, if any, to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months, such purchases may make it more likely that: (i) a majority of shares will be voted in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment, if any, to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months and (ii) no block of stockholders will accumulate the 40% of shares needed in order to defeat an business combination proposal by voting to reject the initial business combination and electing to exercise their conversion rights. Any purchase of subunits by our Founding Stockholders (or their affiliates) will be conducted in compliance with the requirements of applicable federal securities laws.

Limitation on insider trading

We intend to limit trading in our securities by the individuals subject to the reporting provisions and trading restrictions of Section 16 of the Exchange Act and their affiliates, or the Section 16 Insiders, to ensure that any such trades do not rise to the levels at which we or any of the Section 16 Insiders may be considered to be engaged in a tender offer (and therefore subject to the requirements of the various tender offer rules under the Exchange Act, including Rule 13e-4, Regulation 14D and Regulation 14E). Our compliance officer also will review the terms of any proposed trade for compliance with applicable federal securities laws. We also intend to disclose in the proxy statement related to its initial business combination that the Section 16 Insiders may make purchases of our securities pending consummation of the initial business combination, provided such purchases are made in compliance with applicable federal securities laws.

Liquidation if no initial business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until                     , 2010 [24 months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of an initial business combination or in connection with an extension of our corporate existence by up to an additional six months. If we have not completed an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by                     , 2010 [24 months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of an initial business combination or in connection with an extension of our corporate existence by up to an additional six months as described herein.

If we are unable to complete an initial business combination by                     , 2010 [24 months from the date of this prospectus] (or up to 30 months after the date of this prospectus if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months), we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effect such distribution. Our founding stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants or CVRs, both of which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Grail Partners has agreed pursuant to a letter agreement with us to advance us the funds necessary to complete such liquidation (currently anticipated not to exceed approximately $50,000) and has agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per share liquidation price would be approximately $9.86. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Grail Partners has agreed, pursuant to agreements with us that, if we liquidate prior to the consummation of an initial business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only if, and to the extent, the claims reduce the amounts in the trust account. Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Grail Partners having any such obligations is minimal. Based on representations made to us by Grail Partners, including representations as to its financial net worth, we believe it will be able to satisfy any indemnification obligations that may arise although we have not asked Grail Partners to provide us any security or to reserve funds for any such obligations. Nevertheless, we cannot assure you that Grail Partners would be able to satisfy those obligations as there is no limit on the amounts that may be claimed by third parties and the financial resources of Grail Partners may deteriorate in the future.

Furthermore, Grail Partners will not have any liability as to (i) any claimed amounts owed to a third party (including target businesses) who executed a waiver and (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. If a claim was made that resulted in Grail Partners having liability and it refused to satisfy its obligations, we would have a fiduciary obligation to bring an action against Grail Partners to enforce our indemnification rights and would accordingly bring such an action against Grail Partners. Accordingly, the actual per share liquidation price could be less than approximately $9.86, plus interest, due to claims of creditors. Furthermore, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $9.86 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Sections 280 and 281 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after our corporate existence ceases and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per share distribution from the trust account could be less than approximately $9.86 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                     , 2010 [24 months from the date of this prospectus] (for up to 30 months after the date of this prospectus if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months), this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination that may compete with us for business targets. Additionally, we may be subject to competition from entities having a business objective similar to ours, including venture capital firms, leveraged buyout firms and operating businesses looking to expand their operations through the acquisition of a target business or businesses. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business or businesses. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

•

our obligation to convert into cash shares of common stock held by our public stockholders that both vote against the business combination or amendment to extend our corporate existence and exercise their conversion rights may reduce the resources available to us for a business combination; and

•	our outstanding warrants and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the U.S. public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 767 Third Avenue, 21st Floor, New York, New York 10017. Grail Partners has agreed to provide us with certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, at this location pursuant to a letter agreement between us and Grail Partners. The cost for the foregoing services to be provided to us by Grail Partners is $10,000 per month. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by Grail Partners is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have four executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, we expect that they will spend more time investigating such target business and negotiating and processing the business combination (and consequently devote more time to our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, subunits, common stock, warrants and CVRs under the Exchange Act and are subject to reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with U.S. generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with U.S. generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with U.S. generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Of the proceeds of this offering and the sale of the insider warrants, $197,295,000, including $6,000,000 in deferred underwriting discounts and commissions, will be deposited into a trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.	Of the offering proceeds $172,800,000 would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Investment of net proceeds	The $197,295,000 held in trust will only be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds that meet certain conditions under Rule 2a-7 promulgated under the Investment Company Act and invest only in government securities.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of the balance of the trust account (excluding deferred underwriting discounts and commissions of $6,000,000, or $6,900,000 if the over-allotment option is exercised in full) at the time of such acquisition, as adjusted to include any amounts previously paid to public stockholders in connection with the exercise of their conversion rights in connection with a vote, if any, to extend our corporate existence. If we acquire less that 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The warrants and subunits will begin to trade separately on the 90th day after the date of this prospectus unless Lazard Capital Markets informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K, and a press release announcing when such separate trading will begin. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in one of these Form 8-Ks, or in a subsequent Form 8-K, information indicating whether Lazard Capital Markets has allowed separate trading of the warrants and subunits prior to the 90th day after the date of this prospectus and issue a press release announcing when such trading will begin.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this proxy is given the right to convert his, her or its shares into his, her or its pro rata share before payment of deferred underwriting discounts and commissions. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline

Under our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs, and we will liquidate. However, if we complete an initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such initial business combination. If we have entered into a definitive agreement with respect to an initial business combination and our board of directors anticipates that we may not be able to consummate such initial business combination within the 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months.

The amendment will be effective only if: (i) a majority of the outstanding shares of our common stock are voted in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning less than 40% of the shares underlying the units sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Interest earned on the funds in the trust account

There can be released to us, from time to time, interest earned on the funds in the trust account (i) up to an aggregate of $2,800,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts necessary to pay our tax obligations. If the underwriters determine the size of this offering should be increased, however, it could result in a proportionate increase in the amount of interest we may withdraw from the trust account. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds	Except for (i) up to $2,800,000 we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect an initial business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Donald H. Putnam	56	Chairman of the Board of Directors
John C. Siciliano	53	President and Chief Executive Officer
J. Clarke Gray	56	Chief Financial Officer
Darlene T. DeRemer	52	Executive Vice President
William M. Parent	46	Executive Vice President
Peter L. Clark	43	Director
Michael E. Fisher	66	Director
Steven M. Gluckstern	56	Director
William J. Raver	60	Director

Donald H. Putnam has served as Chairman of our Board of Directors since our inception. Mr. Putnam founded Grail Partners LLC in February 2005 and serves as its Managing Partner. From 1987 to 2005, he served in the capacities of Chief Executive Officer, Vice Chairman of the Board of Directors and Managing Director of the investment banking group at Putnam Lovell NBF Securities Inc., a firm that he co-founded. From 1980 to 1986, Mr. Putnam held several senior positions at SEI Investments Developments, Inc., including Executive Vice President and Division President of the company, founder and President of SEI Financial Services Company and founder and president of SEI Investments Developments, Inc.’s various mutual funds, which had assets under management in excess of $15 billion. Mr. Putnam was a Senior Consultant at the Catallactics Corporation from 1978 to 1980, where he devised new strategies for major banks, including JP Morgan & Co. Inc., the Boston Company, Inc. and Northern Trust Company. Previously, from 1973 to 1978, Mr. Putnam designed quantitative investment products and other trust services at the Bankers Trust Company. Throughout his career Mr. Putnam has served as lead advisor on a number of mergers and acquisitions transactions, including Deutsche Bank AG’s acquisition of Zurich Scudder Investments Inc. in 2001, AQR Capital Management, LLC’s sale to Affiliated Manager’s Group, Inc. in 2004, Allianz Group’s acquisition of PIMCO Advisors LP in 1999, Nuveen Investment Inc.’s acquisition of NWQ Investment Management Company, LLC in 2002, the sale of RS Investment Management Co. and its affiliates to Guardian Life Insurance Company of America in 2006, a management buyout of Munder Capital Management from Comerica Incorporated in 2006, LPL Financial Services Inc.’s acquisition of Pacific Life Co.’s Broker-Dealers in 2007 and FrontPoint Partners LLC’s sale to Morgan Stanley in 2006. He currently serves as a Director of Munder Capital Management and of Integrated Trade Processing Corporation and an Overseer of International Rescue Committee.

John C. Siciliano has served as our President and Chief Executive Officer since our inception. He is currently a Managing Partner of Grail Partners LLC, which he joined in January 2007, where he focuses on providing advisory services to and initiating principal transactions within the institutional asset management industry. Prior to joining Grail Partners LLC, Mr. Siciliano acted as Chairman and Chief Executive Officer of BKF Asset Management, Inc. and of its parent company, BKF Capital Group, Inc. from September 2005 to January 2007. From April 2001 to September 2005, he was head of the global institutional business for Dimensional Fund Advisors. Mr. Siciliano was a Managing Principal of Payden & Rygel Investment Counsel, a fixed income investment management firm, and President of its mutual fund company, Payden & Rygel Investment Group from 1998 to 2001. From 1995 to 1998, he was co-head of the North American Corporate Finance Division of Dresdner Kleinwort Benson, and, from 1991 to 1995, he served as Executive Vice President and Chief Financial Officer at Technicolor Inc. From 1989 to 1991, Mr. Siciliano acted as co-head of the West Coast investment banking division of the Prudential Securities Division of Prudential Financial Inc. Previously he was the founder of the Los Angeles banking office for Smith Barney, Harris Upham & Co. Inc. and served as head of such office from 1984 to 1989. Mr. Siciliano has a Masters of Business Administration from Stanford Graduate School of Business and a Bachelor of Arts in Government from Pomona College. He currently is a

Trustee of the Committee for Economic Development, a member of the Global Research Council and Director of Huntington Memorial Hospital, The Lowe Institute at Claremont McKenna College, Hillcrest Asset Management, LLC and Creighton Capital Management LLC.

J. Clarke Gray has served as our Chief Financial Officer since our inception. Mr. Gray also serves as Chief Financial Officer of BKF Capital Group, Inc. and BKF Asset Management, Inc., which positions he has held since January 2006 and as consultant to Grail Partners since January 2008. From 1997 to January 2006, he was with ADP Clearing & Outsourcing Services Inc., where he served as Chief Administrative Officer from 2003 to 2006 after serving in several other capacities, including responsibility for the strategic acquisition group in the financial industry division. From 1992 to 1997 Mr. Gray was the Chief Operating Officer of ING N.V. in the United States and following the 1995 Barings acquisition by ING N.V. was based in London as the Global Chief Operating Officer for the newly formed ING Barings. Prior to 1992 he served at Bank of Boston and Thomson McKinnon Securities in various executive financial roles after becoming a certified public account at Coopers & Lybrand in New York. In addition to being a certified public accountant, Mr. Gray has a Master’s of Business Administration in finance from St. John’s University and Bachelor of Arts in economics from the College of the Holy Cross in Worcester, Massachusetts.

Darlene T. DeRemer has served as our Executive Vice President since our inception. She has been a Partner at Grail Partners LLC since February 2005 and heads its Boston office. She has also served as the Chief Compliance Officer at Grail Advisors LLC since October 2007 and as principal executive officer at Grail Advisors’ Alpha ETF Trust since December 2007. From December 2003 to January 2005, she was an investment banker at Putnam Lovell NBF Securities Inc., where she was involved in numerous mergers and acquisitions. From 2000 to November 2003, Ms. DeRemer managed NewRiver, Inc.’s eBusiness Advisory unit. In 1987, she founded DeRemer + Associates, the first consultancy firm focused on the U.S. mutual fund industry, and advised a variety of clients, including Deutsche Bank AG, Citigroup Inc., Fidelity Investments (FMR LLC), John Hancock Life Insurance Company, State Street Corporation and Morgan Stanley, until 2000. From 1985 to 1987, Ms. DeRemer acted as Vice President and a Director at State Street Global Advisors, the investment management arm of State Street Corporation, where she managed the $4 billion Pension Real Estate Department and developed marketing and client service programs. Earlier in her career, she served as a Vice President at T. Rowe Price & Associates and worked in strategic planning for Tiger International, Inc. and Flying Tiger Line Inc. She earned both a Masters of Business Administration with distinction and a Bachelor of Science in finance and marketing summa cum laude from Syracuse University. Ms. DeRemer acts as a Director for, among others institutions, the National Defined Contribution Council/Sparks Institute, the Independent Directors Council, the Syracuse University Alumni Board, the AARP Women’s Leadership Circle Advisory Board on Financial Securities and Syracuse University’s Whitman School of Management Advisory Council. Ms. DeRemer is also a Chairman for Nicholas Applegate Fund Inc.’s board and the AIG Strategic Hedge Fund-of-Funds. She served on the Congressional taskforce from the National Defined Contribution Council, which was instrumental in the passage of the Pension Portability Act of 1998, and provided testimony to the U.S. General Accounting Office’s 2000 Mutual Fund Fee & Expense Study.

William M. Parent has served as our Executive Vice President since our inception. He joined Grail Partners LLC in November 2007 as a Partner and Chief Investment Officer, focusing on developing the firm’s merchant banking activities. Mr. Parent was previously a Partner at DLB Capital, LLC, a financial services focused private equity firm from September 2006 to October 2007. From 2004 to June 2006, Mr. Parent was a Managing Director and Co-Head of BankBoston Capital, Inc., a $380 million middle market buyout group within Bank of America Corporation. From 2002 to 2004, Mr. Parent was a Managing Director following promotions from Vice President in 1999 to Director in 2000. During his tenure at BankBoston Capital, Inc. his responsibilities included leading a team of seven investment officers, acting as a lead investor for 16 private equity investments, serving on the board of directors of 10 portfolio companies and serving as a member of the firm’s investment committee. From 1990 to 1999, Mr. Parent served in numerous roles at BankBoston Financial Corp. including Director of Mergers & Acquisitions, the Regional President for Connecticut and Western Massachusetts and Chief Financial Officer of BankBoston Financial Corp.’s largest banking subsidiary. From 1984 to 1990, he provided auditing and consultancy services at KPMG LLP. Mr. Parent obtained a Bachelor of Science from Bentley College and is a non-practicing Certified Public Accountant. Mr. Parent has been involved in numerous mergers and acquisitions transactions and private equity investments in the financial services industry, including BankBoston Financial Corp.’s merger with Fleet Financial, Inc. and BankBoston Financial Corp.’s acquisitions of BayBank, Inc. Private equity investments include the formation of HomeSide Lending, a division of National Australia Bank Limited ABN, the formation of Partners First Credit Corp., and investments in Value Asset Management Inc. (“VAM”) and China Risk Finance LLC. Mr. Parent is a member of the Board of Overseers for Joslin Clinic and the Development Committee for Weideko Children’s Services.

Peter L. Clark has served as a Director since our inception. Mr. Clark currently is a Partner at the Rohatyn Group, a leading emerging markets investment manager that focuses on hedge fund and private equity strategies, which he joined in April 2007. From 2001 to March 2007, he was head of the Emerging Markets Equity division and later Chairman of the Board of Directors and Chief Executive Officer at Schroders Investment Management North America, Inc., which manages over $30 billion in assets from pension plans, financial intermediaries, insurance companies and high net worth individuals. From 1986 to 2001, Mr. Clark held various management positions at J.P. Morgan & Company, including as a member of the Executive Committee of J.P. Morgan Investment Managers and head of the Emerging Market Equity, Emerging Market Equity Proprietary Trading and Emerging Market Syndicate Desk divisions. Mr. Clark earned a Bachelors of Arts in History and in Government from Harvard University. He currently serves as a Chairman of the Board of Directors of The Emerging Markets Foundation, or EMpower, a foundation that makes grants to local non-governmental organizations providing assistance in the areas of poverty, health and education, and he serves as a director of various other companies.

Michael E. Fisher has served as a Director since our inception. In May 2007, Mr. Fisher retired from Barclays Global Investors, N.A. (BGI), which he had joined in March 1999 as Managing Director and CEO of its U.S. Defined Benefit Business. In 2001 he was named to head a new business venture for BGI which focused on smaller tax-exempt benefit plans through a newly developed, technology based service platform. From 2002 until his retirement, he worked in BGI’s exchange traded funds business, iShares, where he was responsible for working with various business channels in the development of new business. From 1995 through 1998, Mr. Fisher acted as Managing Director and head of Institutional Business for Strong Capital Management, Inc. Previously he was Senior Vice President and Chief Marketing Officer of Equitable Life Assurance Society from 1994 to 1995, prior to which he served as Senior Vice President and Chief Marketing Officer—Investment Management Group of Bankers Trust Company from 1986 through 1993. From 1980 to 1986 he acted as Senior Vice President and Chief Marketing Officer of Chase Investors Management Corporation. Mr. Fisher began his career at Pacific Mutual Life Insurance Company, now Pacific Life Insurance Company, where his responsibilities included managing three start-up ventures, Pacific Equity Sales Company, Pacific Investment Management Company and PM Life Insurance Company—New York. Mr. Fisher has a Bachelor of Science in Business Administration from Bryant College, which is now Bryant University. Mr. Fisher currently serves as a Trustee of Bryant University and a Director of World T.E.A.M. Sports.

Steven M. Gluckstern has served as a Director since February 2008. Since February 2005, Mr. Gluckstern has been the principal owner of Ajax Capital LLC, which holds investments in companies in a variety of industries, including real estate, hospitality and medical technology. In March 2002, he co-founded Azimuth Trust Company, LLC, an alternative asset management firm providing asset allocation, portfolio construction and other management services, and served as its Managing Partner until February 2005. From 2001 to 2002 and, previously, from 1993 to 1998, Mr. Gluckstern held a range of entrepreneurial, executive and financial positions within the Zurich Financial Services Group, including service as a Member of the Executive Committee of the Management Board, the Chief Executive Officer of Zurich Global Assets LLC and Chairman of the Board of Scudder Mutual Funds Inc. (currently known as DWS Mutual Funds, Inc.). From 1998 to 2001, Mr. Gluckstern was a partner at Capital Z Partners LP, an alternative asset and private equity management firm that he co-founded and that managed over $4 billion in assets in two global firms. In 1986, he co-founded Centre Reinsurance Holdings Ltd., the first specialty financial reinsurer, and served as the company’s Chief Executive Officer until 1993. From 1985 to 1986, Mr. Gluckstern served as Head of Reinsurance at the Berkshire Hathaway

Insurance Group, which included his acting as President of Columbia Insurance Company and Senior Vice President of National Indemnity Company. From 1984 to 1985, he was the Chief Financial Officer of Healthco International, Inc., the then largest distributor of dental products in the world. From 1982 to 1984, Mr. Gluckstern was an investment banker at Lehman Brothers, Kuhn, Loeb Inc., prior to which he served as a teacher and school administrator for seven years. Mr. Gluckstern earned a Masters of Business Administration from Stanford, a Doctor of Education in Administration and Organizational Change from the University of Massachusetts Amherst and a Bachelor of Arts in Psychology and Natural Sciences from Amherst College. He currently serves on the Board of Directors of Ivivi Technologies, Inc. and on the Board of Trustees of Amherst College.

William J. Raver has served as a Director since February 2008. From July 2006 to January 2008, Mr. Raver served as Chief Executive Officer and Chief Investment Officer of the National Railroad Retirement Investment Trust, an investment fund with assets under management of more than $30 billion and established by federal legislation in 2001 to manage certain defined benefit retirement assets of the U.S. railway industry. Beginning in March 1997 and ending in June 2006, Mr. Raver held several leadership positions, including Chief Operating Officer, at Verizon Investment Management Corp., where he developed investment policy and directed investment activities for pension, life, health, savings and benefit plans of approximately $65 billion for Verizon Communications Corporation (NYSE: VZ) and its affiliates. From 1994 to 1996, Mr. Raver was the Senior Vice President and Director of Research for Evaluation Associates, LLC, a provider of full-service investment guidance to institutional investors. Mr. Raver previously served as the Senior Vice President and Treasurer of Young & Rubicam Inc., a marketing communications agency, from 1992 to 1994. Beginning in 1982 and ending in 1992, he acted as the Vice President and Treasurer of Cadbury Schweppes, Inc., a subsidiary of Cadbury Schweppes plc (NYSE: CSG). From 1976 to 1982, Mr. Raver was the Assistant Treasurer at Stauffer Chemical Company, a chemical manufacturer. He served as the Manager of Cash & Banking at Avon Products, Inc. (NYSE: AVP) from 1974 to 1976. Mr. Raver earned a Masters of Business Administration from the University of Pennsylvania and a Bachelor of Arts from Lafayette College in International Affairs. He currently is a Director of Endurance Specialty Holdings Ltd.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of our directors or officers currently is, or has been, associated with a blank check company.

Special Advisors

We may seek guidance and advice from special advisors, including investors in Grail Partners and Chalice. We will have no formal arrangements or agreements with these advisors to provide services to us and accordingly, they will have no fiduciary obligations to present business opportunities to us. These special advisors will provide advice, introductions to potential targets and assistance to us, at our request, only if they are able to do so. We believe that, with their business backgrounds and extensive contacts, they will be helpful to our search for a target business and our consummation of a business combination.

Compensation of Officers and Directors

No officer or director has received any cash compensation for services rendered to us. Commencing on the date of the prospectus and through the acquisition of a target business or the distribution of the trust account to our public stockholders, we will pay Grail Partners a monthly fee of $10,000 for certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in New York, New York, as we may require from time to time. Other than the $10,000 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our founding stockholders, officers or directors, or any of our or their respective affiliates, prior to, or for any services they render in order to effect, the consummation of a business combination (regardless of the type of transaction that it is). However, such individuals will be reimbursed for any actual out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses, performing due diligence on suitable business combinations and travel expenses, meals and lodging incurred in visiting potential target businesses. There is no limit on the amount of these actual out-of-pocket expenses subject to availability of adequate funds, and there will be no review of the reasonableness of the expenses by anyone other than our audit committee or board of directors in certain circumstances. Any payments made to members of our audit committee will be reviewed and approved by our board of directors with any interested director abstaining from such review and approval.

Board of Directors

Each member of our board of directors shall hold office until the next annual meeting of stockholders or until such director’s earlier resignation, or removal from office, death or incapacity.

Director Independence

The American Stock Exchange requires that a majority of our board be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

We have determined that, upon consummation of this offering, each of Messrs. Clark, Fisher, Gluckstern and Raver will be an independent director as defined under the American Stock Exchange’s listing standards. Our independent directors will hold regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Messrs. Clark and Fisher own interests in Grail Partners and, as a result, these directors will not be disinterested with respect to approval of matters pertaining to these entities. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Board Committees

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Messrs. Clark, Gluckstern and Raver, each of whom is an independent director under the American Stock Exchange’s listing standards. As required by the rules of the American Stock Exchange, each of the members of our audit committee will be able to read and understand fundamental financial statements. In addition, we consider Mr. Clark to qualify as an “audit committee financial expert” and as “financially sophisticated,” as defined under SEC and American Stock Exchange rules, respectively. The audit committee’s duties, which will be specified in our Audit Committee Charter, will include:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the full board of directors whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	monitoring compliance on a quarterly basis with the terms of this offering prior to our consummation of an initial business combination; and

•

reviewing and approving all payments made to our founding stockholders, officers, directors and our affiliates, including Grail Partners and its employees prior to consummation of our initial business combination, other than the repayment of advances of $200,000 and the $10,000 per month payment to Grail Partners. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Messrs. Clark, Fisher and Raver, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. We have entered into letter agreements with each of Mr. Putnam, Mr. Siciliano, Ms. DeRemer and Mr. Parent providing that, from the date of this prospectus until the earlier of our completion of an initial business combination or our liquidation, we will have a right of first review with respect to all potential target businesses with a fair market value in excess of $150 million that come to their attention, subject to any pre-existing fiduciary obligation he or she might have. In addition, we have entered into a letter agreement with Grail Partners providing that, from the date of this prospectus until the earlier of our completion of an initial business combination or our liquidation, we will have a right of first review with respect to all potential target businesses with a fair market value in excess of $150 million that come to its attention, subject to its fiduciary obligations to clients of its advisory business.

•

Grail Partners undertakes a wide range of financial advisory, investment banking, asset management and other activities for a variety of clients, including asset managers, investment advisers and hedge funds. Accordingly, there may be situations in which Grail Partners has an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Grail Partners.

•

Clients of Grail Partners’ advisory business may compete with us for investment opportunities. If Grail Partners is engaged to act in an advisory capacity for any client, you should assume that we will be precluded from pursuing opportunities suitable for such client. If, however, we are permitted to pursue the opportunity, Grail Partners’ interests or its obligations to the seller will diverge from our interests.

•

Chalice makes equity investments, typically in the form of a minority stake, in financial services companies. The fair market value of these companies generally is less than $150 million, which precludes most such businesses from being a suitable target business for us. However, if Chalice were to begin making larger investments or we were to pursue the acquisition of several target businesses as part of our initial business combination, we might compete with Chalice for one or more of such targets. In addition, if Chalice were to participate in a transaction with other investors in the acquisition of a larger target, we may be in direct competition for the acquisition opportunity.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies engaged in business activities similar to those intended to be conducted by our company.

•

The insider warrants purchased by Grail Chalice SPAC Holdings and any warrants or CVRs underlying any subunits that they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, Grail Chalice SPAC Holdings and our independent directors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, the purchaser of our insider warrants has agreed that such securities will not be transferred or sold by them, subject to certain exceptions, until after we have completed a business combination. For the foregoing reasons, our management may have a conflict of interest in determining whether a particular target business is an appropriate candidate with which to effect an initial business combination, which conflict of interest may heighten as we approach                     , 2010 [24 months from the date of this prospectus] (or up to 30 months after the date of this prospectus if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months).

•

Our directors and officers may purchase units as part of this offering or units or subunits in the secondary market, and they will have a conflict of interest because they cannot receive compensation from us until after consummation of an initial business combination. Our directors and officers have agreed to vote the shares underlying any subunits in favor of our initial business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence or to amend of our corporate existence by up to an additional six months.

Each of our officers and directors has pre-existing fiduciary obligations to other entities, as directors or officers of such entities. Mr. Putnam, Mr. Siciliano, Ms. DeRemer and Mr. Parent each has a pre-existing fiduciary obligation to Chalice. Chalice typically makes equity investments of less than $50 million, which we believe limits any potential conflict of interest. In addition, Mr. Putnam has a pre-existing fiduciary obligation to Munder Capital Management and Integrated Trade Processing Corporation, and Mr. Siciliano has a pre-existing fiduciary obligation to Hillcrest Asset Management, LLC and Creighton Capital Management LLC, each of which is a Chalice portfolio company. Ms. DeRemer has a pre-existing fiduciary obligation to the AIG Strategic Hedge Fund-of-Funds. These individuals may also have fiduciary obligations to non-profit, charitable, educational or small, private for-profit entities that we do not believe would be relevant to business combinations that would be considered by us. To the extent that any of these individuals identifies a business opportunity that may be suitable for one of these entities, they will honor their pre-existing fiduciary obligation to such entity. Our independent directors also are affiliated with other entities. We do not, however, expect to rely on our independent directors to present business opportunities to us and therefore do not believe that they will have a material effect on our ability to consummate a business transaction. Due to these affiliations, each may have a fiduciary obligation to present potential business opportunities to such entities in addition to presenting them to us, which could cause additional conflicts of interest. In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that the conflicts discussed above would be resolved in our favor.

Grail Partners undertakes a wide range of financial advisory activities for a variety of clients, including institutions, companies and individuals. Accordingly, there may be situations in which Grail Partners has an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Grail Partners. Clients of Grail Partners’ advisory business may compete with us for investment opportunities meeting our investment objectives. If Grail Partners is engaged to act for any such clients, we may be precluded from pursuing such opportunities and such opportunities would not be subject to the right of first review. Grail Partners’ advisory business also may be engaged to advise the seller of a company, business or assets that would qualify as a target business for us. In such cases, we may be precluded from participating in the sale process or from purchasing the company, business or assets and such opportunities would not be subject to the right of first review. If we are presented with such opportunities and are not otherwise precluded from pursuing them, Grail Partners’ interests or its obligations to the seller will diverge from our interests. The right of first review granted to us by Grail Partners, as described above, is subject to these and any other obligations of Grail Partners to clients of its advisory business.

In connection with the vote required for any business combination and to amend our amended and restated certificate of incorporation to provide for our perpetual existence or to extend our corporate existence by up to an additional six months, all of our founding stockholders have agreed to vote their respective initial shares in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering and to waive their conversion rights. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to this offering. Our founding stockholders have agreed to vote shares underlying subunits that they purchase in the secondary market prior to the shareholder vote to approve our initial business combination in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for perpetual existence or to extend of our corporate existence by up to an additional six months.

To minimize potential conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our officers, directors, special advisors or founding stockholders, unless we obtain an opinion from an independent investment banking firm that is a member of FINRA that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into an initial business combination with an entity affiliated with any of our founding stockholders, officers or directors. Because of the nature of Grail Partners’ business, executives associated with Grail Partners, including Messrs. Putnam, Siciliano and Parent as well as Ms. DeRemer, occasionally receive unsolicited inquiries that identify companies that are potentially for sale. Management has not and will not respond to any such inquiries, nor will it pursue any potential target businesses that such unsolicited inquiries have identified prior to the completion of this offering. Furthermore, in no event will any of our existing officers, directors, founding stockholders or special advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effect, the consummation of an initial business combination.

We have adopted a conflicts of interest policy for our directors that requires us to avoid, wherever possible, all related party transactions with our directors that could result in actual or potential conflicts of interest, except pursuant to approval by the board of directors or the nominating committee. Under this policy, our nominating committee is responsible for determining if a related party transaction exists with a director for any transaction. If a conflict of interest is deemed to exist, the disinterested directors on the nominating committee or the board of directors will determine whether we can obtain a more advantageous transaction, contract or arrangement with reasonable efforts from a person or entity that would not give rise to a conflict of interest. If the nominating committee or board determines that we cannot obtain a more advantageous transaction, contract or arrangement, a majority of the disinterested directors on the committee or board can approve the transaction after considering all relevant factors, including whether the proposed related party transaction is fair and reasonable to us. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the nominating committee with all material information concerning the transaction. Additionally, the nominating committee requires each of our directors to complete a questionnaire on an annual basis that elicits information about all potential related party transactions.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of June 1, 2008 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the insider warrants, as these warrants will not be exercisable within 60 days of the date of this prospectus.

	Prior to Offering		After Offering
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
Donald H. Putnam(2)	3,858,824	95.1%	3,355,499	14.3%
John C. Siciliano(2)	3,858,824	95.1%	3,355,499	14.3%
J. Clarke Gray(3)	77,176	1.9%	67,110	*
Darlene T. DeRemer(2)	3,858,824	95.1%	3,355,499	14.3%
William M. Parent(2)	3,858,824	95.1%	3,355,499	14.3%
Peter L. Clark(4)	75,669	1.2%	65,799	*
Michael E. Fisher(4)	75,669	1.2%	65,799	*
Steven M. Gluckstern	50,000	*	43,478	*
William J. Raver	50,000	*	43,478	*
Grail Chalice SPAC Holdings	3,858,824	95.1%	3,355,499	14.3%

All directors and executive officers as a group	4,058,824	100.0%	3,529,412	15.0%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of these individuals is 767 Third Avenue, 21st Floor, New York, New York 10017.
(2)	These shares are owned of record by Grail Chalice SPAC Holdings LLC. As of the date of this offering, Grail Chalice SPAC Holdings is owned by Grail Partners (49%), Chalice (49%) and Mr. J. Clarke Gray (2%). Mr. Donald H. Putnam, Mr. John C. Siciliano, Ms. Darlene T. DeRemer and Mr. William M. Parent each is a partner of Grail Partners, which serves as general partner of Chalice and holds approximately a 41% equity interest in Chalice as of December 31, 2007. The shares of our common stock shown in the above table as being owned by each named individual reflect the fact that, due to their ownership interest in Grail Partners and indirect ownership interest in Chalice, each may be viewed as having or sharing dispositive or voting power over all of these shares.
(3)	These shares are owned of record by Grail Chalice SPAC Holdings LLC. As of the date of this offering, Grail Chalice SPAC Holdings is owned by Grail Partners (49%), Chalice (49%) and Mr. J. Clarke Gray (2%). The shares of our common stock shown in the above table as being owned by Mr. J. Clarke Gray reflect his 2% ownership interest in Grail Chalice SPAC Holdings.
(4)	Of the 75,669 shares deemed to be beneficially owned by each of Mr. Peter L. Clark and Michael E. Fisher, 50,000 are owned of record by each individual. The remaining 25,669 shares of our common stock shown in the above table as being owned by each of Mr. Peter L. Clark and Mr. Michael E. Fisher reflect their minority ownership interest in Grail Partners and, indirectly, Chalice and Grail Chalice SPAC Holdings.

If the underwriters do not exercise all or a portion of their over-allotment option, these founding stockholders have agreed to forfeit up to an aggregate of 529,412 shares of common stock in proportion to the portion of the over-allotment option that was not exercised. If the underwriters determine the size of the offering should be further increased or decreased, we would effect a stock dividend or a contribution back to capital, as applicable, immediately prior to the offering, in order to maintain our founding stockholders’ ownership of 15% of the issued and outstanding shares of our common stock after giving effect to this offering. Grail Chalice SPAC Holdings will forfeit to us the number of initial shares equal to the number of shares issuable upon settlement of the CVRs in shares, regardless of whether we settle the CVRs in shares or cash, which could be up to an aggregate of 1,935,484 shares.

All of the initial shares outstanding prior to the date of this prospectus will be subject to transfer restrictions until one year after the consummation of our initial business combination. The initial shares will cease to be subject to the transfer restrictions earlier than this date if, within the first year after we consummate a business combination, the last sales price of our common stock equals or exceeds $18.00 per share for any 20 trading days within any 30-trading day period. There are no restrictions, however, on the ability or holders of interests in Grail Chalice SPAC Holdings to transfer such interests, provided that any such transfer is in compliance with the requirements of the Securities Act.

While the initial shares are subject to transfer restrictions, the holders of these shares will not be able to sell or transfer their securities except (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) with respect to up to one-third of such shares held by them, by private sales made at or prior to the consummation of an initial business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the same transfer restrictions, but will retain all other rights as our stockholders, including the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect an initial business combination and liquidate, none of our founding stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Grail Chalice SPAC Holdings has committed to purchase the insider warrants from us for a total purchase price of $6,000,000. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that, so long as they are still held by Grail Chalice SPAC Holdings or its permitted transferees, the insider warrants (i) may be exercised on a cashless basis and (ii) will not be redeemable by us. Grail Chalice SPAC Holdings has agreed, pursuant to a written agreement, that the insider warrants will not be sold or transferred by it (except to employees or other affiliates of Grail Partners or to our directors, special advisors or officers at the same cost per warrant originally paid by Grail Chalice SPAC Holdings and provided such transferee agrees to be bound by the same restrictions) until the later of                     , 2009 [one year from the date of this prospectus] and 90 days after the consummation of our initial business combination. In the event of a liquidation prior to our initial business combination, the insider warrants will expire worthless.

The ownership structure of Grail Chalice SPAC Holdings is as follows:

Grail Chalice SPAC Holdings, Donald H. Putnam and John C. Siciliano are our “promoters,” as that term is defined under the U.S. federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 28, 2007, we issued 5,750,000 shares of our common stock to Grail Chalice SPAC Holdings for an aggregate price of $25,000 in cash, or a purchase price of approximately $0.004 per share. On January 9, 2008, Grail Chalice SPAC Holdings sold an aggregate of 100,000 shares of common stock to Peter L. Clark and Michael E. Fisher at the same purchase price it paid for such shares. On February 11, 2008, Grail Chalice SPAC Holdings sold an aggregate of 100,000 shares of common stock to Steven M. Gluckstern and William J. Raver at the same purchase price it paid for such shares. On May 23, 2008, Grail Chalice SPAC Holdings forfeited to as 1,691,176 shares, reducing the number of outstanding initial shares to 4,058,824. If the underwriters do not exercise all or a portion of their over-allotment option, these founding stockholders have agreed to forfeit up to an aggregate of 529,412 shares of common stock in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we initially would record their then fair value as treasury stock with a corresponding credit to additional paid-in capital. Upon cancellation of the treasury shares, those amounts, less the applicable par value of the shares, would be reversed and the effect on the equity accounts would be to decrease common stock and increase additional paid-in capital for the par value of the shares. Net stockholders’ equity would not change as a result of these transactions.

All of our founding stockholders have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders in connection with the vote required for our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months. Our founding stockholders have also agreed to vote shares underlying subunits that they purchase in the secondary market prior to the shareholder vote to approve our initial business combination in favor of our initial business combination, an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and an amendment, if any, to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months.

If the underwriters determine the size of the offering should be further increased or decreased, we would effect a stock dividend or a contribution back to capital, as applicable, immediately prior to the offering, in order to maintain our founding stockholders’ ownership of 15% of the issued and outstanding shares of our common stock after giving effect to this offering. Grail Chalice SPAC Holdings will forfeit to us the number of initial shares equal to the number of shares issuable upon settlement of the CVRs in shares, regardless of whether we settle the CVRs in shares or cash, which could be up to an aggregate of 1,935,484 shares.

Grail Chalice SPAC Holdings has committed to purchase the insider warrants from us for a total purchase price of $6,000,000. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that, so long as they are still held by Grail Chalice SPAC Holdings or its permitted transferees, the insider warrants (i) may be exercised on a cashless basis and (ii) will not be redeemable by us. Grail Chalice SPAC Holdings has agreed, pursuant to a written agreement, that the insider warrants will not be sold or transferred by it (except to employees or other affiliates of Grail Partners or to our directors, special advisors or officers at the same cost per warrant originally paid by Grail Chalice SPAC Holdings and provided such transferee agrees to be bound by the same restrictions) until the later of                     , 2009 [one year from the date of this prospectus] and 90 days after the consummation of our initial business combination. In the event of a liquidation prior to our initial business combination, the insider warrants will expire worthless.

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock will cease to be subject to the transfer restrictions. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Grail Partners has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in New York, New York, as we may require from time to time. We have agreed to pay Grail Partners $10,000 per month for these services. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by Grail Partners is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, Grail Chalice SPAC Holdings has advanced to us an aggregate of $200,000 to cover expenses related to this offering. This loan will be payable without interest on the earlier of December 28, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of these actual out-of-pocket expenses subject to availability of adequate funds, and there will be no review of the reasonableness of the expenses by anyone other than our audit committee or board of directors in certain circumstances.

Other than the $10,000 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation of any kind (including finder’s fees, consulting or other similar fees), will be paid to any of our officers, directors, founding stockholders or any of our or their affiliates, prior to or with respect to the initial business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested independent directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Messrs. Clark and Fisher own interests in Grail Partners and, as a result, these directors will not be disinterested with respect to approval of matters pertaining to these entities.

We have entered into letter agreements with each of Mr. Putnam, Mr. Siciliano, Ms. DeRemer and Mr. Parent providing that, from the date of this prospectus until the earlier of our completion of an initial business combination or our liquidation, we will have a right of first review with respect to all potential target businesses with a fair market value in excess of $150 million that come to their attention. In addition, we have entered into a letter agreement with Grail Partners providing that, from the date of this prospectus until the earlier of our completion of an initial business combination or our liquidation, we will have a right of first review with respect to all potential target businesses with a fair market value in excess of $150 million that come to its attention, subject to its fiduciary obligations to clients of its advisory business. We will not, however, use any non-public information obtained by Grail Partners, its investment professionals or their affiliates through an unsolicited inquiry occurring prior to the completion of this offering.

DESCRIPTION OF SECURITIES

General

As of the date of this prospectus, we are authorized to issue 60,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 4,058,824 shares of common stock are outstanding, held by three stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one warrant and one subunit. Each warrant entitles the holder to purchase one share of common stock at a price of $7.50 per share of common stock, subject to adjustment. Holders of the warrants must pay the exercise price in full upon exercise of the warrants. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants. The warrants and subunits comprising the units will begin to trade separately on the 90th day following the date of this prospectus unless Lazard Capital Markets informs us of its decision to allow earlier separate trading, subject to our having filed the Form 8-K and having issued a press release announcing when such separate trading will begin, as described below.

In no event will the warrants and subunits be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if the underwriters have allowed separate trading of the warrants and subunits prior to the 90th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin.

Subunits

Each subunit consists of:

•	one share of common stock; and

•	one CVR.

The share of common stock and the CVR comprising each subunit will not be separable, and will trade only as a subunit, until the open of trading on the fourth trading day after we consummate our initial business combination. If we consummate our initial business combination, each subunit will automatically separate into one share of common stock and one CVR and the subunits will cease trading at the open of trading on the first trading day after we consummate our initial business combination. Consequently, at that time each unit will consist of one share of common stock, one warrant and one CVR, each of which may be traded separately.

Common stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination and to amend our amended and restated certificate of incorporation to provide for our perpetual existence or any extension of our corporate existence by up to an additional six months, all of our founding stockholders have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. Our founding stockholders have agreed to vote shares underlying subunits that they purchase in the secondary market prior to the shareholder vote to approve our initial business combination in favor of our initial business combination, an amendment to our restated certificate of incorporation to provide for our perpetual existence and any extension of our corporate existence by up to an additional six months.

We will consummate our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination and an amendment to provide for our perpetual existence, (ii) a majority of outstanding shares vote in favor of an amendment to provide for our perpetual existence and (iii) public stockholders owning less than 40% of the shares underlying the units sold in this offering exercise their conversion rights on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, to approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months.

Each member of our board of directors shall hold office until the next annual meeting of stockholders or until such director’s earlier resignation, removal from office, death or incapacity. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Under our amended and restated certificate of incorporation, if we do not consummate an initial business combination by                     , 2010 [24 months from the date of this prospectus] (or up to 30 months after the date of this prospectus if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months), our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. If we are forced to liquidate prior to an initial business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our founding stockholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

Our stockholders have no conversion, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they both vote against the initial business combination or amendment to extend our corporate existence and exercise their conversion rights and the initial business combination is approved and completed or the amendment is approved. Because the subunits are not separable until after consummation of our initial business combination, public stockholders will be required to forfeit the CVRs attached to any shares for which they exercise conversion rights. Public stockholders who convert their stock into their pro rata share of the trust account still have the right to exercise any warrants that they may hold.

Preferred stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. Our amended and restated certificate of incorporation, however, prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on an initial business combination. We may issue some or all of our preferred stock to effect an initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Once issued, each warrant will entitle the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	, 2009 [one year from the date of this prospectus].

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to such common stock until the warrants expire or are redeemed. The warrants will expire on                     , 2012 [four years from the date of this prospectus] at 5:00 p.m., New York City time.

At any time while the warrants are exercisable, we may redeem the outstanding warrants (excluding any insider warrants held by Grail Chalice SPAC Holdings or its permitted transferees), without the prior consent of the underwriters,

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

provided that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants.

We have established the above conditions to our exercise of redemption rights with the intent of:

•

providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and

•

providing a sufficient differential between the then prevailing common stock price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

We have agreed that the insider warrants may be exercised on a “cashless basis” and will not be redeemable by us so long as they are held by Grail Chalice SPAC Holdings or its permitted transferees. We have agreed to this provision because it is not known at this time whether the holders of the insider warrants will be affiliated with us following an initial business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis and restricting our ability to redeem such warrants is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable upon exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Contingent Value Rights

No CVRs are currently outstanding. Once issued, each CVR will entitle the registered holder to receive an amount (the “CVR Consideration”) equal to the product of (a) the lesser of:

•

the amount, if any, by which $11.00 exceeds the arithmetic average of the daily weighted average price of our common stock for the 20 trading days following the date that is one year after the consummation of our initial business combination (the “Stock Price at Expiration”); and

•	$1.25,

and (b) the number of shares of common stock sold in this offering (including any shares issued pursuant to the over-allotment option) multiplied by 0.60, divided by the number of shares of common stock held by public stockholders remaining after our shareholders exercise their conversion rights in connection with the stockholder vote on an extension or consummation of an initial business combination (the “Proration Factor”). Such calculation shall be made to the nearest ten-millionth.

For example, the Proration Factor will be as follows, depending on the number of our shareholders exercising their conversion rights:

Number of Shareholders Exercising Conversion Rights	% Exercising Conversion Rights	Proration Factor
0	0%	0.6000000
2,000,000	10%	0.6666667
4,000,000	20%	0.7500000
6,000,000	30%	0.8571429
7,999,999	40% less one share	1.0000000

The CVR Consideration shall be zero if the closing price of our common stock equals or exceeds $13.00 per share for any 20 trading days within a 30 trading day period during the first year following consummation of our initial business combination.

The CVRs will be exchanged automatically for shares of our common stock or, at our election, cash promptly following the determination of the CVR Consideration. If we settle the CVRs in shares of our common stock, delivery of the shares upon settlement will be exempt from registration under the Securities Act pursuant to Section 3(a)(9) of such Act. No action on the part of our public stockholders is required to receive the CVR Consideration.

The number of shares issued per CVR upon settlement shall be calculated as the CVR Consideration divided by the greater of (1) the Stock Price at Expiration and (2) $7.75. If we elect to pay cash in lieu of delivering shares, we will pay the CVR Consideration for each CVR.

For example, the number of shares issued per CVR and in aggregate upon settlement will be calculated as follows:

	40% Less One Share Exercise Conversion Rights		0% Exercise Conversion Rights
Stock Price at Expiration	Number of Shares Issued Per CVR	Aggregate Number of Shares Issued	Number of Shares Issued Per CVR	Aggregate Number of Shares Issued
$11.00 or higher	0	0	0	0
$10.00	0.1000000	1,200,000	0.0600000	1,200,000
$9.00	0.1388889	1,666,667	0.0833333	1,666,667
$8.00	0.1562500	1,875,000	0.0937500	1,875,000
$7.75 or lower	0.1612903	1,935,484	0.0967742	1,935,484

Grail Chalice SPAC Holdings has agreed to forfeit to us the identical number of initial shares issuable upon settlement of the CVRs in shares, regardless of whether we settle the CVRs in shares or cash. As a result, there will be no net increase in our outstanding capitalization as a result of the CVR settlement. If we elect to settle the CVRs in cash, there will be a net decrease in our outstanding capitalization as a result of such settlement.

For example, upon settlement of the CVRs, our founding stockholders, in the aggregate will hold the following number of initial shares:

Stock Price at Expiration	Number of Initial Shares Remaining	% of Shares Outstanding Immediately After Completion of this Offering
$11.00 or higher	3,529,412	15.0
$10.00	2,329,412	10.4
$9.00	1,862,745	8.5
$8.00	1,654,412	7.6
$7.75 or lower	1,593,928	7.4

No fractional shares will be issued upon settlement of the CVRs. If, upon settlement of the CVRs, a holder would be entitled to receive a fractional interest in a share, we will, upon settlement, round up or down to the nearest whole number of shares of common stock to be issued to the CVR holder.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

American Stock Exchange Listing

There is presently no public market for our units, subunits, common stock, warrants or CVRs. We anticipate that the units will be listed on the American Stock Exchange under the symbol GPL.U on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the warrants and subunits will be listed on the American Stock Exchange under the symbols GPL.WS and GPL.U.S, respectively. The units will begin trading on or promptly after the date of this prospectus. Each of the warrants and subunits may trade separately on the 90th day after the date of this prospectus unless Lazard Capital Markets determines that an earlier date is acceptable, subject to our having filed the Current Report on Form 8-K and having issued a press release announcing when such separate trading will begin. In no event will Lazard Capital Markets allow separate trading of the warrants and subunits until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We intend to file a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days after the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in one of these Form 8-Ks, or in a subsequent Form 8-K, information indicating if Lazard Capital Markets has allowed separate trading of the warrants and subunits prior to the 90th day after the date of this prospectus and issue a press release announcing when such trading will begin.

Upon separation of the subunits, our shares of common stock and CVRs are expected to trade on the American Stock Exchange under the symbols GPL and GPL.    , respectively.

Shares Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), we will have 23,529,412 shares of common stock outstanding, 26,000,000 warrants 20,000,000 subunits and 20,000,000 CVRs outstanding. The 20,000,000 warrants and 20,000,000 subunits represented by the 20,000,000 units sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any warrants or subunits purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,529,412 shares and 6,000,000 warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

The SEC has recently adopted amendments to Rule 144 that became effective on February 15, 2008 and will apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 235,294 shares and 260,000 warrants immediately after this offering; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our founding stockholders will be able to sell the insider shares and insider warrants pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock will cease to be subject to the transfer restrictions. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following are the material U.S. federal income and estate tax considerations with respect to your acquisition, ownership and disposition of our units or components thereof, which we refer to collectively as our securities, assuming you purchase the securities in this offering and will hold them as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, or the Code.

This discussion does not address all of the U.S. federal income and estate tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and traders in securities or foreign currencies;

•

persons holding our securities as part of a hedge, straddle (other than a straddle consisting solely of stock and CVRs acquired in this offering), conversion transaction or other integrated transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons liable for the alternative minimum tax; and

•	tax-exempt organizations.

The following does not discuss any aspect of state, local or non-U.S. taxation. This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service, or IRS, and other applicable authorities, all of which are subject to change, possibly with retroactive effect. This discussion is not intended as tax advice.

If a partnership holds our securities, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our securities, you should consult your tax advisor.

WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES.

Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock, subject to adjustment, and possibly one CVR. The U.S. federal income tax treatment of the CVRs is uncertain. Because each CVR initially will be effectively “stapled” to, and will not be able to be transferred separately from, the share of common stock to which it relates, each CVR may be treated initially for federal income tax purposes as an integral feature of the share of common stock to which it relates, and not as a separate property right or security. In that event, in determining your basis in the common stock (including the stapled CVR) and warrant composing a unit, you would allocate your purchase price for the unit between the common stock (including the stapled CVR) and warrant according to their relative fair market values at the time of issuance. Alternatively, because each CVR, by its terms, will be transferable separately from the share of common stock to which it relates commencing on the fourth day following consummation of our initial business combination, it is possible that each CVR will be treated for federal income tax purposes as property that is separate from the share of common stock to which it relates from the time of its initial issuance. In that event, in determining your basis in each component of a unit, you would allocate your purchase price for the unit between the common stock (not including the CVR), warrant, and CVR based on their relative fair market values. Prospective purchasers of units should consult their tax advisors concerning the U.S. federal income tax treatment of the CVRs and their basis in the components of each unit they acquire.

U.S. Holders

This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

Dividends and Distributions

As discussed under “Description of Securities—Dividends,” we do not anticipate that dividends will be paid in the foreseeable future. In the event that we make distributions on our common stock (other than CVRs or distributions in respect of CVRs), such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits will reduce your basis in the common stock (but not below zero). Any excess over your basis will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described in the first paragraph under “—Sale or Other Disposition or Conversion of Common Stock” below.

It is unclear whether the conversion feature of the common stock described under “Proposed Business—Effecting a Business Combination—Conversion rights” will affect your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination. Moreover, to the extent that a CVR is treated as an option to sell, or otherwise as a position which diminishes risk of loss with respect to, shares of our common stock, the holding period for that share of common stock for purposes of the dividends received deduction and the preferential tax rate on qualified dividend income will be reduced. See “—CVRs—Tax Characterization of Positions in Common Stock and CVRs as Straddles” below. It is unclear whether a CVR will be treated as an option to sell, or otherwise as a position which diminishes risk of loss with respect to, shares of our common stock during the time period prior to our initial business combination or prior to the date on which that CVR is first able to be transferred separately from the share of common stock to which it relates.

Sale or Other Disposition or Conversion of Common Stock

Gain or loss you realize on the sale or other disposition of our common stock (other than a conversion but including a liquidation in the event we do not consummate a business combination within the required time) will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses is subject to limitations. Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year. If a CVR is treated as an offsetting position with respect to a share of our common stock, unless you are treated as having held the common stock for more than one year prior to the day you are treated as acquiring the CVR, your holding period for the common stock will be eliminated on acquiring the CVR and will not begin until the first day on which you no longer hold both the CVR and the common stock. See “—CVRs—Tax Characterization of Positions in Common Stock and CVRs as Straddles” below. It is unclear, however, whether a CVR will be treated as an offsetting position with respect to a share of our common stock during the time period prior to our initial business combination or prior to the date on which that CVR is first able to be transferred separately from that share of common stock. Subject to the discussion of identified straddles in “—CVRs” below, if a CVR is treated as an offsetting position with respect to our common stock, and if you hold a CVR at the time of a sale or other disposition of our common stock, recognition of any loss realized on the sale or other disposition of our common stock generally will be deferred except to the extent such loss exceeds any unrecognized gain with respect to that CVR as of the close of the taxable year in which such loss is realized. Deferred loss may be recognized in succeeding taxable years as such unrecognized gain is recognized or otherwise reduced. See “—CVRs—Tax Characterization of Positions in Common Stock and CVRs as Straddles” for a discussion of the reporting rules applicable to unrecognized gain on straddle positions. The conversion feature of the common stock described under “Proposed Business—Effecting a Business Combination—Conversion rights” conceivably could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination.

If you convert your common stock (including the stapled CVR) into a right to receive cash pursuant to the exercise of a conversion right as described above in “Proposed Business—Effecting a Business Combination—Conversion rights,” the conversion generally will be treated as a sale of common stock described in the preceding paragraph (rather than as a dividend or distribution). The conversion will, however, be treated as a dividend or distribution and taxed as described in “—Dividends and Distributions” above if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, which provide, among other things, that you are deemed to own any shares that you hold a warrant to acquire) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. If you have a relatively minimal stock interest and, taking into account the effect of conversion by other stockholders, your percentage ownership in us is reduced as a result of the conversion, you should generally be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that any reduction in the stockholder’s proportionate interest will constitute a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation. You should consult your tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code and, if you actually or constructively own 5% (or, if our common stock is not then publicly traded, 1%) or more of our common stock before conversion, whether you are subject to special reporting requirements with respect to such conversion.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a warrant, you generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or exchange, you have held the warrant for more than one year. The deductibility of capital losses is subject to limitations.

In general, you should not be required to recognize income, gain or loss upon exercise of a warrant. Your basis in a share of common stock received upon exercise will be equal to the sum of (i) your basis in the warrant and (ii) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants.

If you hold a warrant that expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year.

Constructive Dividends on Warrants

As discussed under “Description of Securities—Dividends,” we do not anticipate that dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you would not receive a cash payment. If the conversion rate were adjusted in certain other circumstances (or in certain circumstances, there were a failure to make adjustments), such adjustments might also result in the deemed payment of a taxable dividend to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

CVRs

Receipt of CVRs. Because each CVR initially will be “stapled” to, and will not be transferable separately from, the share of common stock to which it relates, each CVR may be treated initially for federal income tax purposes as an integral feature of the share of common stock to which it relates, and not as a separate property right or security. Alternatively, because each CVR, by its terms when issued, will be transferable separately from the share of common stock to which it relates commencing on the fourth trading day following consummation of our initial business combination, it is possible that each CVR will be treated for federal income tax purposes as property that is separate from the share of common stock to which it relates from the time of its initial issuance, including during the period for which it cannot be transferred separately from the share of common stock to which it relates.

If a CVR is treated initially as an integral feature of the common stock to which it relates and not as a separate property right or security, such CVR likely will be treated for federal income tax purposes as being distributed to a holder of our common stock acquired in this offering either (i) on the date we consummate our initial business combination (the date on which such holder’s right to transfer such CVR separately from such share of common stock becomes determined) or (ii) on the fourth trading day after we consummate our initial business combination (the first day on which such holder may transfer such CVR separately from such share of our common stock). Such deemed distribution likely would be treated as a dividend for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits, as described above in “—Dividends and Distributions,” rather than as a nontaxable distribution of a right to acquire our stock.

Basis for CVRs Deemed Distributed. If a CVR is deemed for federal income tax purposes to be distributed to a holder of a share of our common stock acquired in this offering, such CVR should have a basis in the hands of that holder equal to the fair market value of that CVR at the time of such deemed distribution.

Tax Characterization of Positions in Common Stock and CVRs as Straddles. If and when a CVR is treated for federal income tax purposes as property that is separate from the share of common stock with respect to which it was issued, because the value of a CVR will vary inversely with the value of a share of common stock, that CVR likely will be treated for federal income tax purposes as an option to sell our common stock. In that event, a share of our common stock and a CVR will be treated as offsetting positions constituting a straddle for federal income tax purposes in the hands of someone who holds both.

Subject to the discussion of identified straddles below, under special rules that apply to straddles, recognition of any loss incurred upon the disposition of any position that is part of a straddle will be deferred, except to the extent such loss exceeds any unrecognized gain in the offsetting position as of the close of the taxable year in which such loss is realized. Deferred loss may be recognized in succeeding taxable years as such unrecognized gain is recognized or otherwise reduced.

Under certain circumstances, taxpayers are required to disclose on IRS Form 6781 each position (whether or not currently part of a straddle) with respect to which, as of the close of the taxable year, there is unrecognized gain and the amount of such unrecognized gain. Generally, except in the case of an identified straddle, loss on a position that is part of a straddle also must be reported on this form to the extent it exceeds the unrecognized gain on an offsetting position. You should consult your tax advisor regarding the applicability of the straddle reporting requirements to your particular circumstances.

In the case of an identified straddle, loss on a position that is part of the straddle is not deferred. Rather, the taxpayer’s basis in each of the offsetting positions in the identified straddle is increased by an amount which bears the same ratio to the loss as the unrecognized gain with respect to such offsetting position bears to the aggregate unrecognized gain with respect to all such offsetting positions. If the application of this rule does not result in an increase in the basis of any offsetting position in the identified straddle, the taxpayer must increase the basis of the offsetting positions in an amount that equals the loss in the identified position and in a manner which is reasonable, consistent with the rule, and consistently applied by the taxpayer. To the extent that a loss on a position that is part of an identified straddle increases the basis of any position that offsets the loss position, such loss cannot otherwise be taken into account for federal income tax purposes. An identified straddle is a straddle (1) that is clearly identified as such on the taxpayer’s records on the day on which the straddle is acquired, (2) the value of each position of which (in the hands of the taxpayer immediately before the creation of the straddle) is not less than the basis of such position in the hands of the taxpayer at the time the straddle is created, and (3) that is not part of a larger straddle.

Interest and other carrying charges allocable to a straddle position that is personal property must be capitalized rather than deducted currently.

Special modified short-sale rules apply in certain circumstances to straddle positions disposed of, in which event loss that might otherwise be characterized as short-term capital loss could instead be characterized as long-term capital loss. In addition, the holding period of any position that is part of a straddle is eliminated and does not begin until the first day on which the position is not part of a straddle, unless the position was held for more than one year before first becoming part of the straddle. As a result, if a holder of a share of our common stock is deemed to receive a distribution of a CVR that is treated as property separate from the stock, the holding period for that CVR will not begin until the first day that holder no longer holds the stock as an offsetting position with respect to that CVR.

Sale of CVRs. If you sell a CVR, any gain or loss realized will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the CVR sold and the amount realized on the sale. Any capital gain or loss you realize on a sale of a CVR generally will be short-term capital gain or loss if your holding period for the CVR is one year or less, except that if, at the time you are deemed to acquire the CVR, you had held a share of our common stock for more than a year, any loss on the sale of the CVR would be long-term capital loss. The deductibility of capital losses is subject to limitations. Subject to the discussion of identified straddles above in “—Tax Characterization of Positions in Common Stock and CVRs as Straddles,” if you hold the CVR at the time of its sale as an offsetting position in respect of a share of our common stock and you continue to hold that share after the sale of the CVR, recognition of any loss realized on the sale of the CVR will be deferred except to the extent such loss exceeds any unrecognized gain with respect to that share as of the close of the taxable year in which such loss is realized. Deferred loss may be recognized in succeeding taxable years as such unrecognized gain is recognized or otherwise reduced.

Receipt of CVR Consideration. Upon receipt of CVR Consideration, you will be treated as having sold the CVR, and you will realize gain or loss in an amount equal to the difference between the amount of the CVR Consideration and your basis in the CVR. The characterization of the gain or loss as short-term or long-term and the timing of the recognition of the loss in the case of receipt of CVR Consideration would be the same as in the case of the sale of a CVR, as discussed above in “—Sale of CVRs.” If the CVR Consideration is paid in shares of our common stock, the amount of the CVR Consideration will be the fair market value of those shares. Your basis in those shares will equal their fair market value, and the holding period for those shares will begin on the day after the payment date.

Expiration of CVRs. In the event that a CVR expires and the CVR Consideration is zero, your loss will equal your basis in the CVR. The characterization of the loss as short-term or long-term and the timing of the recognition of the loss in the case of an expiration of a CVR is the same as in the case of its sale, as discussed above in “—Sale of CVRs.”

THE U.S. FEDERAL TAX TREATMENT OF THE CVRs IS UNCERTAIN. PROSPECTIVE PURCHASERS OF UNITS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE TAX TREATMENT TO THEM OF THE ACQUISITION AND SALE OR EXPIRATION OF CVRs, AND OF THE RECEIPT OF CVR CONSIDERATION, IF ANY.

Non-U.S. Holders

This section is addressed to non-U.S. holders of our securities. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner (other than a partnership) that is not a U.S. holder, except that a “non-U.S. holder” does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of our securities.

Dividends and Distributions

As discussed under “Description of Securities—Dividends,” we do not anticipate that dividends will be paid in the foreseeable future. If we were to pay taxable dividends to you with respect to your shares of common stock (including any deemed distributions treated as a dividend on the warrants as described in the last paragraph of “U.S. Holders—Constructive Dividends on Warrants” above), those dividends generally would be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless you were eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provided proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any withholding tax attributable to deemed dividends could be collected from other amounts payable or distributable to you.

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment maintained by you) generally will not be subject to U.S. withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Sale or Other Disposition of Securities

You generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our securities (including a conversion of your common stock into a right to receive cash that is not treated as a taxable dividend, as described above in “—U.S. Holders—Sale or Other Disposition or Conversion of Common Stock”) unless:

•

the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment you maintain); or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

We believe we are not and do not anticipate becoming a U.S. real property holding corporation.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons, subject to an applicable treaty providing otherwise. If you are a corporation, the branch profits tax also may apply to such effectively connected gain.

A conversion of your common stock into a right to receive cash pursuant to a conversion right that is treated as a taxable dividend because your percentage ownership in us is not treated for U.S. tax purposes as having been meaningfully reduced, as described above in “—U.S. Holders—Sale or Other Disposition or Conversion of Common Stock,” will be taxed as described in “—Dividends and Distributions” above.

Proposed Treasury Department regulations under Section 1441 of the Code provide an escrow procedure that a withholding agent is to follow while determining for federal income tax purposes whether a payment made after December 31, 2008, in redemption of stock held by a foreign shareholder should be treated as a dividend subject to withholding. You should consult your tax advisor regarding the potential applicability to you of the escrow procedure under these proposed regulations.

Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, units (and components thereof) will be treated as U.S. situs property subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of securities. U.S. holders must provide appropriate certification to avoid U.S. federal backup withholding.

If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS in a timely manner.

UNDERWRITING

Lazard Capital Markets LLC is acting as sole bookrunning manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriters	Number of Units
Lazard Capital Markets LLC

Total	20,000,000

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $                , per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $                , per unit on sales to other dealers. If all of the units are not sold to the public at the initial offering price, the representative may change the public offering price and the other selling terms. Lazard Capital Markets LLC has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 3,000,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

Our founding stockholders have agreed, subject to certain limited exceptions, not to sell or transfer any of the initial shares until one year after the date on which we complete our initial business combination, and Grail Chalice SPAC Holdings has agreed, subject to certain limited exceptions, not to sell or transfer any of the insider warrants (including the underlying shares) until the later of                         , 2009 [one year from the date of this prospectus] and 90 days after we complete our initial business combination.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the representative. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We have applied to have the units listed on the American Stock Exchange under the symbol “GPL.U” and, once the warrants and subunits begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “GPL.WS” and “GPL.U.S,” respectively. Upon separation of the subunits, our shares of common stock and CVRs are expected to trade on the American Stock Exchange under the symbols “GPL” and “GPL.    ”, respectively. We cannot assure you that our securities will be listed, and, if listed, that our securities will continue to be listed on the American Stock Exchange.

The following table shows the total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Grail Investment Corp.
	No Exercise	Full Exercise
Per Unit	$0.70	$0.70
Total	$14,000,000	$16,100,000

The amounts paid by us in the table above include $6,000,000 in deferred underwriting discounts and commissions (or $6,900,000 million if the over-allotment option is exercised in full), an amount equal to 3.0% of the gross proceeds of this offering, which will be placed in the trust account until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

Pursuant to Regulation M promulgated under the Exchange Act, the distribution will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Accordingly, the distribution of the units in this offering will be completed once all the units have been sold, there are no more selling efforts, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. Rules of the SEC may limit the ability of the underwriters to bid for or purchase units before the distribution of the units is completed. Because the underwriters have agreed that they may only exercise the over-allotment option to cover any short position that the underwriters may have, the exercise of the over-allotment option by the underwriters will not affect the completion of the distribution.

In connection with the offering, Lazard Capital Markets LLC, on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $605,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

Dechert LLP, Washington, D.C., is acting as counsel for us in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. Davis Polk & Wardwell, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Rothstein, Kass & Company, P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Rothstein, Kass & Company, P.C. are included in reliance upon their report given upon the authority of Rothstein, Kass & Company, P.C. as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. While we do not have a website with available filings, you can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities

GRAIL INVESTMENT CORP.

(A CORPORATION IN THE DEVELOPMENT STAGE)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Grail Investment Corp.

We have audited the accompanying balance sheet of Grail Investment Corp. (a corporation in the development stage) as of May 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the period from December 13, 2007 (date of inception) to May 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grail Investment Corp. as of May 31, 2008, and the results of its operations and its cash flows for the period from December 13, 2007 (date of inception) to May 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

July 2, 2008

GRAIL INVESTMENT CORP.

(A CORPORATION IN THE DEVELOPMENT STAGE)

BALANCE SHEET

May 31, 2008

ASSETS
Current assets:
Cash	$132,225
Non-current assets:
Deferred offering costs	472,568
Prepaid Assets	450

Total assets	$605,243

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accrued offering costs	$382,000
Note payable	200,000

Total liabilities	582,000

Commitments and contingencies
Stockholders’ equity:
Preferred Stock, par value $.0001 per share, 1,000,000 shares authorized; none issued or outstanding	—
Common stock, par value $.0001 per share, 60,000,000 shares authorized; 4,058,824 shares issued and outstanding(1)	406
Additional paid in capital	24,594
Deficit accumulated during the development stage	(1,757)

Total stockholders equity	23,243

Total liabilities and stockholders’ equity	$605,243

(1)	This includes an aggregate of up to 529,412 shares of common stock subject to forfeiture by the Founding Stockholders to the extent that the underwriters’ over-allotment option is not exercised, so that the Founding Stockholders collectively own 15% of the issued and outstanding shares of common stock after the proposed offering.

The accompanying notes are an integral part of these financial statements.

GRAIL INVESTMENT CORP.

(A CORPORATION IN THE DEVELOPMENT STAGE)

STATEMENT OF OPERATIONS

For the Period from December 13, 2007 (date of inception) to May 31, 2008

Revenue	$—

Formation and operating costs	1,757

Net loss	$(1,757)

Weighted average number of common shares outstanding - basic and diluted	5,660,991

Net loss per common share—basic and diluted	$(0.00)

The accompanying notes are an integral part of these financial statements.

GRAIL INVESTMENT CORP.

(A CORPORATION IN THE DEVELOPMENT STAGE)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the Period from December 13, 2007 (date of inception) to May 31, 2008

	Common Stock			Additional paid-in capital(1)	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Shares		Amount
Balances at December 13, 2007 (date of inception)	—		$—	$—	$—	$—
Common shares issued to the founding stockholders at inception at approximately $0.004 per share	5,750,000		575	24,425	—	25,000
Revision to effect reduction in founders shares issued at inception	(1,691,176)		(169)	169	—	—
Net loss					(1,757)	(1,757)

Balance at May 31, 2008	4,058,824	(1)	$406	$24,594	$(1,757)	$23,243

(1)	This includes an aggregate of up to 529,412 shares of common stock subject to forfeiture by the Founding Stockholders to the extent that the underwriters’ over-allotment option is not exercised, so that the Founding Stockholders collectively own 15% of the issued and outstanding shares of common stock after the proposed offering.

The accompanying notes are an integral part of these financial statements.

GRAIL INVESTMENT CORP.

(A CORPORATION IN THE DEVELOPMENT STAGE)

STATEMENT OF CASH FLOWS

For the Period from December 13, 2007 (date of inception) to May 31, 2008

Cash flows from operating activities:
Net loss	$(1,757)
Adjustment to reconcile net loss to net cash used in operating activities:
Increase in prepaid expenses	(450)

Net cash used in operating activities	(2,207)

Cash flows from financing activities:
Payments of offering costs	$(90,568)
Proceeds from sale of shares of common stock	25,000
Proceeds from note payable to stockholder	200,000

Net cash provided by financing activities	134,432

Net increase in cash	132,225
Cash at beginning of period	—

Cash at end of period	$132,225

Supplemental disclosure of non cash financing activity:
Accrual of deferred offering costs	$382,000

The accompanying notes are an integral part of these financial statements.

Grail Investment Corp.

(a corporation in the development stage)

May 31, 2008

Notes To Financial Statements

Note 1—Organization and Business Operations

Grail Investment Corp. (a corporation in the development stage) (the “Company”) is a newly organized blank check company incorporated on December 13, 2007, under the Laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar transaction, including a joint venture or obtaining a majority interest through contractual arrangements, with an existing business in the financial services industry (excluding depositary institutions). The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7 Accounting and Reporting by Development Stage Enterprises and is subject to the risks associated with activities of development stage companies.

At May 31, 2008, the Company had not yet commenced any operations nor generated any revenue to date. All activity through May 31, 2008 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 20,000,000 units (“Units”) which is discussed in Note 3 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business in the financial services industry (excluding depositary institutions) (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $9.86 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds that meet certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest only in government securities until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third-party claims against the Company. Although the Company will seek to have all vendors and service providers (which would include any third parties engaged to assist in any way in connection with a search for a target business) and prospective target businesses the Company negotiates with, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. There is also no guarantee that, even if such entities were to execute such agreements, they will not seek recourse against the Trust Account or that a court would not conclude that such agreements are not legally enforceable. Accordingly, the proceeds held in trust could be subject to claims, which could take priority over those of our Public Stockholders. The Company’s founding stockholders (“Founding Stockholders”) have agreed to be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that it will be able to satisfy those obligations. Furthermore, the Company cannot assure the Public Stockholders that, if the Company liquidates, they will receive upon liquidation not less than $9.86 per share, plus interest, due to such claims. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $2,800,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional amounts may be released to the Company as necessary to satisfy tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 30% or more of the

Grail Investment Corp.

(a corporation in the development stage)

May 31, 2008

Notes To Financial Statements—(Continued)

shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights on a cumulative basis, as described below, the Business Combination will not be consummated. All of the Company’s Founding Stockholders prior to the Proposed Offering, including all of the directors of the Company who own shares, have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination or an amendment to the Company’s amended and restated certificate of incorporation to extend the Company’s corporate existence by up to an additional six months. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination or an extension of the time period within which the Company must complete a Business Combination that is approved and consummated or extension, as applicable, any Public Stockholder who voted against the Business Combination or extension, as applicable, may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering less the number of shares already converted. Accordingly, Public Stockholders holding 30% of the aggregate number of shares owned by all Public Stockholders minus one share may seek conversion of their shares on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, to approve an amendment to the Company’s amended and restated certificate of incorporation to extend its corporate existence by up to an additional six months. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the common shares held by Founding Stockholders.

The Company’s Certificate of Incorporation provides that the Company will continue in existence only until 24 months from the Effective Date of the Proposed Offering (or 30 months from the Effective Date of the Proposed Offering if stockholders approve an amendment to the Company’s amended and restated certificate of incorporation to extend its corporate existence by up to an additional six months). In the event that stockholders owning 30% of more of the shares sold in the Proposed Offering vote against an amendment to the Company’s amended and restated certificate of incorporation to extend the Company’s corporate existence by up to six months, the amendment will not be effected. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will be dissolved and liquidated for the purposes of winding up its affairs. In the event of liquidation, only the Public Stockholders will be entitled to receive liquidating distributions. In addition, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering (“IPO”) price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3). In connection with any proposed Business Combination submitted for stockholder approval, the Company will also submit to stockholders a proposal to amend its Certificate of Incorporation to provide for the Company’s perpetual existence, thereby removing this limitation on the Company’s corporate life.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Grail Investment Corp.

(a corporation in the development stage)

May 31, 2008

Notes To Financial Statements—(Continued)

Development Stage Company

The Company complies with the reporting requirements for SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Concentration of Credit Risk

The Company maintains cash in a bank deposit account which, at times, may exceed federal depository insurance coverage (“FDIC”) limits. The Company has not experienced any losses on this account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments,” approximates their carrying amounts represented in the accompanying balance sheet.

Deferred Offering Costs

The Company complies with the provisions of SEC Staff Accounting Bulletin (“SAB”) Topic 5A- “Expenses of Offering.” Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the proposed public offering or expensed if the offering is not completed. As of May 31, 2008, the Company has incurred $472,568 of deferred offering cost.

Deferred Income Taxes

The Company complies with SFAS 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statements and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. As of May 31, 2008, the Company has provided a full valuation allowance against the deferred tax benefit related to its net loss.

The Company also complies with the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (FIN 48”). There were no unrecognized tax benefits as of May 31, 2008. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax provision must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at May 31, 2008. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Earnings Per Common Share

Basic loss per common share is computed as net loss applicable to common stockholders divided by the weighted-average number of common shares outstanding for the period. Diluted loss per common share reflects

Grail Investment Corp.

(a corporation in the development stage)

May 31, 2008

Notes To Financial Statements—(Continued)

the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For the period from December 13, 2007 (date of inception) to May 31, 2008, the Company had no potentially diluted securities. The Company reported a net loss for the period from December 13, 2007 (date of inception) to May 31, 2008 and, as a result, diluted loss per common share is the same as basic loss per common share, as any potentially diluted securities would become anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recently Adopted Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. In February 2008, FASB issued FASB Staff Position No. 157-2, “Effective Date of FASB Statement No. 157” (“FSP No. 157-2”), which delayed the effective date of SFAS No. 157 for certain non-financial assets and non-financial liabilities to fiscal years beginning after November 15, 2008 and interim periods within those fiscal year. The Company adopted SFAS No. 157 for financial assets and liabilities on January 1, 2008. SFAS No. 157 did not have any material impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits entities to choose to measure many financial instruments at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The Company adopted SFAS No. 159 on January 1, 2008. The adoption of SFAS No. 159 did not have any material impact on the Company’s financial statement.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141R”). SFAS No. 141R provides guidance on how acquirers recognize and measure the consideration transferred, identifiable assets acquired, liabilities assumed, noncontrolling interests, and goodwill acquired in a business combination. SFAS No. 141R also expands required disclosures surrounding the nature and financial effects of business combinations. SFAS No. 141R is effective for fiscal years beginning after December 15, 2008. The Company is evaluating the impact of this standard and will evaluate its impact on any acquisitions that would occur after the effective date.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS 160”), which requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity; the inclusion of the amount of net income attributable to the noncontrolling interest in consolidated income on the face of the income statement; and a parent to recognize a gain or loss in net income when a

Grail Investment Corp.

(a corporation in the development stage)

May 31, 2008

Notes To Financial Statements—(Continued)

subsidiary is deconsolidated. SFAS 160 will be effective for the fiscal years beginning on or after December 15, 2008. We are currently evaluating the impact of adopting SFAS 160 on our financial position, cash flows, and results of operations.

The Company does not believe that any other recently issued, but not yet effective accounting pronouncements, if currently adopted would have a material effect on the accompanying financial statements.

Note 3—Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 20,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 3,000,000 units solely to cover over-allotments, if any). Each Unit consists of one subunit and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each subunit consists of one share of our common stock and one contingent value right, or CVR, which entitles the holder to receive shares of our common stock or the cash value thereof, at the sole option of the Company, if the arithmetic average of the daily volume weighted average price of our common stock for the twenty days following the one year anniversary of the consummation of our initial business combination is less than $11.00 per share, as described more fully in the form of registration statement. If the Company settles the CVRs in shares of the Company’s common stock, delivery of the shares upon settlement will be exempt from registration under the Securities Act pursuant to Section 3(a)(9) of such Act. The share of common stock and the CVR comprising each subunit will not be separable, and will trade only as a subunit, until the open of trading on the fourth trading day after we consummate our initial business combination. On the day after the consummation of our business combination, each subunit will automatically separate into one share of common stock and one CVR and the subunits will cease trading. Consequently, at that time each unit will consist of one share of common stock, one warrant and one CVR, each of which can be separately traded.

Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a Business Combination or one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants (including the Insider Warrants), in whole and not in part, at a price of $.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the shares of common stock issuable upon exercise of the Warrants from the date the Warrants become exercisable and to maintain a current prospectus relating to such common stock until the Warrants expire or are redeemed. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective or current at the time of exercise.

Additionally, in the event that a registration is not effective or current at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. The Company will pay the underwriters in the Proposed Offering an underwriting discount and commissions of 7% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 3% of the underwriting discounts and commissions will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

Grail Investment Corp.

(a corporation in the development stage)

May 31, 2008

Notes To Financial Statements—(Continued)

Note 4—Note Payable, Stockholders

The Company has an unsecured promissory note in an aggregate principal amount of $200,000 due to Grail Chalice SPAC Holdings LLC (“GCH”), a company jointly-owned by Grail Partners LLC and The Chalice Fund, L.P., which was issued on December 28, 2007. The note is non-interest bearing and payable on the earlier of December 28, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

Note 5—Commitments and Contingencies

Commencing with the consummation of the Proposed Offering, Grail Partners LLC, the corporate sponsor of the Company, will be paid a monthly fee of $10,000 for general and administrative services including office space, utilities and secretarial support, until the Company consummates a Business Combination.

Pursuant to letter agreements, which the Founding Stockholders will enter into with the Company and the underwriters, the Founding Stockholders will waive their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

GCH has committed to purchase a total of 6,000,000 Warrants (“Insider Warrants”) at $1.00 per Warrant (for an aggregate purchase price of $6,000,000) privately from the Company. This purchase will take place simultaneously with the consummation of the Proposed Offering. The Company believes the purchase price of $1.00 per Insider Warrant will approximate or exceed the fair value of such warrants on the date of purchase and accordingly no compensation expense is anticipated to be recognized with respect to the issuance of the Insider Warrants. However, the actual fair value of the Insider Warrants and any stock-based compensation will be determined on the date of issuance. All of the proceeds received from the purchase will be placed in the Trust Account.

The Founding Stockholders and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares or Insider Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the date on which their shares will cease to be subject to the transfer restrictions. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Founding Stockholders and holders of the Insider Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination. In no event will the Company be required to net cash settle the warrant exercise.

There is no material litigation currently pending against the Company or any member of our management team in their capacity as such.

Note 6—Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Grail Investment Corp.

(a corporation in the development stage)

May 31, 2008

Notes To Financial Statements—(Continued)

Note 7—Common Stock

The Company is authorized to issue 60,000,000 shares of common stock with a par value of $0.0001 per share.

Effective December 28, 2007, the Company issued 5,750,000 shares of common stock to the Founding Stockholders for an aggregate of $25,000 in cash, at a purchase price of approximately $0.004 per share. This included an aggregate of up to 750,000 shares of common stock that are subject to forfeiture by the Founding Stockholders to the extent that the over-allotment option is not exercised by the underwriters. These holders will be required to forfeit only a number of securities necessary to maintain their collective 20% ownership interest (not including any securities purchased in the Proposed Offering) in the Company’s common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option.

On May 23, 2008 The Founding Stockholders forfeited 1,691,176 shares of common stock to effect a reduction of their collective ownership from 20% to 15%. No change was made to their purchase price resulting in an effective purchase price of approximately $0.006 per share.

The Founding Stockholders’ common stock is identical to the shares of common stock included in the units being sold in the Proposed Offering, except that:

•	it is subject to the transfer restrictions described below;

•

the Founding Stockholders have agreed to vote it in the same manner as a majority of the Public Stockholders in connection with the vote required to approve a Business Combination, an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence and an amendment, if any, to the Company’s amended and restated certificate of incorporation to extend the Company’s corporate existence by up to an additional six months;

•	the Founding Stockholders will not be able to exercise conversion rights granted to the Public Stockholders with respect to it; and

•	the Founding Stockholders have waived their rights to participate in any liquidation distribution with respect to it if the Company fails to consummate a Business Combination.

•	it is subject to forfeiture related to the contingent value rights (“CVR”). The CVR could cause the Founding Stockholders to forfeit up to almost 2 million shares under certain conditions.

The Founding Stockholders have agreed, except in limited circumstances, not to sell or otherwise transfer any of the 4,058,024 shares of common stock until one year after the completion of a Business Combination. During this period, the Founding Stockholders will not be able to sell or transfer such shares of common stock except (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) with respect to up to one-third of such shares held by them, by private sales made at or prior to the consummation of a Business Combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the same transfer restrictions.

The Insider Warrants will not be transferable or salable by the purchaser (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions) until 90 days after the Company completes a business combination, and may be exercised on a cashless basis and will be non-redeemable by the Company so long as they are held by the purchaser or its permitted transferees. In addition, commencing on the date they become exercisable, the Insider Warrants and the underlying shares of common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With the exception of the terms noted above, the Insider Warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Until                     , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$200,000,000

Grail Investment Corp.

20,000,000 Units

PROSPECTUS

LAZARD CAPITAL MARKETS

                    , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ Fee	$1,000	(1)
SEC Registration Fee	15,818
FINRA Filing Fee	40,750
American Stock Exchange Filing and Listing Fees	70,000
Accounting Fees and Expenses	60,000
Printing and Engraving Expenses	65,000
Directors & Officers Liability Insurance Premiums	180,000	(2)
Legal Fees and Expenses	350,000
Miscellaneous	2,432	(3)

Total	$785,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company an administration fee of $3,500 and annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock and $2,400 for acting as warrant agent for the registrant’s warrants.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Section 9.2 of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Grail Chalice SPAC Holdings LLC	5,750,000

Such shares were issued on December 28, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to an accredited entity. The shares issued to the entity above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.004 per share.

On January 9, 2008, Grail Chalice SPAC Holdings LLC sold an aggregate of 100,000 shares of common stock to Peter L. Clark and Michael E. Fisher at the same purchase price they paid for such shares. On February 11, 2008, Grail Chalice SPAC Holdings LLC sold an aggregate of 100,000 shares of common stock to Steven M. Gluckstern and William J. Raver at the same purchase price it paid for such shares. The following table reflects the current record ownership of our outstanding securities:

Stockholders	Number of Shares
Grail Chalice SPAC Holdings LLC	5,550,000
Peter L. Clark	50,000
Michael E. Fisher	50,000
Steven M. Gluckstern	50,000
William J. Raver	50,000

In addition, Grail Chalice SPAC Holdings LLC has committed to purchase from us 6,000,000 warrants at $1.00 per warrant (for an aggregate purchase price of $6,000,000). This purchase will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the warrants undertaken by Grail Chalice SPAC Holdings LLC was made pursuant to a Warrant Subscription Agreement, dated as of December 28, 2007 (the form of which has been filed as Exhibit 10.6 to the Registration Statement on Form S-1). Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by Grail Chalice SPAC Holdings LLC are conditions outside of the investor’s control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation.

3.2	By-laws.**

4.1	Specimen Unit Certificate.

4.2	Specimen Common Stock Certificate.**

4.3	Specimen Warrant Certificate.**

Exhibit No.	Description
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

4.5	Specimen Subunit Certificate.

4.6	Specimen Contingent Value Right Certificate.

5.1	Opinion of Dechert LLP.*

10.1	Form of Letter Agreement among the Registrant and each officer, director and founding stockholder.*

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

10.3	Form of Letter Agreement between Grail Partners LLC and Registrant.**

10.4	Form of Promissory Note issued to Grail Chalice SPAC Holdings LLC.**

10.5	Form of Registration Rights Agreement among the Registrant and the Founding Stockholders.**

10.6	Form of Warrant Subscription Agreement between the Registrant and Grail Chalice SPAC Holdings LLC.**

10.7	Form of Stock Purchase Agreement between the Registrant and Grail Chalice SPAC Holdings LLC.**

10.8	Form of Indemnification Agreement between the Registrant and each officer and director.**

10.9	Amendment No. 1 to Stock Purchase Agreement between the Registrant and Grail Chalice SPAC Holdings LLC.

14	Form of Code of Ethics.**

23.1	Consent of Rothstein, Kass & Company, P.C.

23.2	Consent of Dechert LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney from Donald H. Putnam, John C. Siciliano, J. Clarke Gray, Peter L. Clark and Michael E. Fisher.**

24.2	Powers of Attorney from Steven M. Gluckstern and William J. Raver.**

99.1	Form of Audit Committee Charter.**

99.2	Form of Nominating Committee Charter.**

*	To be filed by amendment
**	Previously filed

Item 17.     Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of July 2008.

GRAIL INVESTMENT CORP.

By:	/s/ JOHN C. SICILIANO
	Name:	John C. Siciliano
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

* Donald H. Putnam	Chairman of the Board	July 25, 2008

/S/ JOHN C. SICILIANO John C. Siciliano	President and Chief Executive Officer (Principal Executive Officer)	July 25, 2008

/S/ J. CLARKE GRAY J. Clarke Gray	Chief Financial Officer (Principal Financial and Accounting Officer)	July 25, 2008

* Peter L. Clark	Director	July 25, 2008

* Michael E. Fisher	Director	July 25, 2008

* Steven M. Gluckstern	Director	July 25, 2008

* William J. Raver	Director	July 25, 2008

*By:	/S/ J. CLARKE GRAY
J. Clarke Gray Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation.

3.2	By-laws.**

4.1	Specimen Unit Certificate.

4.2	Specimen Common Stock Certificate.**

4.3	Specimen Warrant Certificate.**

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

4.5	Specimen Subunit Certificate.

4.6	Specimen Contingent Value Right Certificate.

5.1	Opinion of Dechert LLP.*

10.1	Form of Letter Agreement among the Registrant and each officer, director and founding stockholder.*

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

10.3	Form of Letter Agreement between Grail Partners LLC and Registrant.**

10.4	Form of Promissory Note issued to Grail Chalice SPAC Holdings LLC.**

10.5	Form of Registration Rights Agreement among the Registrant and the Founding Stockholders.**

10.6	Form of Warrant Subscription Agreement between the Registrant and Grail Chalice SPAC Holdings LLC.**

10.7	Form of Stock Purchase Agreement between the Registrant and Grail Chalice SPAC Holdings LLC.**

10.8	Form of Indemnification Agreement between the Registrant and each officer and director.**

10.9	Amendment No. 1 to Stock Purchase Agreement between the Registrant and Grail Chalice SPAC Holdings LLC.

14	Form of Code of Ethics.**

23.1	Consent of Rothstein, Kass & Company, P.C.

23.2	Consent of Dechert LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney from Donald H. Putnam, John C. Siciliano, J. Clarke Gray, Peter L. Clark and Michael E. Fisher.**

24.2	Powers of Attorney from Steven M. Gluckstern and William J. Raver.**

99.1	Form of Audit Committee Charter.**

99.2	Form of Nominating Committee Charter.**

*	To be filed by amendment
**	Previously filed